Prospectus Supplement to Base Prospectus Dated July 12, 2006
$1,082,509,000
SLM Student Loan Trust 2006-6
Issuing Entity
SLM Funding LLC
Depositor
Sallie Mae, Inc.
Sponsor, Servicer and Administrator
Student Loan-Backed Notes
On July 20, 2006, the trust will issue the following classes of notes offered by this prospectus supplement:

Class	Principal	Interest Rate	Maturity

Floating Rate Class A-1 Notes	$501,000,000	3-month LIBOR minus 0.01%	October 25, 2018
Floating Rate Class A-2 Notes	$280,000,000	3-month LIBOR plus 0.08%	October 25, 2022
Floating Rate Class A-3 Notes	$254,843,000	3-month LIBOR plus 0.11%	October 27, 2025
Floating Rate Class B Notes	$46,666,000	3-month LIBOR plus 0.21%	January 25, 2041

The trust will also issue one class of floating rate EURIBOR-based notes, the class A-4 notes, which are not being offered by this prospectus supplement. We are including information about the class A-4 notes solely to provide a better understanding of the offered notes.
The trust will make payments quarterly, beginning on October 25, 2006, primarily from collections on a pool of consolidation student loans. Interest and principal will be paid to the applicable noteholders quarterly on the 25th day of each January, April, July and October. In general, the trust will pay principal, sequentially, to the class A-1 through class A-4 notes, in that order, until each such class is paid in full. The class B notes will not receive principal until the stepdown date, which is expected to be the July 2012 distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes and the reserve account. The trust will also make a deposit into the capitalized interest account, which will be available for a limited period of time. The interest rate on each class of the offered notes is determined by reference to LIBOR. A description of how LIBOR is determined appears in the base prospectus under “Additional Information Regarding the Securities — Determination of Indices— LIBOR.”
We are offering the offered notes through the underwriters when and if issued. Application has been made for the offered notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.
We are not offering the offered notes in any state or other jurisdiction where the offer is prohibited.

You should consider carefully the risk factors on page S-21 of this prospectus supplement and on page 20 of the base prospectus.

The notes are asset- backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

		Underwriting	Proceeds to
	Price to Public	Discount	Depositor

Per Floating Rate Class A-1 Note	100.0%	0.175%	99.825%
Per Floating Rate Class A-2 Note	100.0%	0.205%	99.795%
Per Floating Rate Class A-3 Note	100.0%	0.230%	99.770%
Per Floating Rate Class B Note	100.0%	0.300%	99.700%

We expect the proceeds to the depositor from the sale of the offered notes to be $1,080,332,113 before deducting expenses payable by the depositor estimated to be $965,092 and certain deposits to be made by the trust.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this prospectus supplement or the base prospectus is accurate or complete. Any contrary representation is a criminal offense.

Joint Book-Runners

Barclays Capital	Credit Suisse	Morgan Stanley

July 12, 2006

Page
Summary of Terms	S-1
• Issuing Entity	S-1
• Depositor	S-1
• Sponsor, Servicer and Administrator	S-1
• Indenture Trustee	S-1
• Eligible Lender Trustee	S-1
• The Notes	S-1
• EURIBOR Notes	S-2
• Dates	S-2
• Information About the Trust Student Loans	S-2
• Information About the Notes	S-3
• Indenture Trustee and Paying Agent	S-6
• Luxembourg Paying Agent	S-6
• Eligible Lender Trustee	S-6
• Administrator	S-6
• Information About the Trust	S-7
• Administration of the Trust	S-12
• Termination of the Trust	S-15
• Currency Swap	S-17
• Excess Distribution Certificateholder	S-18
• Tax Considerations	S-18
• ERISA Considerations	S-18
• Ratings of the Notes	S-19
• Listing Information	S-19
• Risk Factors	S-19
• Identification Numbers	S-19
• Risk Factors	S-21
• The Notes Are Not Suitable Investments For All Investors	S-21
• Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A Greater Risk Of Loss	S-21
• Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due To The Variability Of Cashflows
S-22
• Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Depleted, There May Be Shortfalls In Distributions To Noteholders	S-22
• The Characteristics Of The Trust Student Loans May Change	S-23
• Because The Initial Principal Balance Of The Notes Exceeds The Balance Of Certain of The Trust Assets, You May Be Adversely Affected By A High Rate Of Prepayments	S-23
• Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal And Interest On Your Notes	S-24
• Certain Actions Can Be Taken Without Noteholder Approval	S-24
• The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes	S-25
• The Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service	S-25
• Your Notes Will Have A Greater Risk If The Currency Swap Terminates	S-25
Defined Terms	S-27
Currency Presentation	S-27
Formation of the Trust	S-27
• The Trust	S-27
• Capitalization of the Trust	S-29

i

BASE PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS
     We provide information to you about the offered notes in two separate sections of this document that provide progressively more detailed information. These two sections are:
•	the accompanying base prospectus, which begins after the end of this prospectus supplement and provides general information, some of which may not apply to your particular class of notes; and

•	this prospectus supplement, which describes the specific terms of the notes being offered.
     We have not authorized anyone to provide you with different information.
     We sometimes refer to the accompanying prospectus as the base prospectus or the prospectus. You should read both the base prospectus and this prospectus supplement to understand the notes.
     For your convenience, we include cross-references in this prospectus supplement and in the base prospectus to captions in these materials where you can find related information.
NOTICE TO INVESTORS
     The offered notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

     Application has been made for the offered notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market. We cannot assure you that the application will be granted. You should consult with Deutsche Bank Luxembourg SA, the Luxembourg listing agent for the offered notes, to determine their status.
FORWARD-LOOKING STATEMENTS
     Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

v

SUMMARY OF PARTIES
TO THE TRANSACTION*

*	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement for a further description.

**	Each of these entities is a direct or indirect wholly-owned subsidiary of SLM Corporation.

PAYMENT FLOWS
AND DELIVERIES

SLM FUNDING LLC
Loans for $
$ for Loans
SLM Education Credit Finance Corporation
$ for Loans
Loans for $
VG Funding, LLC (and Interim Eligible Lender Trustee for VG Funding)
$ for Loans
Loans for $
SLM Student Loan Trust 2006–6
Notes for $/€
$/€ for Notes
Underwriters
Legal Title for Loans
Legal Title for Loans
Interim Eligible Lender Trustee (for SLM Funding)
Quarterly Distributions of $ (on behalf of EURIBOR-based notes)
Quarterly Distributions of $ (on behalf of LIBOR-based notes)
Swap Counterparty
Legal Title for Loans
$/€ for Notes
Notes for $/€
Quarterly Distributions of € (on behalf of EURIBOR-based notes)
Eligible Lender Trustee (for the Trust)
Quarterly Distributions of $ to Investors
Indenture Trustee
Investors
Quarterly Distributions of € to Investors
London Paying Agent and/or Luxembourg Paying Agent

SUMMARY OF TERMS
     This summary highlights selected information about the offered notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached base prospectus. You should read the full description of this information appearing elsewhere in this document and in the base prospectus to understand all of the terms of the offering of the offered notes.
ISSUING ENTITY
SLM Student Loan Trust 2006-6 is a Delaware statutory trust. It was formed on March 10, 2006, under a trust agreement dated as of March 9, 2006. Its principal address is in care of the eligible lender trustee, at Christiana Center/OP4 500 Stanton Christiana Road, Newark, Delaware 19713. We sometimes refer to the issuing entity as the trust.
DEPOSITOR
SLM Funding LLC, which is a Delaware limited liability company. Its principal address is 12061 Bluemont Way, V3419, Reston, Virginia 20190.
SPONSOR, SERVICER AND ADMINISTRATOR
Sallie Mae, Inc., which is a Delaware corporation. Its principal address is 12061 Bluemont Way, Reston, Virginia 20190.
Sallie Mae, Inc. is an affiliate of the depositor and each seller.
INDENTURE TRUSTEE
Deutsche Bank Trust Company Americas, which is a New York banking corporation. Its principal trust address is 60 Wall Street, New York, New York 10005.
ELIGIBLE LENDER TRUSTEE
Chase Bank USA, National Association, which is a national banking association. Its principal Delaware trust address is Christiana Center/OP4 500 Stanton Christiana Road, Newark, Delaware 19713.
THE NOTES
The trust is offering the following classes of notes, which are debt obligations of the trust:
Offered Class A Notes:
•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $501,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $280,000,000; and

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $254,843,000
Class B Notes:
•	Floating Rate Class B Student Loan-Backed Notes in the amount of $46,666,000.

EURIBOR NOTES
The trust is also issuing EURIBOR Class A-4 Student Loan-Backed Notes in the amount of €372,000,000. The class A-4 notes are not being offered by this prospectus supplement. The U.S. Dollar equivalent of the initial principal amount of the class A-4 notes will be $473,000,000, using an exchange rate of $1.27150537634 = €1.00.
We sometimes refer to the class A-1 notes through class A-4 notes, inclusive, as the class A notes. We also sometimes refer to the class A and the class B notes, collectively, as the notes. We also sometimes refer to the class A-1, class A-2 and class A-3 notes, collectively, as the LIBOR-based class A notes, which together with the class B notes are sometimes collectively referred to as the LIBOR-based notes or the offered notes. We also sometimes refer to the class A-4 notes as the EURIBOR-based notes or the EURIBOR-based class A notes.
DATES
The closing date for this offering is July 20, 2006.
The information about the initial trust student loans in this prospectus supplement is calculated and presented as of June 14, 2006. We refer to this date as the statistical cutoff date.
The cutoff date for the pool of initial trust student loans will be the closing date. We sometimes refer to this date as the initial cutoff date.
The trust will be entitled to receive all collections and proceeds on the initial trust student loans on or after the closing date.
A distribution date for each class of notes is the 25th of each January, April, July and October, beginning on October 25, 2006. If any January 25th, April 25th, July 25th or October 25th is not a business day, the distribution date will be the next business day.
Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.
INFORMATION ABOUT THE TRUST STUDENT LOANS
The notes will receive payments primarily from collections on (1) the initial trust student loans acquired by the trust on the closing date and (2) any additional trust student loans acquired by the trust from time to time during the supplemental purchase period ending ten business days after the closing date on August 3, 2006.
We refer to the pool of student loans purchased by the trust on the closing date as the initial trust student loans; we refer to any student loans purchased by the trust during the supplemental purchase period as the additional trust student loans; and we refer to the initial trust student loans and the additional trust student loans, collectively, as the trust student loans.
The trust may acquire additional trust student loans during the supplemental purchase period using amounts on deposit in the supplemental purchase account. The cutoff date for any additional trust student loans will be the date those loans are purchased by the trust. The trust will be entitled to receive all collections and proceeds on the additional trust student loans on and after their respective purchase dates.
In addition, from the closing date through December 31, 2006, which we refer to as the consolidation loan add-on period, certain trust student loans may be supplemented by add-on consolidation loans. The Higher Education Act permits borrowers to add additional student loans to a consolidation loan during the 180-day period following origination of the consolidation loan. Add-on consolidation loans require additional disbursements by the trust, pursuant to which additional eligible education loans that were not originally included in a borrower’s consolidation loan are added to an existing trust student loan by repaying in full the eligible education loan to the lender then holding that loan, thereby increasing the principal balance of the related trust student loan. Only amounts on deposit in the add-on consolidation loan account may be used by the trust to fund such add-on consolidation loans.
INFORMATION ABOUT THE NOTES
Interest will accrue on the outstanding principal balance of the notes during three-month accrual periods and will be paid on each distribution date.
Generally, each accrual period for the notes begins on a distribution date and ends on the day before the next distribution date. The first accrual period for the notes, however, will begin on the closing date and end on October 24, 2006, the day before the first distribution date.
Each class of notes will bear interest at a rate equal to the sum of three-month LIBOR (except for the first accrual period) or, in the case of the class A-4 notes, three-month EURIBOR (except for the first accrual period), and the applicable spread listed in the table below:

Class	Spread
Class A-1	minus 0.01%
Class A-2	plus 0.08%
Class A-3	plus 0.11%
Class A-4	plus 0.15%
Class B	plus 0.21%
LIBOR or EURIBOR, as applicable, for the first accrual period will be determined by the following formula:
     x + [ 5 / 31 * (y-x)]
where:
     x = three-month LIBOR or three-month EURIBOR, as applicable, and
     y = four-month LIBOR or four-month EURIBOR, as applicable.
The administrator will determine LIBOR and EURIBOR as specified under “Additional Information Regarding the Securities—Determination of Indices—LIBOR” and “—EURIBOR” in the base prospectus. The administrator will calculate interest on the notes based on the actual number of days elapsed in each accrual period divided by 360.
Interest Payments. Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the applicable distribution date.
Principal Payments. Principal will be payable on each distribution date in an amount generally equal to:

•	the principal distribution amount for that distribution date, plus

•	any shortfall in the payment of principal as of the preceding distribution date.
Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds for the initial distribution date.
Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds on the immediately following distribution date.
Priority of Principal Payments. We will apply principal sequentially on each quarterly distribution date as follows:
•	first, the class A noteholders’ principal distribution amount in the following order of priority:
•	sequentially, to the class A-1 notes through class A-3 notes, in that order, until their respective principal balances are reduced to zero, and then

•	to the swap counterparty, until the U.S. Dollar equivalent of the initial principal balance of the class A-4 notes has, with respect to principal, been reduced to zero by being distributed to the swap counterparty under the currency swap described below; and then
•	second, on each distribution date on and after the stepdown date, and provided that no trigger event is in effect on such distribution date, the class B noteholders’ principal distribution amount, to the class B notes, until the principal balance thereof is reduced to zero.
Amounts received by the trust in Euros from the swap counterparty with respect to principal will be paid to the class A-4 notes from the Euro account described below on the related distribution date.
See ‘‘Description of the Notes— Distributions—Distributions With Respect to the EURIBOR-Based Notes; Currency Swap Default’’ in this prospectus supplement for a more detailed description of principal payments and for a description of the ramifications of a termination of the currency swap.
Until the stepdown date, the class B notes will not be entitled to any payments of principal. On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.
The stepdown date will be the earlier of:
•	the distribution date in July 2012, or

•	the first date on which no class A notes remain outstanding.
The class A noteholders’ principal distribution amount is equal to the principal distribution amount times the class A percentage, which is equal to 100% minus the class B percentage. The class B noteholders’ principal distribution amount is equal to the principal distribution amount times the class B percentage.
The class B percentage is zero (i) for each distribution date occurring prior to the stepdown date and (ii) for each other distribution date when a trigger event is in effect. On each other distribution date, it is the percentage obtained by dividing:
•	the aggregate principal balance of the class B notes, by
•	the aggregate principal balance (including for this purpose, the U.S. Dollar equivalent for the class A-4 notes) of all outstanding notes determined immediately prior to that distribution date.
A trigger event will be in effect on any distribution date if the outstanding principal balance of the notes (including for this purpose, the U.S. Dollar equivalent for the class A-4 notes), after giving effect to distributions to be made on that distribution date, would exceed the adjusted pool balance for that distribution date.
See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of principal payments. See also “Description of the Notes—Distributions Following an Event of Default and Acceleration of the Maturity of the Notes” in this prospectus supplement for a description of the cashflows on each distribution date following the occurrence of an event of default and an acceleration of the maturity of the notes.
Maturity Dates. Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Maturity Date
Class A-1	October 25, 2018
Class A-2	October 25, 2022
Class A-3	October 27, 2025
Class A-4	January 25, 2041
Class B	January 25, 2041
The actual maturity of any class of notes could occur earlier if, for example,
•	there are prepayments on the trust student loans;

•	the servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance; or

•	the indenture trustee auctions all remaining trust student loans, which absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance.
The initial pool balance is equal to the sum of: (i) the pool balance as of the closing date and (ii) all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.
Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes. The projected weighted average life, expected maturity date and percentages of remaining principal balance of each class of notes under various assumed prepayment scenarios may be found in Exhibit I, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” attached hereto.
Subordination of the Class B Notes. Payments of interest on the class B notes will be subordinate to the payments of interest on the class A notes and to certain trust swap payments due to the swap counterparty. In general, payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes, trust swap payments due to the swap counterparty and any deposits required to be made into any supplemental interest account or any investment reserve account. See “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.
Denominations. All classes of LIBOR-based notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. The LIBOR-based notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and Euroclear. You will not receive a certificate representing your notes except in very limited circumstances.
Security for the Notes. The notes will be secured by the assets of the trust, primarily the trust student loans.
INDENTURE TRUSTEE AND PAYING AGENT
The trust will issue the notes under an indenture to be dated as of July 1, 2006. Under the indenture, Deutsche Bank Trust Company Americas will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes. Deutsche Bank AG, London Branch, will act as London paying agent for the class A-4 notes.
LUXEMBOURG PAYING AGENT
As long as the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause one to be appointed. Initially, Deutsche Bank Luxembourg SA will act as the Luxembourg paying agent with respect to any of the notes listed on the Official List of the Luxembourg Stock Exchange and traded on the Luxembourg Stock Exchange’s Euro MTF Market.
ELIGIBLE LENDER TRUSTEE
Chase Bank USA, National Association will be the initial eligible lender trustee under the trust agreement. It will hold legal title to the assets of the trust.
ADMINISTRATOR
Sallie Mae, Inc. will act as the administrator of the trust under an administration agreement to be dated as of the closing date. Sallie Mae, Inc. is a Delaware corporation and a wholly-owned subsidiary of SLM Corporation. Subject to certain conditions, Sallie Mae, Inc. may transfer its obligations as administrator to an affiliate. See “Servicing and Administration—Administration Agreement” in the base prospectus.
INFORMATION ABOUT THE TRUST
Formation of the Trust
The trust is a Delaware statutory trust.
The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into the currency swap and other related activities. See “Formation of the Trust—The Trust” in this prospectus supplement.
The depositor is SLM Funding LLC. It is a Delaware limited liability company whose sole member is SLM Education Credit Finance Corporation. We sometimes refer to SLM Education Credit Finance Corporation as SLM ECFC.
The depositor will acquire the initial trust student loans from one or both of VG Funding, LLC and SLM ECFC under separate purchase agreements and will subsequently sell them to the trust on the closing date under the sale agreement. We sometimes refer to VG Funding, LLC as VG Funding. We also sometimes refer to SLM ECFC and/or VG Funding as a seller or the sellers, as applicable. The sale agreement and purchase agreements will each be dated as of the closing date.
The depositor will acquire any additional trust student loans from one or both of the sellers under additional purchase agreements and will sell them to the trust from time to time during the supplemental purchase period, provided there are sufficient funds on deposit in the supplemental purchase account.
Chase Bank USA, National Association, as interim eligible lender trustee, will hold legal title to the student loans for the depositor under an interim trust agreement.
Its Assets The assets of the trust will include:
•	the trust student loans;

•	collections and other payments on the trust student loans;

•	funds it will hold from time to time in its trust accounts, including a collection account; a reserve account; an add-on consolidation loan account; a supplemental purchase account; a capitalized interest account; and a Euro account; and

•	its rights under the currency swap described under “—Currency Swap” in this prospectus supplement.
The rest of this section describes the trust student loans and trust accounts more fully.
•	Trust Student Loans. The trust student loans (including the initial trust student loans, any additional trust student loans and any add-on consolidation loans) are education loans to students and parents of students made under the Federal Family Education Loan Program, known as the FFELP. All of the trust student loans will be consolidation loans. See “Appendix A—Federal Family Education Loan Program” in the base prospectus.
Consolidation loans are used to combine a borrower’s obligations under various federally authorized student loan programs into a single loan.
•	Initial Trust Student Loans. The initial trust student loans have been selected from the student loans owned by SLM ECFC or VG Funding, or have been acquired by the related seller from one or more of its affiliates, based on the criteria established by the depositor, as described in this prospectus supplement and the base prospectus.

The depositor will acquire the initial trust student loans from VG Funding and SLM ECFC on the closing date.

As of the statistical cutoff date, the initial trust student loans had a pool balance of approximately $1,500,239,110.

As of the statistical cutoff date, the weighted average annual borrower interest rate of the initial trust student loans was approximately 5.08% and their weighted average remaining term to scheduled maturity was approximately 264 months.

Any special allowance payments on the initial trust student loans are based on the three-month financial commercial paper rate as to approximately 96.91% of the initial trust student loans by principal balance and the 91-day treasury bill rate as to approximately 2.83% of the initial trust student loans by principal balance. Approximately 0.27% of the initial trust student loans by principal balance are segments of consolidation loans that have a variable rate of interest not subject to any cap and that do not receive special allowance payments or interest subsidy payments. For more details concerning the initial trust student loans, see “Annex A—Characteristics of the Initial Trust Student Loan Pool” attached to this prospectus supplement.

•	Significant Guarantors. The guarantee agencies described in this prospectus supplement guarantee all of the initial trust student loans. California Student Aid Commission and United Student Aid Funds, Inc., which guarantee approximately 11.1% and 59.6%, respectively, of the initial trust student loans by principal balance, are the only guarantors that guarantee more than 10% of the initial trust student loans. See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this prospectus supplement. The initial trust student loans are also reinsured by the United States Department of Education.

•	Additional Trust Student Loans. From time to time during the supplemental purchase period, the depositor may acquire additional trust student loans from one or both of the sellers to the extent that the trust has sufficient funds on deposit in the supplemental purchase account for the purchase of such additional trust student loans.

Each applicable seller will have the right from time to time under the related purchase agreement to sell additional trust student loans to the depositor during the supplemental purchase period. All additional trust student loans purchased by the depositor are required under the sale agreement to be immediately sold to the trust, provided there are sufficient funds on deposit in the supplemental purchase account.
All additional trust student loans will be sold to the trust at a price equal to 100% of the outstanding principal balance of each additional trust student loan, plus accrued interest to be capitalized.
All additional trust student loans purchased by the trust will be required to satisfy certain eligibility criteria as described under “The Trust Student Loan Pool” in this prospectus supplement. We sometimes refer to additional student loans which satisfy the required eligibility criteria as eligible student loans in this prospectus supplement. See “The Trust Student Loan Pool—Eligible Trust Student Loans” in this prospectus supplement.
All additional trust student loans will also be guaranteed by guarantee agencies and reinsured by the United States Department of Education.
Add-on Consolidation Loans. From time to time through December 31, 2006, the trust may fund add-on consolidation loans to the extent that the trust has sufficient funds on deposit in the add-on consolidation loan account.
Amounts withdrawn from the add-on consolidation loan account will be remitted, as applicable, by the servicer or the indenture trustee to the applicable lender in repayment of the related student loan, the principal amount of which (including accrued and unpaid interest, if any,) will be added to the related existing trust student loan.
•	Collection Account. The administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account on the closing date. The deposit will be in cash or eligible investments equal to $4,000,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account. See “Servicing and Administration—Accounts” in the base prospectus for a more complete description of eligible investments.

The administrator will deposit collections on the trust student loans, interest subsidy payments, special allowance payments and certain other funds into the collection account, all as described in this prospectus supplement and the prospectus.

•	Supplemental Purchase Account. On the closing date, the administrator will establish and maintain the supplemental purchase account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit from the net proceeds of the sale of the notes into the supplemental purchase account on the closing date. The deposit will be in cash or eligible investments equal to the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date, but not to exceed 5% of the pool balance as of the statistical cutoff date. Funds on deposit in the supplemental purchase account will be used to purchase additional trust student loans from time to time during the supplemental purchase period.
Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds on the initial distribution date. Amounts on deposit in the supplemental purchase account will not be replenished.
•	Add-on Consolidation Loan Account. On the closing date, the administrator will establish and maintain the add-on consolidation loan account as an asset of the trust in the name of the indenture trustee. The trust will make a deposit in cash or eligible investments from the net proceeds of the sale of the notes equal to $7,500,000 into the add-on consolidation loan account on the closing date. Amounts on deposit in the add-on consolidation loan account will not be replenished. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period.

All add-on consolidation loans will be added to the trust at a price equal to 100% of the outstanding principal balance of each add-on consolidation loan, plus accrued and unpaid interest, if any.

Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of available funds on the immediately following distribution date.

•	Reserve Account. The administrator will establish and maintain a reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds from the sale of the notes into the reserve account on the closing date. The deposit will be in cash or eligible investments equal to $3,769,348.

Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made. See “Description of the Notes—Distributions” in this prospectus supplement.

Amounts remaining in the reserve account on any distribution date in excess of the specified reserve account balance, after payments described below, will be deposited into the collection account for distribution on that distribution date.
The specified reserve account balance is the amount required to be maintained in the reserve account. The specified reserve account balance for any distribution date will be equal to the greater of:
•	0.25% of the sum of the pool balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding any amounts in such account that will become available funds on the next distribution date), each as of the end of the related collection period; and

•	$2,261,609.
A collection period is the three-month period ending on the last day of March, June, September or December, in each case for the distribution date in the following month. However, the first collection period will be the period from the closing date through September 30, 2006.
The specified reserve account balance will be subject to adjustment as described in this prospectus supplement. In no event will it exceed the outstanding balance of the notes.
The reserve account will be available on each distribution date to cover any shortfalls in payments of the primary servicing fee, the administration fee, the class A noteholders’ interest distribution amount, the class B noteholders’ interest distribution amount, payments owed to the swap counterparty with respect to interest, and certain swap termination payments.
In addition, the reserve account will be available:
•	on the related maturity date for each class of class A notes and upon termination of the trust, to cover shortfalls in payments of the class A noteholders’ principal and accrued interest to the related class of notes; and

•	on the class B maturity date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest, any carryover servicing fees and any remaining swap termination payments.
If the market value of the reserve account on any distribution date is sufficient to pay the remaining principal balance, interest accrued on the notes and any carryover servicing fees, amounts on deposit in that account will be so applied on that distribution date.
The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders. See “Description of the Notes—Credit Enhancement—Reserve Account” in this prospectus supplement.

•	Capitalized Interest Account. The administrator will establish and maintain a capitalized interest account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date. The deposit will be in cash or eligible investments equal to $44,000,000.

On and prior to the April 2008 distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders and payments due to the swap counterparty, other than any termination payments, pursuant to the currency swap and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Funds in the capitalized interest account will not be replenished.

All remaining funds on deposit in the capitalized interest account on the April 2008 distribution date will be transferred to the collection account and included in available funds on that distribution date.

The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the April 2008 distribution date.

•	Euro Account. The administrator will establish and maintain the Euro account as an asset of the trust in the name of the indenture trustee. Any payments received from the swap counterparty will be deposited into the Euro account, as described in this prospectus supplement.
ADMINISTRATION OF THE TRUST
Distributions
Sallie Mae, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and the other accounts, as described above. These funds will be applied on or before each applicable distribution date generally as shown in the chart below. Funds on deposit in the collection account and, to the extent required, the reserve account will be applied monthly to the payment of the primary servicing fee.
See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of distributions

Transfer of the Assets to the Trust
Under a sale agreement, the depositor will sell the initial trust student loans to the trust. Additional trust student loans, if any, will be sold by the depositor to the trust under additional sale agreements, each of which will be executed pursuant to the terms of the original sale agreement. The eligible lender trustee will hold legal title to the trust student loans on behalf of the trust.
If the depositor breaches a representation under the initial sale agreement regarding an initial trust student loan or an additional sale agreement regarding an additional trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.
Each seller will have similar obligations under the purchase agreements. See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the base prospectus.
Servicing of the Assets
Under a servicing agreement, Sallie Mae, Inc., as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. It will also bill and collect payments from the guarantee agencies and the Department of Education. See “Servicing and Administration—Servicing Procedures” and “—Administration Agreement” in the base prospectus. Under some circumstances, the servicer may transfer its obligations as servicer. See “Servicing and Administration— Matters Regarding the Servicer” in the base prospectus.
If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See “The Trust Student Loan Pool—Insurance of Trust Student Loans; Guarantors of Trust Student Loans” in this prospectus supplement.
Effective through October 18, 2006, the servicer has been awarded the “exceptional performance” designation by the United States Department of Education. For so long as the servicer’s exceptional performance designation remains in effect, federally reinsured student loans serviced by the servicer, including the trust student loans, will be eligible to receive 99% reimbursement on any default claim properly submitted for payment. See “The Trust Student Loan Pool—Exceptional Performance Designation” in this prospectus supplement and “Appendix A—Federal Family Education Loan Act—Recent Events” in the base prospectus.
Compensation of the Servicer
The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.
The primary servicing fee for any month is equal to 1/12th of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans.
The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the collection account, the capitalized interest account and the reserve account on the 25th of each month, or if the 25th day is not a business day, then on the next business day, beginning in August 2006. The fee paid in each month is calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.
The carryover servicing fee will be payable to the servicer on each distribution date out of available funds.
The carryover servicing fee is the sum of:
•	the amount of specified increases in the costs incurred by the servicer;

•	the amount of specified conversion, transfer and removal fees;

•	any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

•	interest on any unpaid amounts.
See “Description of the Notes—Servicing Compensation” in this prospectus supplement.
TERMINATION OF THE TRUST
The trust will terminate upon:
•	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

•	the payment of all amounts required to be paid to the noteholders.
See “The Student Loan Pools—Termination” in the base prospectus.
Optional Purchase
The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date on which the pool balance is 10% or less of the initial pool balance.
The exercise of this purchase option will result in the early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.
This prescribed minimum purchase amount is the amount that would be sufficient to:
•	pay to noteholders the interest payable on the related distribution date; and

•	reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero.
See “The Student Loan Pools—Termination” in the base prospectus.
Auction of Trust Assets
The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.
The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right as described above. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.
If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:
•	the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

•	the fair market value of the trust student loans as of the end of the related collection period.
If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered. See “The Student Loan Pools—Termination” in the base prospectus.
The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.
If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.
If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.
See “The Student Loan Pools—Termination” in the base prospectus.

CURRENCY SWAP
On the closing date, the trust will enter into a currency swap (the “currency swap”) with an eligible swap counterparty, Barclays Bank PLC (the “swap counterparty”). The swap counterparty is described under “Description of the Notes—Currency Swap—Swap Counterparty” in this prospectus supplement. Under the currency swap, the trust and the swap counterparty will exchange the trust’s U.S. Dollar payments on the class A-4 notes into Euros.
On the third business day immediately preceding each distribution date, the swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to the product of:
•	EURIBOR (determined as of the same time and in the same manner as for the class A-4 notes for the related accrual period) plus 0.15%;

•	the outstanding principal amount of the class A-4 notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.
On the third business day immediately preceding each distribution date, the swap counterparty will be paid from the collection account and, if necessary, the reserve account (to the extent funds are available), an amount in U.S. Dollars equal to the product of:
•	LIBOR (determined as of the same time and in the same manner as for the LIBOR-based notes for the related accrual period) plus 0.1476%;

•	the U.S. Dollar equivalent of the outstanding principal amount of the class A-4 notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.
In addition, on the third business day immediately preceding each distribution date, the swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to (a) the payment of principal in U.S. Dollars, if any, that would be paid by the trust to the holders of the class A-4 notes on the related distribution date if not for the existence of the currency swap, multiplied by (b) the applicable exchange rate. Equivalent U.S. Dollar amounts and Euro amounts will be calculated using an exchange rate of $1.27150537634 = €1.00.
On the third business day immediately preceding each distribution date, the swap counterparty will be paid from the collection account and, if necessary on the class A-4 maturity date, the reserve account, an amount equal to any payment of principal in U.S. Dollars by the trust that would have been made to the holders of the class A-4 notes on the related distribution date if not for the existence of the currency swap.

See “Description of the Notes—Currency Swap” in this prospectus supplement.
EXCESS DISTRIBUTION CERTIFICATEHOLDER
Under the trust agreement, the trust will also issue an excess distribution certificate to the depositor. This excess distribution certificate will represent the ownership of the residual interest in the trust. Under the purchase agreement between the depositor and SLM ECFC, the depositor will transfer the excess distribution certificate to SLM ECFC as part of the consideration for the sale of the trust student loans being sold to the depositor by SLM ECFC under the related purchase agreement.
The excess distribution certificate will not bear interest and will not have a principal balance. In general, distributions on the excess distribution certificate will be made only after all of the notes have received or have been allocated all amounts due or allocable on a distribution date. See “—Principal Distributions” above and “Description of the Notes—Distributions” in this prospectus supplement.
TAX CONSIDERATIONS
Subject to important considerations described in the base prospectus:
•	In the opinion of federal tax counsel for the trust, the notes will be characterized as debt for federal income tax purposes.

•	In the opinion of federal tax counsel for the trust, the trust will not be taxable as a corporation for federal income tax purposes.

•	In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes and noteholders who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of notes.
See “U.S. Federal Income Tax Consequences” in this prospectus supplement and in the base prospectus.
ERISA CONSIDERATIONS
Subject to important considerations and conditions described in this prospectus supplement and the base prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan or other retirement arrangement, including an insurance company general account, only if:
•	an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase and holding of the notes will not result in a non-exempt prohibited transaction; and

•	the purchase will not cause a non-exempt violation of any substantially similar federal, state, local or foreign laws.
Each fiduciary who purchases a note will be deemed to represent that an exemption exists and applies to it and that no non-exempt violations of any substantially similar laws will occur.
See “ERISA Considerations” in this prospectus supplement and the base prospectus for additional information concerning the application of ERISA.
RATINGS OF THE NOTES
The notes are required to be rated as follows:
•	Class A notes: Highest rating category from at least two of Fitch Ratings, Moody’s Investors Service, Inc., and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

•	Class B notes: One of the two highest rating categories from at least two of Fitch, Moody’s and S&P.
See “Ratings of the Notes” in this prospectus supplement.
LISTING INFORMATION
Application has been made for the offered notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market. We cannot assure you that the application will be granted. You should consult with Deutsche Bank Luxembourg SA, the Luxembourg listing agent for the offered notes, to determine their status. You can contact the listing agent at 2 Boulevard Konrad Adenauer L-1115, Luxembourg. So long as any class of offered notes is listed on the Luxembourg Stock Exchange, and its rules so require, notices relating to that class of offered notes, including if such class is delisted, will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort and/or on the Luxembourg Stock Exchange’s website at: http://www.bourse.lu.
The notes have been accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear.
RISK FACTORS
Some of the factors you should consider before making an investment in the offered notes are described in this prospectus supplement and in the base prospectus under “Risk Factors.”
IDENTIFICATION NUMBERS
The offered notes will have the following CUSIP Numbers, ISIN and European Common Codes:
CUSIP Numbers:

•	Class A-1 Notes:	83149F AA 2

•	Class A-2 Notes:	83149F AB 0

•	Class A-3 Notes:	83149F AC 8

•	Class B Notes:	83149F AD 6
International Securities Identification Numbers (ISIN):

•	Class A-1 Notes:	US83149FAA21

•	Class A-2 Notes:	US83149FAB04

•	Class A-3 Notes:	US83149FAC86

•	Class B Notes:	US83149FAD69

European Common Codes:

•	Class A-1 Notes:	026143217

•	Class A-2 Notes:	026143241

•	Class A-3 Notes:	026143306

•	Class B Notes:	026143322

RISK FACTORS
     You should carefully consider the following factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note. The base prospectus describes additional risk factors that you should also consider beginning on page 20 of the base prospectus. These risk factors could affect your investment in or return on the notes.

The Notes Are Not Suitable Investments For All Investors	The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.

Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A Greater Risk Of Loss	Holders of class B notes and, to a lesser extent, holders of class A notes with higher numerical designations, bear a greater risk of loss than do holders of class A notes with lower numerical designations because:

• distributions of interest on the class B notes will be subordinate to the payment of interest on the class A notes, and distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class A notes;

• no principal will be paid to the class B noteholders until all principal due to the class A noteholders on each distribution date has been paid in full; and

• no principal will be paid to any class A noteholders until each class of the class A notes having a lower numerical designation has been paid in full.

Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due To The Variability Of Cashflows
Interest on the class B notes generally will be paid prior to principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon, and amounts then on deposit in the capitalized interest account (after any distributions of interest from that account), in the add-on consolidation loan account and in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

Principal on the class B notes will not begin to be paid until the stepdown date. However, the class B notes will not receive any payments of principal on or after the stepdown date if a trigger event is in effect on any distribution date until the class A notes have been paid in full.

Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.

Certain Credit And Liquidity Enhancement Features Are Limited And If They Are Depleted, There May Be Shortfalls In Distributions To Noteholders	Certain credit and liquidity enhancement features, including the reserve account and the capitalized interest account, are limited in amount and will not be replenished. In addition, the capitalized interest account is available for a limited duration and will not be extended. In certain circumstances, if there is a shortfall in available funds, such amounts may be depleted. This depletion could result in shortfalls and delays in distributions to noteholders.

The Characteristics Of The Trust Student Loans May Change	The statistical information in this prospectus supplement reflects only the characteristics of the initial trust student loans as of the statistical cutoff date. The initial trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the initial trust student loans as of the statistical cutoff date, due to payments received on and other changes in these loans that occur during the period from the statistical cutoff date to the closing date. We do not expect the characteristics of the initial trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the initial trust student loans as of the statistical cutoff date.

However, in making your investment decision, you should assume that the actual characteristics of the trust student loans will vary somewhat from the characteristics of the initial trust student loans presented in this prospectus supplement as of the statistical cutoff date.

Further, certain characteristics of the final pool of trust student loans may vary from the characteristics of the initial pool of trust student loans described in this prospectus supplement due to the acquisition of additional trust student loans during the supplemental purchase period and the addition of add-on consolidation loans during the consolidation loan add-on period.

Because The Initial Principal Balance Of The Notes Exceeds The Balance Of Certain of The Trust Assets, You May Be Adversely Affected By A High Rate Of Prepayments	The pool balance as of the statistical cutoff date plus the initial balance of the add-on consolidation loan account is approximately 99.75% of the aggregate principal balance of the notes minus the initial balance of the capitalized interest account. Noteholders must rely primarily on interest payments on the trust student loans and other trust assets, in excess of servicing and administration fees and interest payable on the notes, to reduce the aggregate principal balance of the notes to the pool balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. Prepayments may result from borrowers consolidating their student loans (as tends to occur more frequently in low interest rate environments such as that which currently exists), from borrower defaults and from voluntary full or partial prepayments, among other things. In addition, the principal balance of the trust student loans on which interest will be collected will be less than the principal balance of the notes for some period.

Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal And Interest On Your Notes	There is a degree of basis risk associated with the notes. Therefore, there is a risk that shortfalls might occur because, among other things, while the effective interest rates of the trust student loans adjust on the basis of specified indices, the interest rates of the notes adjust on the basis of different indices. If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on the notes could be compromised. See “Annex A—Characteristics of the Trust Student Loan Pool—Composition of the Trust Student Loans as of the Statistical Cutoff Date” which specifies the percentages of trust student loans that adjust based on the three-month commercial paper rate or the 91-day Treasury bill rate, as applicable.

Certain Actions Can Be Taken Without Noteholder Approval	The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be impaired by those actions. To the extent those actions are taken after issuance of the notes, noteholders will be dependent on the evaluation by the rating agencies of those actions and the impact of those actions on credit quality.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes	In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur. Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Trust May Be Affected By Delayed Payments From Borrowers Called To Active Military Service	The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws. As a result, there may be unanticipated delays in payment and losses on the trust student loans.

Your Notes Will Have A Greater Risk If The Currency Swap Terminates	The trust will enter into a currency swap with a swap counterparty. The currency swap is intended to convert principal payments on the class A-4 notes from U.S. Dollars to Euros and the interest rate on the class A-4 notes from LIBOR to EURIBOR.

The currency swap may terminate in the event that either:

• the trust or the swap counterparty fails to make a required payment within three business days of the date that payment was due; or

• the credit ratings of the swap counterparty fall below the required ratings.

Upon an early termination of the currency swap, you cannot be certain that the trust will be able to enter into a substitute currency swap. If the trust is not able to enter into a substitute currency swap, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the class A-4 notes.

In addition, the trust may owe the swap counterparty swap termination payments. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and you may suffer a loss.

If the swap counterparty fails to perform its obligations or if the currency swap is terminated, the trust will have to exchange U.S. Dollars for Euros at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full.

Moreover, there can be no assurance that the spread between LIBOR and EURIBOR will not widen. As a result, if the currency swap is terminated and the trust is not able to enter into a substitute currency swap, all of the notes bear currency risk and spread risk of LIBOR to EURIBOR.

In addition, if a payment is due to the trust under the currency swap, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on each class of the notes.

DEFINED TERMS
     In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in bold face on their first use and in initial capital letters in all cases.
CURRENCY PRESENTATION
     In this prospectus supplement, references to ‘‘U.S. Dollars’’ and ‘‘U.S.$’’ are references to U.S. currency and references to ‘‘Euros’’ and ‘‘€’’ are references to the currency of the participating member states of the European Union. Participating member state means each state so described in any legislation of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of Economic and Monetary Union as contemplated in the Treaty on European Union. Any translations of U.S. Dollars into Euros have been made at a rate of $1.27150537634 = €1.00. Use of such rate is not a representation that U.S. Dollar amounts actually represent such Euro amounts or could be converted into Euros at that rate.
FORMATION OF THE TRUST
The Trust
     SLM Student Loan Trust 2006-6 is a statutory trust newly formed in accordance with Delaware law on March 10, 2006 and under a short-form trust agreement dated as of March 9, 2006 between the depositor and the eligible lender trustee. The short-form trust agreement will be amended on the closing date pursuant to an amended and restated trust agreement to be dated the closing date among the depositor, the eligible lender trustee and the indenture trustee. We refer to the short-form trust agreement and the amended and restated trust agreement together as the “trust agreement.”
     After its formation, the trust will not engage in any activity other than:
•	acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

•	issuing the notes;

•	making payments on them;

•	entering into the currency swap and making the required payments set forth therein; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

     The trust was initially capitalized with nominal equity of $100, excluding amounts to be deposited by the trust into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and, if any, the collection account on the closing date. The proceeds from the sale of the notes will be used by the eligible lender trustee to make the initial deposits into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and, to the extent required, the collection account, and to purchase, on behalf of the trust, the initial trust student loans. The trust will purchase the initial trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the trust and the eligible lender trustee. The trust will purchase any additional trust student loans under one or more additional sale agreements to be entered into with the depositor pursuant to the terms of the initial sale agreement. On the closing date, the depositor will use the net proceeds it receives from the sale of the initial trust student loans to the trust to pay the sellers the respective purchase prices for the initial trust student loans acquired from them under the purchase agreements. Additional trust student loans may be purchased by the depositor from either seller during the supplemental purchase period only to the extent there are sufficient funds on deposit in the supplemental purchase account.
     With respect to add-on consolidation loans, the servicer, or the indenture trustee at the direction of the servicer, as applicable, will transfer from the add-on consolidation loan account (but only to the extent of available amounts on deposit therein) an amount equal to the principal balance of each add-on consolidation loan plus accrued and unpaid interest, if any, thereon to the applicable lender in repayment of the related student loan, and the principal balance of the related trust student loan will be increased by the same amount.
     The property of the trust will consist of:
•	the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

•	all funds collected on trust student loans, including any special allowance payments and interest subsidy payments, on or after the applicable cutoff date;

•	all moneys and investments from time to time on deposit in the trust accounts;

•	its rights under the currency swap and the related documents (including any collateral posted by the swap counterparty);

•	its rights under the transfer and servicing agreements, including the right to require VG Funding, SLM ECFC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions; and

•	its rights under the guarantee agreements with guarantors.
     The sections “Transfer and Servicing Agreements,” “Servicing and Administration” and “The Notes” in the base prospectus contain descriptions of the material provisions of the transaction documents.
     The notes will be secured by the property of the trust. The collection account, the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the Euro account will be established and maintained in the name of the indenture trustee for the benefit of the noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.
     The trust’s principal offices are in Newark, Delaware, in care of Chase Bank USA, National Association, as eligible lender trustee, at its address shown below.
Capitalization of the Trust
     The following table illustrates the capitalization of the trust as of the closing date, as if the issuance and sale of the securities and the conversion of the proceeds from the class A-4 notes from Euros to U.S. Dollars had taken place on that date (assuming that €1.00 converts to $1.27150537634:

Floating Rate Class A-1 Student Loan-Backed Notes	$501,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	280,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	254,843,000
EURIBOR Class A-4 Student Loan-Backed Notes	473,000,000
Floating Rate Class B Student Loan-Backed Notes	46,666,000
Equity	100

Total	$1,555,509,100

Eligible Lender Trustee
     The eligible lender trustee is Chase Bank USA, National Association (“Chase”), a national banking association organized under the laws of the United States. Chase is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. Chase offers trust and administrative services from its office at 500 Stanton Christiana Road, Floor 3, Newark, Delaware 19713.
     Asset classes for which Chase serves as owner trustee or eligible lender trustee, as applicable, include residential mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, and student loans. As of December 31, 2005, Chase has acted as eligible lender trustee for approximately 68 asset-backed securities transactions involving federally-insured student loans.

     JPMorgan Chase & Co. has entered into an agreement with The Bank of New York Company, Inc., pursuant to which JPMorgan Chase & Co. intends to exchange select portions of its corporate trust business, including municipal, corporate and structured finance trusteeships, for The Bank of New York’s consumer, small business and middle market banking businesses. This transaction has been approved by both companies’ boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or in the fourth quarter of 2006. Following such closing, Chase will continue to act as eligible lender trustee until The Bank of New York or one of its affiliates succeeds to that role in accordance with the terms of the trust agreement and applicable law.
     The eligible lender trustee will acquire on behalf of the trust legal title to all the initial trust student loans purchased on the closing date and any additional trust student loans acquired during the supplemental purchase period. The eligible lender trustee, on behalf of the trust, has entered into separate guarantee agreements with the guarantee agencies described in this prospectus supplement with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans. See “Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions” in the base prospectus.
     The eligible lender trustee will act on behalf of the excess distribution certificateholder and represent and exercise the rights and interests of the excess distribution certificateholder under the trust agreement. Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.
     The liability of the eligible lender trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement and sale agreement. The eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence. The eligible lender trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. See “Description of the Notes” in this prospectus supplement and “Transfer and Servicing Agreements” in the base prospectus. Affiliates of the depositor maintain banking relations with the eligible lender trustee.
     The eligible lender trustee may resign at any time. The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as trustee. In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the eligible lender trustee that is being replaced or by the successor trustee, the depositor will be responsible for the payment of such expenses.
Indenture Trustee
     The trust will issue the notes under an indenture to be dated as of July 1, 2006. Under the indenture, Deutsche Bank Trust Company Americas will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes. Deutsche Bank Trust Company Americas, a banking association organized under the laws of the State of New York, is the indenture trustee. Its address is 60 Wall Street, 26th floor, New York, New York 10005. Deutsche Bank Trust Company Americas has acted as trustee on numerous asset-backed securities transactions involving pools of student loans, including as of December 31, 2005, approximately 38 previous asset-backed securities transactions involving federally-insured student loans that were sponsored by Sallie Mae.
     Affiliates of the depositor maintain customary banking relations on arms-length terms with the indenture trustee.
     The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.
     To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.
     The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence. The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.
USE OF PROCEEDS
     The trust will use the net proceeds from the sale of the notes to make the initial deposits to the collection account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement.
     The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

     Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Expenses to be paid by the depositor are estimated to be $965,092.
THE TRUST STUDENT LOAN POOL
General
     The eligible lender trustee, on behalf of the trust, will purchase the pool of initial trust student loans from the depositor on the closing date, and the trust will be entitled to collections on and proceeds of the initial trust student loans on and after that date.
Eligible Trust Student Loans
     The initial trust student loans were selected from the portfolio of student loans owned by SLM ECFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):
•	is a consolidation loan made under the FFELP that is guaranteed as to at least 98% (or in the case of any additional trust student loans, at least 97%) of its principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	is fully disbursed;

•	is not more than 210 days past due;

•	does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.
     Each additional trust student loan will be selected from portfolios of student loans owned by one of the sellers or an affiliate by employing the criteria listed above (as of the related subsequent cutoff date).
     No trust student loan as of the applicable cutoff date was or will be subject to any prior obligation to sell that loan to a third party.
     The depositor expects that any additional trust student loans, acquired by the trust following the closing date and prior to the end of the supplemental purchase period, will have been sold to the depositor by SLM ECFC or VG Funding, and such student loans will be owned by SLM ECFC or VG Funding or one of their affiliates, and will be student loans that are eligible to be sold to the trust. Concurrently with the acquisition of any eligible student loans from SLM ECFC or VG Funding, the depositor will sell those loans directly to the trust. During the supplemental purchase period, the purchase of eligible student loans by the depositor and in turn by the trust will be funded by means of a transfer of amounts on deposit in the supplemental purchase account as described in this prospectus supplement.
     The addition of any add-on consolidation loans will not be a sale of a new loan to the trust; rather, such addition will merely serve to increase the principal balance of the existing trust student loan and, in the event of a breach of any representation or warranty, the applicable seller will be required to repurchase the entire trust student loan, including the portion attributable to the add-on consolidation loan.
Certain Expenses
     Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the trust (including the expenses of accountants, underwriters and rating agencies) are paid by Sallie Mae Inc. and/or the depositor. Such expenses are not paid from proceeds of the sale of the notes.
Characteristics of the Initial Trust Student Loans
     The tables contained in Annex A to this prospectus supplement provide a description of specified characteristics of the initial trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the initial trust student loans in each of the tables in Annex A includes the principal balance due from borrowers plus accrued interest to be capitalized of $1,776,474 as of the statistical cutoff date.
     Unless otherwise specified, all information with respect to the initial trust student loans presented in this prospectus supplement or in Annex A is as of June 14, 2006, which is the statistical cutoff date.
     Following the sale of additional trust student loans during the supplemental purchase period to the eligible lender trustee, on behalf of the trust, and the addition of any add-on consolidation loans, the aggregate characteristics of the final pool of trust student loans may vary from those shown in Annex A for the initial pool of trust student loans. If the aggregate characteristics of the final pool of trust student loans are materially different from those shown in Annex A, updated information will be provided in the first quarterly servicing report provided by the administrator for the period in which the add-on consolidation period ends.
Insurance of Trust Student Loans; Guarantors of Trust Student Loans
     Each trust student loan is required to be guaranteed as to at least 98% (or in the case of any additional trust student loans, at least 97%) of the principal and interest by one of the guarantee agencies and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department of Education.
     In general, student loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. Student loans disbursed on or after October 1, 1993, but before July 1, 2006, are 98% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. Student loans disbursed on or after July 1, 2006 are 97% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. However, if and so long as the servicer’s “exceptional performance” designation remains in effect, all federally insured student loans serviced by the servicer, including the trust student loans acquired by the trust, will be eligible to receive 99% reimbursement on any default claim properly submitted for payment. See “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP” and “—Recent Events” in the base prospectus.
     No insurance premium is charged to a borrower or a lender in connection with a consolidation loan. However, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999. The trust will pay this consolidation loan rebate prior to calculating Available Funds.
     The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed on page A-12 in Annex A to this prospectus supplement, under which each of the guarantors has agreed to serve as guarantor for specified initial trust student loans.
     Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above. We cannot assure you that the Department of Education would ever make that determination with respect to a guarantee agency or, if that determination were made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP” in the base prospectus.

     The table on page A-12 of Annex A to this prospectus supplement provides information with respect to the applicable percentage by outstanding principal balance of the initial trust student loans guaranteed by each guarantor.
     Some historical information about the guarantee agencies that guarantee trust student loans comprising at least 10% of the Initial Pool Balance is also provided beginning on page A-13 in Annex A. For purposes of the tables in Annex A, we refer to these guarantee agencies as the Significant Guarantors.
     The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default. This requirement is subject to specified reductions when the guarantor’s claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year. See “Appendix A—Federal Family Education Loan Program” to the base prospectus.
     Each guarantee agency’s guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:
•	the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guarantee agency’s rules and other applicable requirements;

•	the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

•	the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.
     Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.
Cure Period for Trust Student Loans
     The sellers, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans the cure period will be 210 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor’s guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer’s receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.
     Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Pool Balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the eligible lender trustee or the indenture trustee, affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance. The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See “Servicing and Administration—Servicer Covenants” and “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the base prospectus.
Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts
     Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department of Education in lump sum form. These lump sum payments would then be allocated on a loan-by-loan basis among the various trusts using the same lender identification number.
     In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.
     The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guarantee agencies resulting from the eligible lender trustee’s activities in the FFELP. As a result, if the Department of Education or a guarantee agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guarantee agency on any student loan included in a trust using the shared lender identification number, the Department of Education or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.
     In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.
     The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guarantee agency arising from the trust student loans held by the eligible lender trustee on the trust’s behalf.
Exceptional Performance Designation
     Effective through October 18, 2006, the servicer has been awarded the “exceptional performance” designation by the United States Department of Education. For so long as the servicer’s exceptional performance designation remains in effect, all federally reinsured student loans serviced by the servicer, including the trust student loans to be acquired with the proceeds of the notes, will be eligible to receive 99% reimbursement on any default claim properly submitted for payment.
     The Secretary of Education may revoke (including potentially on a retroactive basis) the servicer’s exceptional performance designation if, among other things, subsequent audits of the servicer’s servicing operations reflect a failure to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained. There can be no assurance that the servicer will maintain its exceptional performance designation in the future. Failure by the servicer to maintain its exceptional performance designation in the future is not a default under the servicing agreement between the trust and the servicer. If the servicer fails to maintain its exceptional performance designation, reimbursement on default claims will revert to the guaranteed percentage applicable to such student loan at the time of its origination (either 98% or 97%, as the case may be), which will be effective from either the annual renewal date, the date the Secretary determines the non-compliance occurred, or another date determined by the Secretary. In this event, any recoupment by the Secretary or any guarantor from the trust of amounts previously reimbursed by a guarantor, which is not reimbursed by the servicer or any affiliate, will reduce Available Funds for any applicable distribution date.

Third-Party Originators of FFELP Loans
     With respect to consolidation loans, the identity of the actual originator of any particular student loan is not material, as the requisite underwriting criteria, if any, are in each case prescribed by provisions of the Higher Education Act or the rules and regulations promulgated thereunder.
DESCRIPTION OF THE NOTES
General
     The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement to which this prospectus supplement relates. The following summary describes some terms of the notes, the indenture and the trust agreement. The base prospectus describes other terms of the notes. See “Description of the Notes” and “Additional Information Regarding the Securities” in the base prospectus. The following summary does not cover every detail and is subject to the provisions of the notes, the indenture and the trust agreement.
The Notes
The Class A Notes
     Distributions of Interest. Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates. Interest will accrue during each applicable accrual period and will be payable to the class A noteholders on each applicable distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary. Interest payments on the class A notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See “—Distributions” and “—Credit Enhancement” in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.
     Each class of notes will bear interest at a rate equal to the sum of three-month LIBOR (except for the first accrual period) or, in the case of the class A-4 notes, three-month EURIBOR (except for the first accrual period), and the applicable spread listed in the table below:

Class of Notes	Spread
Class A-1	minus 0.01%
Class A-2	plus 0.08%
Class A-3	plus 0.11%
Class A-4	plus 0.15%

     LIBOR or EURIBOR, as applicable, for the first accrual period will be determined by the following formula:

x + [ 5 / 31 * (y-x)]
where:
x = three-month LIBOR or three-month EURIBOR, as applicable, and
y = four-month LIBOR or four-month EURIBOR, as applicable.
     The administrator will determine LIBOR or EURIBOR, as applicable, for each accrual period on the second business day before the beginning of that accrual period, as described under “Additional Information Regarding the Securities—Determination of Indices” in the base prospectus. The first accrual period for the notes will consist of days.
     Distributions of Principal. Principal payments will be made to the class A noteholders (other than the class A-4 noteholders) and the swap counterparty (for payment to the class A-4 noteholders) on each distribution date in an amount generally equal to the Principal Distribution Amount times the Class A Percentage for that distribution date, until the principal balance of each class of the class A notes is reduced to zero.
     Principal payments on the class A notes (other than the class A-4 notes) and to the swap counterparty (for payment to the class A-4 notes) will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See “—Distributions,” “—Credit Enhancement” and “—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders’ Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders (other than the class A-4 noteholders) and the swap counterparty (for payment to the class A-4 noteholders) with respect to principal on subsequent distribution dates.
     Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes (other than the class A-4 notes) or to the swap counterparty (for payment to the class A-4 notes) except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.
     Principal payments generally will be applied on each distribution date in the priorities set forth under “—Distributions” in this prospectus supplement.
     However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes (other than the class A-4 notes) and to the swap counterparty (for payment to the class A-4 notes) will be made pro rata, without preference or priority.

     The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in “You Will Bear Prepayment and Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control” under “Risk Factors” in the base prospectus.
     In addition, any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and included as part of Available Funds for the initial distribution date. Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of Available Funds on the immediately following distribution date.
     The Class B Notes
     Distributions of Interest. Interest will accrue on the principal balance of the class B notes at the class B interest rate. Interest will accrue during each accrual period and will be payable quarterly to the class B noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate. Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and other sources of funds available for payment described in this prospectus supplement (subject to all prior required distributions). See “—Distributions,” “—Credit Enhancement—Reserve Account” and “—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement.
     The interest rate for the class B notes with respect to each accrual period will be equal to the sum of three-month LIBOR (except for the first accrual period) and 0.21%. The administrator will determine LIBOR for the class B notes for the initial accrual period and all subsequent accrual periods in the same manner as for the LIBOR-based class A notes as described above.
     Distributions of Principal. Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is continuing, in an amount generally equal to the Class B Noteholders’ Principal Distribution Amount for that distribution date. Principal payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust. See “—

Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.
     The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors.
     Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes (other than the class A-4 notes) and amounts due to the swap counterparty for the payment of interest on the class A-4 notes, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes (other than the class A-4 notes) and amounts due to the swap counterparty for interest and principal due on the class A-4 notes. Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee and the administration fee, and, through the April 2008 distribution date, amounts on deposit in the capitalized interest account, will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on that distribution date until the class A notes (other than the class A-4 notes) and the swap counterparty (for amounts due to the class A-4 noteholders) have received the applicable Class A Noteholders’ Principal Distribution Amount.
     Notwithstanding the foregoing, if
     (1) on any distribution date following distributions under clauses (a) through (e) under “—Distributions—Distributions from the Collection Account” to be made on that distribution date, the outstanding principal balance of the class A notes, would be in excess of:
•	the outstanding principal balance of the trust student loans, plus

•	any accrued but unpaid interest on the trust student loans as of the last day of the related collection period, plus

•	the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (c)(1), (c)(2) and (d) under “—Distributions—Distributions from the Collection Account” below, plus

•	the balance of the add-on consolidation loan account on such distribution date, plus

•	the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (e) under “—Distributions—Distributions from the Collection Account” below, minus

•	the Specified Reserve Account Balance for that distribution date, or
     (2) an event of default under the indenture affecting the class A notes has occurred and is continuing, then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders’ Distribution Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount.
Supplemental Purchase Period
     During the supplemental purchase period, which is the period ending ten business days after the closing date on August 3, 2006, the eligible lender trustee, on behalf of the trust, will be permitted to purchase additional trust student loans, to the extent that: (1) they are eligible student loans, (2) they are purchased by the depositor from SLM ECFC or VG Funding, and (3) there are sufficient amounts on deposit in the supplemental purchase account. The supplemental purchase account will be created with an initial deposit by the trust on the closing date of cash or eligible investments. The initial deposit will equal the excess, if any, of the Pool Balance as of the statistical cutoff date over the Pool Balance as of the closing date, but not to exceed 5% of the Pool Balance as of the statistical cutoff date. This account will not be replenished.
     Subject to the availability of eligible student loans, the applicable seller will have the right to sell to the depositor additional trust student loans, and subject to the availability of funds in the supplemental purchase account, the depositor will purchase such additional trust student loans, to be sold to the trust, at a price equal to 100% of the sum of (i) the outstanding principal balance of each additional trust student loan and (ii) all accrued interest to be capitalized.
     As a condition to any sale, all of the additional trust student loans will be required to satisfy certain eligibility criteria as described above under “The Trust Student Loan Pool” in this prospectus supplement.
     The eligible lender trustee, on behalf of the trust, will purchase from the depositor and the depositor will purchase and sell to the eligible lender trustee, on behalf of the trust, all additional trust student loans purchased from the applicable seller immediately following the purchase of such loans.
     Any amounts remaining on deposit in the supplemental purchase account at the end of the supplemental purchase period will be transferred to the collection account on the business day immediately following the end of that period and included as part of Available Funds for the initial distribution date.

Consolidation Loan Add-On Period
     The Higher Education Act permits borrowers to add additional eligible education loans to an existing consolidation loan up to 180 days after the origination of such consolidation loan. If the borrower of a trust student loan wanted to include an additional student loan in that borrower’s existing consolidation loan and if the trust could not fund such additional student loan, the related trust student loan would have to be removed from the trust and treated as having been prepaid in full. To mitigate this effect, during the consolidation loan add-on period, which is the period from the closing date through December 31, 2006, the trust will be permitted to fund add-on consolidation loans, which would increase the outstanding principal balance of an existing trust student loan, but only to the extent of funds on deposit in the add-on consolidation loan account.
     On the closing date, the depositor will fund the add-on consolidation loan account with proceeds from the sale of the notes in an amount equal to $7,500,000. No additional deposits will be made into the add-on consolidation loan account. Amounts may be withdrawn from time to time during the consolidation loan add-on period to fund add-on consolidation loans and for no other purposes. Add-on consolidation loans will be added to the trust at a price equal to their outstanding principal balance plus accrued and unpaid interest, if any, thereon, and following the repayment in full of the outstanding eligible education loan which the borrower wants to add to an existing trust student loan, the outstanding principal balance of the related trust student loan will be increased by the amount withdrawn from the add-on consolidation loan account. Any amounts remaining on deposit in the add-on consolidation loan account at the end of the consolidation loan add-on period will be transferred to the collection account on the business day immediately following the end of that period and will be included as part of Available Funds on the immediately following distribution date.
Servicing Compensation
     The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (g) under “—Distributions—Distributions from the Collection Account” in this prospectus supplement. The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

Distributions
     Deposits into the Collection Account. On the closing date, the trust will make an initial deposit into the collection account of cash or eligible investments equal to $4,000,000 plus the excess, if any, of the Pool Balance as of the statistical cutoff date over the Pool Balance as of the closing date, to the extent such excess amount is not deposited into the supplemental purchase account.
     On or before the business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased from the trust by the sellers, the depositor or the servicer.
     Except as provided in the next paragraph, the servicer will deposit all payments on the trust student loans and all proceeds of the trust student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the trust student loans received by it for each collection period into the collection account within two business days of receipt.
     However, for so long as no administrator default has occurred and is continuing, the servicer and the eligible lender trustee will remit the amounts referred to above that would otherwise be deposited by it into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, together with interest calculated from the first day of the month following receipt by the administrator to but excluding the day on which the administrator remits such amounts to the collection account at a rate no less than the federal funds rate for each day during that period less 0.20%. See “Servicing and Administration—Payments on Student Loans” in the base prospectus.
     Distributions from the Collection Account. On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.
     On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Notes—The Class A Notes—Distributions of Principal” in this prospectus supplement, to the extent of Available Funds for that distribution date, amounts transferred from the capitalized interest account through the April 2008 distribution date (with respect to clauses (c)(1), (c)(2)

and (d) below for that distribution date) and amounts transferred from the reserve account with respect to that distribution date:
     (a) to the servicer, the primary servicing fee due on that distribution date;
     (b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;
     (c) pro rata, based on the aggregate principal balance of the notes and the amount of any swap termination payment and trust swap payment due and payable by the trust to the swap counterparty under this clause (c):
     (1) to the class A noteholders (other than the class A-4 noteholders), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;
     (2) to the swap counterparty (for payment of interest due on the class A-4 notes), the trust swap payment with respect to interest payable to the swap counterparty by the trust; and
     (3) to the swap counterparty, the amount of any swap termination payment due to the swap counterparty under the currency swap due to a swap termination event resulting from a payment default by the trust or the insolvency of the trust; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to in this clause (c) above remaining unpaid;
     (d) to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;
     (e) (1) sequentially, to the class A-1, class A-2 and class A-3 noteholders, in that order, until the principal balance of each such class is paid in full, the Class A Noteholders’ Principal Distribution Amount; and then
          (2) any remaining Class A Noteholders’ Principal Distribution Amount, to the swap counterparty (for payment of principal to the class A-4 noteholders), until the swap counterparty has, with respect to principal, been paid the U.S. Dollar Notional Principal Balance of the class A-4 notes, and the principal balance of such class is paid in full;
     (f) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

     (g) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;
     (h) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;
     (i) to the swap counterparty, the amount of any swap termination payments due to the swap counterparty, not payable in clause (c)(3) above;
     (j) to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses.
     Amounts that would be paid to the swap counterparty pursuant to clauses (c), (e) or (i) above will be determined on the third business day preceding each distribution date and will be paid by the trust to the swap counterparty on the third business day preceding each distribution date.
     In the event that a swap termination payment is owed by the trust to the swap counterparty and a replacement currency swap is procured by the trust under which the replacement swap counterparty makes a payment to the trust, the trust will pay that amount directly to the original swap counterparty to the extent that a payment is owed by the trust to the swap counterparty. If after making that payment, the original swap counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (j) above.
     Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts that otherwise would be paid to the excess distribution certificateholder.
     Distributions With Respect to the EURIBOR-Based Notes; Currency Swap Default. On each quarterly distribution date, a paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the Euro account to the EURIBOR-based notes. If the currency swap terminates, amounts that would have otherwise been paid to the swap counterparty under the currency swap will be used to make payments to the EURIBOR-based notes in an amount in Euros equal to the payment that the swap counterparty would have made. If this occurs, the trust will exchange U.S. Dollars for Euros in order to make distributions of principal and interest to the EURIBOR-based noteholders. If the then current exchange rate of U.S. Dollars for Euros is less favorable than under the currency swap or if the then current spread of LIBOR to EURIBOR is less favorable than under the currency swap, the trust will use more U.S. Dollars to pay principal of and interest on the EURIBOR-based notes than it would have paid to the swap counterparty. As a result, amounts paid pursuant to clauses (c) and (e) above under ‘‘—Distributions from Collection Account’’ could be higher if the currency swap terminates.

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes
     Following the occurrence of an event of default and an acceleration of the notes, as described under “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the base prospectus, distributions on each distribution date will be made in the following order of priority:
     FIRST: pro rata, to the indenture trustee, for annual fees and any other amounts due and owing under the indenture, and to the eligible lender trustee, for annual fees and any other amounts due and owing under the trust agreement (but, in each case, only to the extent not paid by the administrator or the depositor);
     SECOND: to the servicer, the primary servicing fee due on that distribution date;
     THIRD: to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;
     FOURTH: pro rata, based on the aggregate principal balance of the notes and the amount of any swap termination payment and trust swap payment due and payable by the trust to the swap counterparty under this clause FOURTH:
     (1) to the class A noteholders (other than the class A-4 noteholders), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;
     (2) to the swap counterparty (for payment of interest due to the class A-4 noteholders), the trust swap payment with respect to interest payable to the swap counterparty by the trust; and
     (3) to the swap counterparty, the amount of any swap termination payment due to the swap counterparty under the currency swap resulting from a swap termination event relating to (a) a payment default by the trust or (b) the insolvency of the trust; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to in this clause FOURTH above remaining unpaid;
     FIFTH: pro rata (1) to the class A noteholders (other than the class A-4 noteholders), ratably, an amount sufficient to reduce the respective principal balance of those class A notes to zero, and (2) to the currency swap counterparty

(for payment to the class A-4 noteholders) an amount sufficient to reduce the U.S. Dollar Notional Principal Balance of the class A-4 notes to zero;
     SIXTH : to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;
     SEVENTH: to the class B noteholders, ratably, an amount sufficient to reduce the principal balance of the class B notes to zero;
     EIGHTH: to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;
     NINTH: to the swap counterparty, the amount of any swap termination payments due to the swap counterparty, not payable in clause (c)(3) above; and
     TENTH: to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses.
     Amounts that would be paid to the swap counterparty pursuant to clauses FOURTH, FIFTH and NINTH above will be determined on the third business day preceding each distribution date and will be paid by the trust to the swap counterparty on the third business day preceding each distribution date.
Voting Rights and Remedies; Insolvency Events
     Noteholders will have the voting rights and remedies described in the base prospectus. The notes will all vote and exercise remedies together as if they were a single class other than with respect to exercising the right to liquidate collateral, in which case the class A notes and class B notes have different rights. See “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the base prospectus.
Credit Enhancement
     Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $3,769,348. The reserve account may be replenished on each distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (f) under “—Distributions—Distributions from the Collection Account” above.
     If the market value of securities and cash in the reserve account together with any amounts on deposit in the supplemental interest account on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

     If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution on that distribution date.
     Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the capitalized interest account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a), (b), (c)(1), (c)(2) and (d) under “—Distributions—Distributions from the Collection Account” above. These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (e) and (f) and, in the case of the final distribution upon termination of the trust, clauses (h) and (i) under “—Distributions—Distributions from the Collection Account” above.
     The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carry-over amounts on the final distribution upon termination of the trust.
     Capitalized Interest Account. The capitalized interest account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $44,000,000. The initial deposit will not be replenished.
     Amounts held from time to time in the capitalized interest account will be held for the benefit of the class A noteholders and the class B noteholders, as applicable. If on any distribution date through the April 2008 distribution date, the amount of Available Funds is insufficient to pay any of the items specified in clauses (a), (b), (c)(1), (c)(2) and (d) under “—Distributions—Distributions from the Collection Account” above, amounts on deposit in the capitalized interest account on that distribution date will be withdrawn by the indenture trustee to cover such shortfalls, to the extent of funds on deposit therein, and will be allocated in the same order of priority shown under “—Distributions —Distributions from the Collection Account” above.

     All remaining funds on deposit in the capitalized interest account on the April 2008 distribution date will be transferred to the collection account and included in Available Funds on that distribution date.
     The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the April 2008 distribution date.
     Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on all of the class A notes. See “—The Notes—The Class B Notes—Subordination of the Class B Notes” above.
Administration Fee
     As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $20,000 per collection period payable in arrears on each distribution date.
Determination of Indices
     For a discussion of the day count basis, interest rate determination dates, interest rate change dates and possible interest rate indices applicable to the LIBOR-based notes and the EURIBOR-based notes, see “Additional Information Regarding the Securities—Determination of Indices” in the base prospectus.
Notice of Interest Rates
     Information concerning the past and current LIBOR and EURIBOR and the interest rates applicable to the notes, will be available on the administrator’s website at: http://www2.salliemae.com/investors/debtasset/slmsltrusts/issuedetails/2006-6.htm or by telephoning the administrator at 1-800-321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P. If any class of notes is listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for each class of notes listed on the exchange prior to the first day of each accrual period.
Currency Swap
     On the closing date, the trust will enter into a currency swap (the “currency swap”) with an Eligible Swap Counterparty, Barclays Bank PLC (the “swap counterparty”). Under the currency swap, the trust and the swap counterparty will exchange the trust’s U.S. Dollar payments on the class A-4 notes into Euros. The U.S. Dollar notional amount of the currency swap will be equal to the initial U.S. Dollar Notional Principal Balance of the class A-4 notes, and the Euro notional amount of the currency swap will be equal to the Euro denominated principal amount of the class A-4 notes. The currency swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.
     On the third business day immediately preceding each quarterly distribution date while the currency swap is in effect, the swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to the product of:
•	EURIBOR (determined as of the same time and in the same manner as for the class A-4 notes for the related accrual period) plus 0.15%;

•	the outstanding principal amount of the class A-4 notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.
     In exchange for the swap counterparty’s payments, the trust will pay to the swap counterparty, on the third business day immediately preceding each quarterly distribution date while the currency swap is in effect (to the extent funds are available) an amount in U.S. Dollars equal to the product of:
•	LIBOR (determined as of the same time and in the same manner as for the LIBOR-based notes for the related accrual period) plus 0.1476%;

•	the U.S. Dollar equivalent of the outstanding principal amount of the class A-4 notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.
     If the trust does not or is unable to make the full floating rate payment due to the swap counterparty, the floating rate payment to be made by the swap counterparty on such date will be reduced by the same proportion as the reduction in the payment from the trust.
     In addition, on the third business day immediately preceding each quarterly distribution date so long as the currency swap is in effect, the swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to (a) the amount of principal, if any, that would be paid by the trust to the holders of the class A-4 notes on the related quarterly distribution date if not for the existence of the currency swap multiplied by (b) the applicable exchange rate. The equivalent U.S. Dollar payment amount and Euro payment amount will be calculated using an exchange rate of $1.27150537634 to €1.00. On the third business day immediately preceding each quarterly distribution date, the swap counterparty will be paid from the collection account, and if necessary on the class A-4 maturity date, the reserve account, an amount equal to the payment of principal in U.S. Dollars by the trust that would have been made to the holders of the class A-4 notes on the related quarterly distribution date if not for the existence of the currency swap.
     The purchase price for the class A-4 notes will be paid by investors in Euros, but the consideration for the purchase by the trust of the trust student loans will be in U.S. Dollars. On the closing date, the trust will pay to the swap counterparty the net proceeds of the issuance of the class A-4 notes in Euros. In return, the trust will be paid by the swap counterparty the U.S. Dollar equivalent of that Euro payment amount.
     The swap counterparty will have a security interest in the trust’s assets subordinate to that of the noteholders.
     Conditions Precedent. The obligation of the trust to pay amounts due under the currency swap will be subject to the conditions that (1) no event of default under the currency swap by the swap counterparty has occurred and is continuing and (2) no such event that with the giving of notice or lapse of time or both would become an event of default under the currency swap, has occurred and is continuing.
     The swap counterparty’s obligation to pay amounts it owes will not be subject to any condition precedent, other than (1) no event of default under its currency swap relating to a payment default and (2) no occurrence or designation of an early termination event (as described in the 1992 ISDA Master Agreement). However, as described above, it is required to make a payment to the trust only to the extent that the corresponding payment in U.S. Dollars is made by the trust to the swap counterparty.
     Default Under the Currency Swap. Events of default under the currency swap are limited to:
•	the failure of the trust or the swap counterparty to pay any amount when due under the currency swap after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

•	the occurrence of a bankruptcy of the trust or an event of insolvency or bankruptcy of the swap counterparty, and

•	the following other standard events of default under the 1992 ISDA Master Agreement: “Credit Support Default” (not applicable to the trust), “Cross-Default” (not applicable to the trust) and “Merger Without Assumption” (not applicable to the trust), as described in Sections 5(a)(iii), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.
     Termination Events. The currency swap will contain usual and customary termination events and will also include an additional termination event regarding the swap counterparty’s credit rating. This additional termination event will occur if the swap counterparty has not procured a replacement transaction or a letter of credit transaction (at no cost to the trust).

     The ratings events that may cause this additional termination event are:
•	the long-term debt rating of the swap counterparty is withdrawn or downgraded below “BBB- by S&P;

•	at a time when the swap counterparty has only a long-term rating from Moody’s, the long-term senior unsecured debt rating of the swap counterparty is withdrawn or downgraded by such agency to or below “Baa1,” or at a time when the swap counterparty has both long-term and short-term ratings from such agency, either such rating is withdrawn or downgraded to or below “Baa1” or “P-3”, respectively; or

•	the long-term debt rating of the swap counterparty is withdrawn or downgraded below ‘‘BBB+’’ or the short-term debt rating of the swap counterparty is withdrawn or downgraded below ‘‘F2’’ by Fitch.
     Early Termination of the Currency Swap. Upon the occurrence of any event of default under the currency swap or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date. The trust may not designate an early termination date without the consent of the administrator.
     Upon any early termination of the currency swap, either the trust or the swap counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the swap transaction under the currency swap computed in accordance with the procedures in the currency swap. In the event that the trust is required to make a termination payment following an event of default under the currency swap resulting from a payment default by the trust or the bankruptcy of the trust, the payment will be payable pari passu with the Class A Noteholders’ Interest Distribution Amount.
     In the event that a termination payment is owed to the swap counterparty following any event of default under the currency swap by the trust, an event of default resulting from a default of the swap counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes including any applicable carry-over amounts, on that quarterly distribution date.
     The occurrence of an event of default under the indenture that results in an acceleration of the notes will not cause a termination of the currency swap, and no swap termination payment will be payable by either the trust or the swap counterparty.
     Swap Counterparty. Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on August 7, 1925 under the Colonial Bank

Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays Bank was re-registered as a public limited company and its name was changed from “Barclays Bank International Limited” to “Barclays Bank PLC”.
     Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.
     The short term unsecured obligations of Barclays Bank PLC are rated “A-1+” by Standard & Poor’s, “P-1” by Moody’s and “F1+” by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated “AA” by Standard & Poor’s, “Aa1” by Moody’s and “AA+” by Fitch Ratings Limited.
     By regulation, the European Union agreed that virtually all listed companies must use International Financial Reporting Standards (“IFRS”) adopted for use in the European Union in the preparation of their 2005 consolidated accounts. The Group has applied IFRS from January 1, 2004, with the exception of the standards relating to financial instruments (IAS 32 and IAS 39) and insurance contracts (IFRS 4) which were applied only with effect from January 1, 2005. Therefore, in the Group’s 2005 Annual Report, the impacts of adopting IAS 32, IAS 39 and IFRS 4 are not included in the 2004 comparatives in accordance with First-time Adoption of International Financial Reporting Standards (IFRS 1). The results for 2005 are therefore not entirely comparable to those for 2004 in affected areas.
     Based on the Group’s audited financial information for the year ended December 31, 2005, the Group had total assets of £924,170 million (2004: £538,300 million), total net loans and advances1 of £300,001 million (2004: £343,041 million), total deposits2 of £313,811 million (2004: £328,516 million), and total shareholders’ equity of £24,243 million (2004: £16,849 million) (including minority interests of £1,578 million (2004: £211 million)). The profit before tax of the Group for the year ended December 31, 2005 was £5,311 million (2004: £4,589 million) after impairment charges on loans and advances and other credit provisions of £1,571 million (2004: £1,093 million).
     The information in the preceding five paragraphs has been provided by Barclays Bank PLC, and has not been verified by the depositor, the trust, the sponsor, the administrator, the servicer, the trustee, the indenture trustee or the underwriters. Except for the foregoing five paragraphs, Barclays Bank PLC has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement.

[1]	Total net loans and advances include balances relating to both bank and customer accounts.

[2]	Total deposits include deposits from bank and customer accounts.

Trust Fees
     The table below sets forth the fees payable by or on behalf of the trust.

Party	Amount
Servicer	The primary servicing fee(1) for any month is equal to 1/12th of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans, plus the amount of any carryover servicing fee.

Indenture Trustee(2)	$5,000 per annum, payable in advance.

Eligible Lender Trustee(3)	$5,000 per annum, payable in advance.

Administrator(1)	$20,000 per quarter, payable in arrears.

(1)	To be paid before any amounts are distributed to the noteholders.

(2)	To be paid by the depositor pursuant to a separate agreement with the indenture trustee, and may be paid by the trust if there is an event of default on the notes, and such amount has not previously been paid.

(3)	To be paid by the depositor pursuant to a separate agreement with the eligible lender trustee, and may be paid by the trust if there is an event of default on the notes, and such amount has not previously been paid.
Optional Purchase
     The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the Pool Balance is 10% or less of the Initial Pool Balance.
     The exercise of this purchase option will result in the early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.
     This prescribed minimum purchase amount is the amount that would be sufficient to:
•	pay to noteholders the interest payable on the related distribution date; and

•	reduce the outstanding principal amount of each class of notes (or in the case of the class A-4 notes, the U.S. Dollar Notional Principal Balance of the class A-4 notes) then outstanding on the related distribution date to zero.
     See “The Student Loan Pools—Termination” in the base prospectus.

Auction of Trust Assets
     The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the Pool Balance is 10% or less of the Initial Pool Balance.
     The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.
     If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:
•	the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

•	the fair market value of the trust student loans as of the end of the related collection period.
     If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered. See “The Student Loan Pools— Termination” in the base prospectus.
     The net proceeds of any auction sale, plus all amounts then on deposit in the reserve account, will be used to retire any outstanding notes on the related distribution date.
     If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.
     If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.
     See “The Student Loan Pools— Termination” in the base prospectus.
STATIC POOLS
     Information concerning the static pool data of previous consolidation loan securitizations of the sponsor will can be found by clicking on the link for this transaction, labeled “2006-6,” on the sponsor’s website at http://www2.salliemae.com/investors/StaticPoolindex.htm. This webpage presents the static pool data of the sponsor’s previous securitizations involving similar assets in the form of published charts. The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the base prospectus or the related registration statement. We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.
PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES
     The rate of payment of principal of the notes and the yield on the notes will be affected by prepayments on the trust student loans that may occur as described below. Therefore, payments on the notes could occur significantly earlier than expected. Consequently, the actual maturities on the notes could be significantly earlier, average lives of the notes could be significantly shorter, and periodic balances could be significantly lower, than expected. Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans. Prepayments could increase as a result of certain borrower benefit programs, among other factors. In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case where such breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period. See “Description of the Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers” and “Servicing and Administration—Servicer Covenants” in the base prospectus. See also “Summary—Termination of the Trust” in this prospectus supplement regarding the servicer’s option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the Initial Pool Balance and the auction of the trust student loans if the servicer does not exercise such option.
     On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans. These may be lengthened as a result of, among other things, grace periods, deferral periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer. Therefore, payments on the notes could occur significantly later than expected. Consequently, actual maturities and weighted average lives of the notes could be significantly longer than expected and periodic balances could be significantly higher than expected. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make timely guarantee payments with respect thereto. In addition, the maturity of certain of the trust student loans could extend beyond the latest legal maturity date for the notes.
     The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.
     Exhibit I, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” attached to this prospectus supplement, shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.
U.S. FEDERAL INCOME TAX CONSEQUENCES
     For a discussion of U.S. federal income tax consequences to holders of the offered notes, you should refer to the section entitled “U.S. Federal Income Tax Consequences” in the base prospectus.
ERISA CONSIDERATIONS
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan’s investment in these plans or arrangements (including certain insurance company general accounts) (collectively, “Plans”).
     ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code (“Parties in Interest”). Particularly, the depositor, the servicer, the eligible lender trustee, the indenture trustee, the administrator, any underwriter, the swap counterparty or any of their respective affiliates may be the fiduciary for one or more Plans. Because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.
     Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulations, as further described in the base prospectus. However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the administrator, the servicer, the swap counterparty or any of their respective affiliates is a Party in Interest.
     Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal, state, local or foreign law similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”). Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.
     Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that:
•	the Plan’s purchase and holding of the notes will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the base prospectus; and

•	the purchase and holding of the notes by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of that Similar Law.

     Before making an investment in the notes, Plan fiduciaries are strongly encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover that transaction, each Plan fiduciary should take into account, among other considerations:
•	whether the fiduciary has the authority to make the investment;

•	the diversification by type of asset of the Plan’s portfolio;

•	the Plan’s funding objective; and

•	whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.
REPORTS TO NOTEHOLDERS
     Quarterly and annual reports concerning the trust will be delivered to noteholders. See “Reports to Securityholders” in the base prospectus. These reports will be available at the office of the Luxembourg paying agent or Luxembourg listing agent. The first of these quarterly distribution reports is expected to be available not later than November 10, 2006. See “Reports to Securityholders” in the base prospectus.
     Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes. See “Additional Information Regarding the Securities—Book-Entry Registration” in the base prospectus.
     The administrator will not send reports directly to the beneficial holders of the notes. However, these reports may be viewed at the sponsor’s website: http://www2.salliemae.com/investors/debtasset/slmsltrusts/issuedetails/2006-6.htm. The reports will not be audited nor will they constitute financial statements prepared in accordance with generally accepted accounting principles.
     The trust will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reports concerning the trust are required to be delivered to the holders of the notes. These reports include (but are not limited to):
•	Reports on Form 8-K (Current Report), following the issuance of the series of notes of the trust, including as Exhibits to the Form 8-K the transaction documents;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.
     The trust will have a separate Central Index Key assigned by the SEC. Reports filed with respect to the trust with the SEC after the date hereof will be available under the trust’s Central Index Key, which will be a serial company number assigned to the file number of the depositor.
UNDERWRITING
     The offered notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about July 20, 2006 against payment in immediately available funds. The issuance and sale of the offered notes is subject to the issuance and sale of the class A-4 notes and vice-versa.
     Subject to the terms and conditions in the underwriting agreement dated July 12, 2006, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the offered notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class B Notes
Barclays Capital Inc	$167,000,000	$93,334,000	$84,947,000	$15,556,000
Credit Suisse Securities (USA) LLC	167,000,000	93,333,000	84,948,000	15,555,000
Morgan Stanley & Co. Incorporated	167,000,000	93,333,000	84,948,000	15,555,000

Total	$501,000,000	$280,000,000	$254,843,000	$46,666,000

     The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

	Initial Public	Underwriting	Proceeds to
	Offering Price	Discount	the Depositor	Concession	Reallowance
Per Class A-1 Note	100.0%	0.175%	99.825%	0.105%	0.0525%
Per Class A-2 Note	100.0%	0.205%	99.795%	0.123%	0.0615%
Per Class A-3 Note	100.0%	0.230%	99.770%	0.138%	0.0690%
Per Class B Note	100.0%	0.300%	99.700%	0.180%	0.0900%
Total	$1,082,509,000	$2,176,887	$1,080,332,113
     The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of $965,092 payable by the depositor.
     The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
     The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
     In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.
     The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.
     During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.
     The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.
     In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

     In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.
     Each underwriter has represented and agreed that:
•	it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “POS Regs”);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
     No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the base prospectus attached as Appendix I thereto (collectively, the “pre-pricing disclosure package”), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.
     The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

NOTICE TO CANADIAN RESIDENTS
Resale Restrictions
     The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.
Representations of Purchasers
     By purchasing notes in Canada and accepting a purchase confirmation, a purchaser is representing to us and the underwriter from whom the purchase confirmation is received that:
•	the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

•	where required by law, the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under “—Resale Restrictions,” and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the notes to the regulatory authority that by law is entitled to collect the information.
     Further details concerning the legal authority for this information is available on request.
Rights of Action – Ontario Purchasers Only
     Under Ontario securities legislation, certain purchasers who purchase notes offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in the event that this prospectus supplement contains a misrepresentation, without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the notes with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.
Enforcement of Legal Rights
     All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
     Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.
LISTING INFORMATION
     Application has been made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market. We cannot assure you that this application will be granted. You should consult with Deutsche Bank Luxembourg SA, the Luxembourg listing agent for the notes, at 2 Boulevard Konrad Adenauer, L-1115 Luxembourg, phone number (352) 421 22 639, to determine whether the notes are listed on the Luxembourg Stock Exchange. Copies of the indenture, the trust agreement, the forms of the notes, the administration agreement, the servicing agreement and the purchase and sale agreements will be available at the offices of the Luxembourg paying agent or the Luxembourg listing agent. Once the notes have been listed on the Official List of the Luxembourg Stock Exchange, trading may be effected on the Luxembourg Stock Exchange. So long as any class of notes is listed on the Luxembourg Stock Exchange’s Euro MTF Market, and its rules so require, notices relating to that class of notes, including if such class is delisted, will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu. The Luxembourg Stock Exchange will also be advised if any class of notes is delisted.

     The notes, the indenture and the administration agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. The currency swap will be governed by the laws of the State of New York.
     If the notes are listed on the Luxembourg Stock Exchange and definitive notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent, a Luxembourg paying and transfer agent will be appointed and notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu. We will maintain a Luxembourg paying and transfer agent as long as required by the rules of the Luxembourg Stock Exchange.
     The notes have been accepted for clearance and settlement through Clearstream, Luxembourg and Euroclear.
     As long as the notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available at the office of the Luxembourg paying agent or the Luxembourg listing agent and may be obtained free of charge. The first of these quarterly distribution reports is expected to be available not later than November 10, 2006.
     The European Union Transparency Obligations Directive is currently being finalized and may be implemented in a manner that is unduly burdensome for the trust. In particular, the trust may be required to publish financial statements in the European Union prepared in accordance with, or reconciled to, international financial reporting standards. In such circumstances the administrator may decide to seek an alternative listing for the notes on a stock exchange of international standing outside the European Union as the administrator may select after consultation with the underwriters.
     As of the date of this prospectus supplement, none of the trust, the eligible lender trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the issuance of the notes. The depositor is not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.
     The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the base prospectus is true and accurate in all material respects. In relation to the depositor, the trust, SLM ECFC, VG Funding or the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the base prospectus. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the base prospectus, when taken as a whole.

     The depositor confirms that there has been no material adverse change in the assets of the trust since June 14, 2006, which is the statistical cutoff date, and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.
RATINGS OF THE NOTES
     It is a condition to the issuance and sale of the class A notes that they be rated in the highest investment rating category by at least two of Fitch, Moody’s and S&P. It is a condition to the issuance and sale of the class B notes that they be rated in one of the two highest investment rating categories by at least two of those rating agencies. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.
LEGAL MATTERS
     Robert S. Lavet, Esq., Senior Vice President and General Counsel of SLM Corporation, or any Deputy General Counsel or Associate General Counsel of Sallie Mae, Inc., acting as counsel to SLM ECFC, VG Funding, the servicer, the administrator and the depositor, and McKee Nelson LLP, New York, New York, as special counsel to SLM ECFC, VG Funding, the trust, the servicer, the administrator, the sponsor and the depositor, will give opinions on specified legal matters for SLM ECFC, VG Funding, the trust, the servicer, the administrator, the sponsor and the depositor.
     Shearman & Sterling LLP will give opinions on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give opinions on specified legal matters for the trust, including specified Delaware state income tax matters.
     Cadwalader, Wickersham & Taft LLP and Shearman & Sterling LLP also will give opinions on specified legal matters for the underwriters.

GLOSSARY FOR PROSPECTUS SUPPLEMENT
“Adjusted Pool Balance” means, for any distribution date,
•	if the Pool Balance as of the last day of the related collection period is greater than 40% of the Initial Pool Balance, the sum of that Pool Balance, Capitalized Interest, the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account that will become Available Funds on the next distribution date) and the Specified Reserve Account Balance for that distribution date, or

•	if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the Initial Pool Balance, the sum of that Pool Balance and Capitalized Interest.
“Available Funds” means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:
•	all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:
(1)	any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

(2)	amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period, including consolidation loan rebate fees;
•	any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

•	all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer’s customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

•	the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

•	the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the sellers;

•	the aggregate amounts, if any, received from the sellers, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

•	amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

•	any interest remitted by the administrator to the collection account prior to that distribution date or monthly servicing date;

•	investment earnings for that distribution date earned on amounts on deposit in each trust account (other than the Euro account);

•	amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date;

•	on the initial distribution date, the collection account initial deposit and any amounts transferred into the collection account from the supplemental purchase account following the end of the supplemental purchase period;

•	on the January 2007 distribution date, any amounts transferred from the add-on consolidation loan account following the end of the consolidation loan add-on period; and

•	on the April 2008 distribution date, all funds then on deposit in the capitalized interest account that are transferred into the collection account on that distribution date.
provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (d) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement (but excluding clause (d), and including clause (e), in the event that a condition exists as described in either (1) or (2) under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement), then Available Funds for that distribution date will include, in addition to Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay those items, and Available Funds for the succeeding distribution date will be adjusted accordingly.
“Capitalized Interest” means for any distribution date through and including the April 2008 distribution date:
•	if neither of conditions (1) and (2) described under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this prospectus supplement are in effect, the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (c)(1), (c)(2) and (d) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement, or

•	if either of conditions (1) or (2) described under “Description of the Notes— The Notes—The Class B Notes—Subordination of the Class B Notes” above is in effect, the excess, if any, of (x) the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clauses (c)(1) and (c)(2) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this prospectus supplement over (y) the Class B Noteholders’ Interest Distribution Amount.
“Class A Note Interest Shortfall” means, for any distribution date, the excess of:
•	the Class A Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•	the amount of interest actually distributed to the class A noteholders (in the case of the LIBOR-based class A notes) or paid to the swap counterparty for interest (in the case of the EURIBOR-based class A notes) for payment to the EURIBOR-based class A noteholders on that distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding distribution date to the current distribution date.
“Class A Note Principal Shortfall” means, as of the close of any distribution date, the excess of:
•	the Class A Noteholders’ Principal Distribution Amount on that distribution date, over

•	the amount of principal actually distributed to the LIBOR-based class A noteholders (in the case of the LIBOR-based class A notes) or paid to the swap counterparty for principal (in the case of the EURIBOR-based class A notes) for payment to the EURIBOR-based class A noteholders on that distribution date.

“Class A Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that distribution date.
“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:
•	the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of LIBOR-based class A notes or the amount payable with respect to interest to the swap counterparty under the currency swap with respect to the EURIBOR-based notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to LIBOR-based class A noteholders and the swap counterparty with respect to the EURIBOR-based class A noteholders on that preceding distribution date; and

•	the Class A Note Interest Shortfall for that distribution date.
“Class A Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the outstanding principal balance of the LIBOR-based class A notes plus the amount payable to the swap counterparty for principal in the case of the EURIBOR-based class A notes.
In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding balance of that class to zero (in the case of the LIBOR-based class A notes) or the U.S. Dollar Notional Principal Balance of that class to zero (in the case of the EURIBOR-based class A notes).
“Class A Percentage” means 100% minus the Class B Percentage.
“Class B Note Interest Shortfall” means, for any distribution date, the excess of:
•	the Class B Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•	the amount of interest actually distributed to the class B noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

“Class B Note Principal Shortfall” means, as of the close of any distribution date, the excess of:
•	the Class B Noteholders’ Principal Distribution Amount on that distribution date, over

•	the amount of principal actually distributed to the class B noteholders on that distribution date.
“Class B Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that distribution date.
“Class B Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:
•	the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date), after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

•	the Class B Note Interest Shortfall for that distribution date.
“Class B Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the principal balance of the class B notes.
In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.
“Class B Percentage” with respect to any distribution date, means:
•	prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

•	on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding LIBOR-based notes and the U.S. Dollar Notional Principal Balance of the EURIBOR-based notes immediately prior to that distribution date.
“Clearstream, Luxembourg” means Clearstream Banking, sociéte anonyme (formerly known as Cedelbank, sociéte anonyme), or any successor thereto.

“DTC” means The Depository Trust Company, or any successor thereto.
“Eligible Swap Counterparty” means an entity engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.
“Euroclear” means the Euroclear System in Europe, or any successor thereto.
“FFELP” means the Federal Family Education Loan Program.
“Fitch” means Fitch Inc., also known as Fitch Ratings, or any successor rating agency.
“Initial Pool Balance” means the sum of the Pool Balance of the initial trust student loans as of the closing date and all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.
“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.
“Pool Balance” means, for any date, the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as such balance has been reduced through such date by:
•	all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

•	all amounts received by the trust through that date from repurchases of the trust student loans by any of the sellers, the depositor or the servicer;

•	all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

•	the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and

•	the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, from 99% to 97%, or from and to such other applicable percentages as are required by the risk sharing provisions of the Higher Education Act.
“Principal Distribution Amount” means:
•	as to the initial distribution date, the amount by which the aggregate outstanding principal balance of the LIBOR-based notes and the U.S. Dollar Notional Principal Balance of the EURIBOR-based notes exceeds the Adjusted Pool Balance for that distribution date, and

•	as to each subsequent distribution date, the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date.

“Rating Agency Condition” means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.
“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.
“Significant Guarantor” means any guarantee agency that guarantees trust student loans comprising at least 10% of the initial Pool Balance of the initial trust student loans as of the statistical cutoff date.
“Specified Reserve Account Balance” means, for any distribution date, the greater of:
(a)	0.25% of the sum of the Pool Balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account that will become Available Funds on the next distribution date), each as of the close of business on the last day of the related collection period; and

(b)	$2,261,609;
provided that in no event will that balance exceed the aggregate outstanding principal balance of the LIBOR-based notes and the U.S. Dollar Notional Principal Balance of the EURIBOR-based notes.
“Stepdown Date” means the earlier to occur of (1) the July 2012 distribution date or (2) the first date on which the outstanding principal amount of the LIBOR-based Class A notes and the U.S. Dollar Notional Principal Balance of the EURIBOR-based class A notes have been reduced to zero.
“Trigger Event” means, on any distribution date while any of the class A notes are outstanding, that the aggregate outstanding principal balance of the LIBOR-based class A notes and the U.S. Dollar Notional Principal Balance of the EURIBOR-based class A notes, giving effect to distributions to be made on that distribution date, would exceed the Adjusted Pool Balance as of the end of the related collection period.
“U.S. Dollar Notional Principal Balance” means, with respect to the EURIBOR-based notes as of any date of determination, the U.S. Dollar equivalent amount of the initial principal balance of the EURIBOR-based notes (based on the exchange rate of  $1.27150537634 = €1.00), less all payments for principal made to the swap counterparty under the currency swap with respect to such notes on or before such date.

ANNEX A
CHARACTERISTICS OF
THE INITIAL TRUST STUDENT LOAN POOL
       The initial trust student loans were selected from the portfolio of student loans owned by SLM ECFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date and with respect to each additional trust student loan acquired during the supplemental purchase period:

•	is a consolidation loan that is guaranteed as to at least 98% (or in the case of additional trust student loans, at least 97%) of its principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	is fully disbursed;

•	is not more than 210 days past due;

•	does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.
       Unless otherwise specified, all information with respect to the initial trust student loans is presented herein as of June 14, 2006, which is the statistical cutoff date.
       The following tables provide a description of specified characteristics of the initial trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the initial trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of $1,776,474 as of the statistical cutoff date.
       The distribution by weighted average interest rate applicable to the initial trust student loans on any date following the statistical cutoff date may vary significantly from the information shown in the following tables as a result of variations in the effective rates of interest applicable to the initial trust student loans and in rates of principal reduction. Moreover, the information below about the weighted average remaining term to maturity of the initial trust student loans as of the statistical cutoff date may vary significantly from the actual term to maturity of any of the initial trust student loans as a result of prepayments or the granting of deferral and forbearance periods.

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       The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of initial trust student loans.
       Percentages and dollar amounts in any table may not total 100% or the initial trust student loan balance, as applicable, due to rounding.
COMPOSITION OF THE INITIAL TRUST STUDENT LOANS AS OF
THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance	$1,500,239,110
Aggregate Outstanding Principal Balance—Treasury Bill	$42,389,088
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill	2.83%
Aggregate Outstanding Principal Balance—Commercial Paper	$1,453,866,633
Percentage of Aggregate Outstanding Principal Balance—Commercial Paper	96.91%
Aggregate Outstanding Principal Balance—Treasury Bill—Other	$3,983,389
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill—Other	0.27%
Number of Borrowers	57,387
Average Outstanding Principal Balance Per Borrower	$26,142
Number of Loans	91,672
Average Outstanding Principal Balance Per Loan—Treasury Bill	$8,048
Average Outstanding Principal Balance Per Loan—Commercial Paper	$16,841
Average Outstanding Principal Balance Per Loan—Treasury Bill—Other	$53,112
Weighted Average Remaining Term to Scheduled Maturity	264 months
Weighted Average Annual Borrower Interest Rate	5.08%
       We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the base prospectus.
       The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was 3.11% as of the statistical cutoff date.
       The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 2.64% as of the statistical cutoff date. See “Federal Family Education Loan Program—Special Allowance Payments” in Appendix A to the base prospectus.
       The category “Treasury Bill—Other” in the table above represents consolidation loans made under the FFELP which consolidated one or more Stafford Loans, SLS Loans and/or PLUS Loans with one or more student loans originated under the Health Education Assistance Loan Program (which we refer to as “HEAL Loans”). These consolidation loans are guaranteed as to principal and interest by a guarantee agency and reinsured by the Department of Education. However, the part of each such consolidation loan that represents the amount of the HEAL Loan is not eligible to receive special allowance payments or interest subsidy payments. The interest rate on the HEAL Loan segment of any such consolidation loan is

A-2

variable and is reset each July 1, based upon the average bond-equivalent rate for 91-day Treasury bills auctioned during the three months ending June 30, plus 3.0%. In addition, the applicable interest rate on the HEAL Loan segment of any such consolidation loan is not subject to any cap on the interest rate that may apply to the principal of that HEAL Loan segment.
       For these purposes, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.
DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
BORROWER INTEREST RATES
AS OF THE STATISTICAL CUTOFF DATE

		Aggregate	Percent of Pool
	Number of	Outstanding	by Outstanding
Interest Rate	Loans	Principal Balance	Principal Balance

Less than or equal to 3.00%	4,314	$81,871,086	5.5%
3.01% to 3.50%	8,222	140,968,969	9.4
3.51% to 4.00%	6,334	127,704,640	8.5
4.01% to 4.50%	7,248	120,157,145	8.0
4.51% to 5.00%	18,468	305,815,765	20.4
5.01% to 5.50%	20,483	267,884,510	17.9
5.51% to 6.00%	4,593	92,824,815	6.2
6.01% to 6.50%	11,963	211,373,663	14.1
6.51% to 7.00%	2,544	46,420,332	3.1
7.01% to 7.50%	788	17,952,120	1.2
7.51% to 8.00%	3,200	38,549,909	2.6
8.01% to 8.50%	2,103	33,421,914	2.2
Equal to or greater than 8.51%	1,412	15,294,243	1.0

Total	91,672	$1,500,239,110	100.0%

       We determined the interest rates shown in the table above using the interest rates applicable to the initial trust student loans as of the statistical cutoff date. Because most of the initial trust student loans bear interest at variable rates of interest that reset annually effective as of July 1 of each year, and because initial trust student loans with different interest rates are likely to be repaid at different rates, this information will not remain applicable to the initial trust student loans in the future. See Appendix A to the base prospectus.

A-3

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
OUTSTANDING PRINCIPAL BALANCE PER BORROWER
AS OF THE STATISTICAL CUTOFF DATE

		Aggregate	Percent of Pool
Range of Outstanding	Number of	Outstanding	by Outstanding
Principal Balance	Borrowers	Principal Balance	Principal Balance

Less than $5,000.00	4,057	$11,266,961	0.8%
$5,000.00 — $9,999.99	7,982	65,111,910	4.3
$10,000.00 — $14,999.99	11,407	142,207,544	9.5
$15,000.00 — $19,999.99	8,610	149,835,254	10.0
$20,000.00 — $24,999.99	5,818	129,937,898	8.7
$25,000.00 — $29,999.99	3,948	107,963,925	7.2
$30,000.00 — $34,999.99	3,028	98,132,901	6.5
$35,000.00 — $39,999.99	2,615	97,986,105	6.5
$40,000.00 — $44,999.99	1,777	75,319,640	5.0
$45,000.00 — $49,999.99	1,541	73,209,398	4.9
$50,000.00 — $54,999.99	1,085	56,833,016	3.8
$55,000.00 — $59,999.99	904	51,856,333	3.5
$60,000.00 — $64,999.99	652	40,729,874	2.7
$65,000.00 — $69,999.99	620	41,813,184	2.8
$70,000.00 — $74,999.99	457	33,144,175	2.2
$75,000.00 — $79,999.99	425	32,947,483	2.2
$80,000.00 — $84,999.99	312	25,726,221	1.7
$85,000.00 — $89,999.99	289	25,242,820	1.7
$90,000.00 — $94,999.99	229	21,175,167	1.4
$95,000.00 — $99,999.99	187	18,228,414	1.2
$100,000.00 and above	1,444	201,570,888	13.4

Total	57,387	$1,500,239,110	100.0%

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
DELINQUENCY STATUS AS OF
THE STATISTICAL CUTOFF DATE

			Percent of
			Pool by
		Aggregate	Outstanding
	Number of	Outstanding	Principal
Number of Days Delinquent	Loans	Principal Balance	Balance

0 to 30	86,674	$1,435,965,415	95.7%
31 to 60	1,864	27,837,273	1.9
61 to 90	1,225	16,155,016	1.1
91 to 120	897	9,524,486	0.6
121 to 150	442	4,590,441	0.3
151 to 180	343	3,701,623	0.2
181 to 210	227	2,464,858	0.2
211 and greater	0	0	0.0

Total	91,672	$1,500,239,110	100.0%

A-4

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY
AS OF THE STATISTICAL CUTOFF DATE

		Aggregate	Percent of Pool
Number of Months	Number	Outstanding	by Outstanding
Remaining to Scheduled Maturity	of Loans	Principal Balance	Principal Balance

0 to 3	21	$8,366	*
4 to 12	186	145,352	*
13 to 24	465	690,856	*
25 to 36	604	1,178,466	0.1%
37 to 48	712	2,220,655	0.1
49 to 60	916	3,311,383	0.2
61 to 72	934	3,833,819	0.3
73 to 84	947	4,647,093	0.3
85 to 96	947	5,099,188	0.3
97 to 108	1,257	7,715,604	0.5
109 to 120	1,295	9,072,591	0.6
121 to 132	1,109	8,246,316	0.5
133 to 144	8,699	53,888,342	3.6
145 to 156	1,019	9,079,354	0.6
157 to 168	1,734	16,186,485	1.1
169 to 180	23,768	222,248,962	14.8
181 to 192	1,415	16,234,478	1.1
193 to 204	2,312	30,153,650	2.0
205 to 216	1,135	16,580,487	1.1
217 to 228	2,392	35,342,784	2.4
229 to 240	18,643	298,100,868	19.9
241 to 252	1,469	25,857,914	1.7
253 to 264	696	15,717,983	1.0
265 to 276	464	11,168,858	0.7
277 to 288	821	20,684,536	1.4
289 to 300	8,037	210,103,251	14.0
301 to 312	1,051	29,236,264	1.9
313 to 324	418	16,516,779	1.1
325 to 336	372	17,580,127	1.2
337 to 348	616	29,873,262	2.0
349 to 360	6,214	323,882,305	21.6
361 and greater	1,004	55,632,732	3.7

Total	91,672	$1,500,239,110	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.
     We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferral or

A-5

forbearance periods that may be granted in the future. See Appendix A to the base prospectus.
DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS
AS OF THE STATISTICAL CUTOFF DATE

		Aggregate	Percent of Pool
	Number	Outstanding	by Outstanding
Current Borrower Payment Status	of Loans	Principal Balance	Principal Balance

Deferment	2,440	$58,619,082	3.9%
Forbearance	4,140	91,042,055	6.1
Repayment
First year in repayment	64,626	1,084,458,822	72.3
Second year in repayment	6,038	94,374,884	6.3
Third year in repayment	3,263	50,791,901	3.4
More than 3 years in repayment	11,165	120,952,366	8.1

Total	91,672	$1,500,239,110	100.0%

       Current borrower payment status refers to the status of the borrower of each initial trust student loan as of the statistical cutoff date. The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan—repayment.
       See Appendix A to the base prospectus.
       The weighted average number of months in repayment for all initial trust student loans currently in repayment is approximately 7.7, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.
SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN
STATUS OF THE INITIAL TRUST STUDENT LOANS BY
CURRENT BORROWER PAYMENT STATUS AS OF THE
STATISTICAL CUTOFF DATE

	Scheduled Remaining Months in Status

Current Borrower Payment Status	Deferment	Forbearance	Repayment

Deferment	5.3	—	304.0
Forbearance	—	5.1	289.6
Repayment	—	—	260.4

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       We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future. None of the initial trust student loans in deferment as of the statistical cutoff date are to borrowers who had not graduated as of that date.

A-7

GEOGRAPHIC DISTRIBUTION OF THE INITIAL TRUST STUDENT
LOANS AS OF THE STATISTICAL CUTOFF DATE

		Aggregate	Percent of Pool
	Number	Outstanding	by Outstanding
State	of Loans	Principal Balance	Principal Balance

Alabama	997	$16,729,332	1.1%
Alaska	109	2,240,012	0.1
Arizona	2,263	30,477,491	2.0
Arkansas	504	8,162,735	0.5
California	9,853	155,623,649	10.4
Colorado	1,442	22,411,443	1.5
Connecticut	1,779	32,003,078	2.1
Delaware	254	4,811,678	0.3
District of Columbia	386	7,214,781	0.5
Florida	5,679	88,260,948	5.9
Georgia	2,995	52,383,203	3.5
Hawaii	375	5,439,334	0.4
Idaho	317	5,025,112	0.3
Illinois	3,784	64,589,848	4.3
Indiana	2,767	40,767,425	2.7
Iowa	629	9,241,079	0.6
Kansas	1,397	19,342,816	1.3
Kentucky	820	11,002,496	0.7
Louisiana	1,911	32,015,210	2.1
Maine	338	5,945,664	0.4
Maryland	2,442	46,716,538	3.1
Massachusetts	3,412	59,384,858	4.0
Michigan	1,942	33,344,842	2.2
Minnesota	1,208	18,064,702	1.2
Mississippi	716	11,790,015	0.8
Missouri	1,595	25,456,906	1.7
Montana	170	2,674,434	0.2
Nebraska	423	5,892,677	0.4
Nevada	634	8,679,356	0.6
New Hampshire	466	8,221,484	0.5
New Jersey	3,507	66,141,678	4.4
New Mexico	382	6,350,013	0.4
New York	7,034	125,498,438	8.4
North Carolina	1,913	30,994,300	2.1
North Dakota	116	1,661,657	0.1
Ohio	3,757	65,944,521	4.4
Oklahoma	1,309	17,323,872	1.2
Oregon	1,274	21,721,104	1.4
Pennsylvania	3,649	69,715,298	4.6
Rhode Island	289	5,612,783	0.4
South Carolina	990	15,588,971	1.0
South Dakota	163	2,632,689	0.2
Tennessee	1,407	21,700,643	1.4
Texas	6,835	95,842,228	6.4
Utah	258	4,768,018	0.3
Vermont	142	2,863,882	0.2
Virginia	2,764	44,385,954	3.0
Washington	2,394	38,795,681	2.6
West Virginia	470	6,405,059	0.4
Wisconsin	879	13,607,008	0.9
Wyoming	78	1,055,485	0.1
Other	455	7,779,686	0.5

Total	91,672	$1,500,239,110	100.0%

A-8

       We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the initial trust student loans shown on the servicer’s records as of the statistical cutoff date.
       Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, that payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.
       In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.
       Each of the sellers makes available, through the servicer, to borrowers of student loans it holds, payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by the sellers provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Each of the sellers also offers, through the servicer, an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will

A-9

continue to be eligible for the graduated payment and income-sensitive repayment plans. See “Sallie Mae’s Student Loan Financing Business” in the base prospectus.
       The following table provides certain information about initial trust student loans subject to the repayment terms described in the preceding paragraphs.
DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

		Aggregate	Percent of Pool
	Number of	Outstanding	by Outstanding
Loan Type	Loans	Principal Balance	Principal Balance

Subsidized Stafford Loans	42,603	$598,026,057	39.9%
Unsubsidized Stafford Loans	49,069	902,213,053	60.1

Total	91,672	$1,500,239,110	100.0%

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
REPAYMENT TERMS AS OF
THE STATISTICAL CUTOFF DATE

		Aggregate	Percent of Pool
	Number of	Outstanding	by Outstanding
Loan Repayment Terms	Loans	Principal Balance	Principal Balance

Level Repayment	70,257	$1,089,013,787	72.6%
Other Repayment Options(1)	21,042	402,465,499	26.8
Income Sensitive	373	8,759,824	0.6

Total	91,672	$1,500,239,110	100.0%

(1)	Includes, among others, graduated repayment and interest-only period loans.
     The servicer, at the request of the sellers or the depositor and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.
       With respect to interest-only loans, as of the statistical cut-off date, there are 2,444 loans with an aggregate outstanding principal balance of $70,132,839 currently in an interest-only period. These interest-only loans represent 4.7% of the aggregate outstanding principal balance of the initial trust student loans. As of the statistical cutoff date, the related interest-only periods ranged from 24 months to 48 months.

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       The following table provides information about the initial trust student loans regarding date of disbursement.
DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
DATE OF DISBURSEMENT AS OF
THE STATISTICAL CUTOFF DATE

		Aggregate	Percent of Pool
	Number of	Outstanding	by Outstanding
Disbursement Date	Loans	Principal Balance	Principal Balance

Pre-October 1, 1993	98	$2,016,286	0.1%
October 1, 1993 through the Statistical Cutoff Date*	91,574	1,498,222,824	99.9

Total	91,672	$1,500,239,110	100.0%

*	Additional trust student loans that were disbursed on or after July 1, 2006 may be acquired during the supplemental purchase period.
     Guarantee Agencies for the Trust Student Loans. The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified initial trust student loans.

A-11

       The following table provides information with respect to the portion of the initial trust student loans guaranteed by each guarantor:
DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS BY
GUARANTEE AGENCY AS OF THE STATISTICAL CUTOFF DATE*

		Aggregate	Percent of Pool
	Number	Outstanding	by Outstanding
Name of Guarantee Agency	of Loans	Principal Balance	Principal Balance

American Student Assistance	5,848	$98,157,710	6.5%
California Student Aid Commission	10,922	166,397,441	11.1
Colorado Student Loan Program	107	813,210	0.1
Connecticut Student Loan Foundation	626	8,272,343	0.6
Educational Credit Management Corp of Virginia	2,635	29,498,481	2.0
Florida Bureau of Student Financial Assistance	6,465	111,724,878	7.4
Great Lakes Higher Education Corporation	411	6,293,297	0.4
Illinois Student Assistance Commission	833	11,287,727	0.8
Iowa College Student Aid Commission	48	531,277	**
Kentucky Higher Education Assistance Authority	203	2,615,494	0.2
Louisiana Office of Student Financial Assistance	901	13,114,692	0.9
Michigan Guaranty Agency	750	11,629,101	0.8
Nebraska Student Loan Program	451	4,659,584	0.3
New Jersey Office of Student Assistance	816	10,118,751	0.7
New York State Higher Education Services Corporation	2,475	39,584,027	2.6
Northwest Education Loan Association	814	11,415,403	0.8
Oklahoma Guaranteed Student Loan Program	1,002	12,221,993	0.8
Pennsylvania Higher Education Assistance Agency	1,431	25,227,270	1.7
Student Loan Guarantee Foundation of Arkansas, Inc.	186	2,897,027	0.2
Tennessee Student Assistance Corporation	3	16,141	**
Texas Guaranteed Student Loan Corporation	3,552	39,190,745	2.6
United Student Aid Funds, Inc.	51,193	894,572,519	59.6

Total	91,672	$1,500,239,110	100.0%

*	Additional trust student loans may be guaranteed by a guarantee agency not listed.
**	Represents a percentage greater than 0% but less than 0.05%.

A-12

SIGNIFICANT GUARANTOR
INFORMATION
        The information shown for each Significant Guarantor relates to all student loans, including but not limited to initial trust student loans, guaranteed by that Significant Guarantor.
       We obtained the information in these tables from various sources, including from the Significant Guarantors themselves or from the Department of Education. None of the depositor, SLM ECFC, VG Funding or the underwriters has audited or independently verified this information for accuracy or completeness.
       Guarantee Volume. The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by each Significant Guarantor in each of the last five federal fiscal years:

	Loans Guaranteed

	Federal Fiscal Year

Guarantor	2001	2002	2003	2004	2005

California Student Aid Commission	$2,792,000,000	$3,523,000,000	$4,421,000,000	$5,712,000,000	$6,577,000,000
United Student Aid Funds, Inc.	7,379,000,000	8,162,000,000	9,587,000,000	9,907,000,000	10,724,000,000
       Reserve Ratio. A guarantor’s reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

•	Cumulative cash reserves are cash reserves plus (1) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (2) uses of funds, including claims paid to lenders, operating expenses, lender fees, the Department of Education’s share of collections on claims paid, returned advances and reinsurance fees.

•	The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by that guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to that guarantor from other guarantors.
       The following table shows each Significant Guarantor’s reserve ratios for the last five federal fiscal years:

	Reserve Ratio as of Close of

	Federal Fiscal Year

Guarantor	2001	2002	2003	2004	2005

California Student Aid Commission	0.9%	0.4%	0.3%	0.3%	0.3%
United Student Aid Funds, Inc.	1.0	0.7	0.7	0.6	0.5
       Recovery Rates. A guarantor’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the

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guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by that guarantor.
       The table below shows the cumulative recovery rates for each Significant Guarantor for the last five federal fiscal years:

	Recovery Rate

	Federal Fiscal Year

Guarantor	2001	2002	2003	2004	2005

California Student Aid Commission	19.3%	23.0%	27.2%	27.0%	31.1%
United Student Aid Funds, Inc.	33.7	32.8	30.1	35.5	35.0
       Claims Rate. The following table shows the claims rates of each Significant Guarantor for the last five federal fiscal years:

	Claims Rate

	Federal Fiscal Year

Guarantor	2001	2002	2003	2004	2005

California Student Aid Commission	2.6%	2.5%	2.1%	2.1%	2.8%
United Student Aid Funds, Inc.	2.5	2.0	1.4	1.1	1.4

A-14

EXHIBIT I
PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE
LIVES AND EXPECTED MATURITIES OF THE NOTES
     Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.
The CPR Model
     The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly	=	Balance After	x	(1-(1-CPR)^1/12)
Prepayments		Scheduled Payments
Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model
     The CLR model assumes that:
•	student loans will prepay at a CPR of 1/15th of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15th of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.
     This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%
     Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.
Additional Assumptions
     For purposes of the CLR model and the CPR model, it is assumed, among other things, that:
•	the statistical cutoff date for the trust student loans is June 14, 2006;

•	the closing date will be July 20, 2006;

•	all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

•	consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:
•	91-day Treasury bill rate of 4.84%; and

•	three-month commercial paper rate of 5.24%;
•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	quarterly distributions begin on October 25, 2006, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:
•	class A-1 notes: 5.39%;

•	class A-2 notes: 5.47%;

•	class A-3 notes: 5.50%;

•	class A-4 notes: 5.54%; and

•	class B notes: 5.60%;
•	an administration fee equal to $25,000 is paid quarterly by the trust to the administrator;

•	a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $3,769,348 and at all times a balance equal to the greater of (1) 0.25% of the applicable pool balance and (2) $2,261,609;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $7,500,000;

•	the capitalized interest account has an initial balance equal to $44,000,000, and on the April 2008 distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, add-on consolidation loan account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.29% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 13 months;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•	the trust will not enter into any derivative arrangements other than the currency swap;

•	the currency swap will be in full force and effect at all times, and the trust will make payments with respect to interest to the swap counterparty under the currency swap at a rate of 5.54%;

•	an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance; and

•	the pool of trust student loans consists of 2,568 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.
     The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables
     The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.
Weighted Average Lives and Expected Maturities of the Notes
at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%
Class A-1 Notes	4.68	3.58	3.00	2.63	2.36
Class A-2 Notes	11.47	8.56	7.00	6.02	5.34
Class A-3 Notes	15.28	12.02	9.81	8.42	7.45
Class A-4 Notes	19.90	17.39	15.00	13.02	11.46
Class B Notes	15.08	13.17	11.75	10.69	9.88

Expected Maturity Date
Class A-1 Notes	October 25, 2015	April 25, 2013	January 25, 2012	April 25, 2011	October 25, 2010
Class A-2 Notes	January 25, 2020	October 25, 2016	January 25, 2015	October 25, 2013	January 25, 2013
Class A-3 Notes	July 25, 2023	April 25, 2020	October 25, 2017	April 25, 2016	January 25, 2015
Class A-4 Notes	April 25, 2028	January 25, 2026	October 25, 2023	October 25, 2021	January 25, 2020
Class B Notes	April 25, 2028	January 25, 2026	October 25, 2023	October 25, 2021	January 25, 2020

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution
Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	98	98	97	97	96
October 2007	89	87	84	81	78
October 2008	72	66	60	54	48
October 2009	62	53	43	33	24
October 2010	53	38	24	11	0
October 2011	43	23	4	0	0
October 2012	32	7	0	0	0
October 2013	21	0	0	0	0
October 2014	10	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution
Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	96
October 2011	100	100	100	76	47
October 2012	100	100	72	34	0
October 2013	100	84	36	0	0
October 2014	100	55	1	0	0
October 2015	97	26	0	0	0
October 2016	75	0	0	0	0
October 2017	53	0	0	0	0
October 2018	29	0	0	0	0
October 2019	5	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution
Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	93	53
October 2014	100	100	100	51	7
October 2015	100	100	64	10	0
October 2016	100	98	29	0	0
October 2017	100	68	0	0	0
October 2018	100	39	0	0	0
October 2019	100	11	0	0	0
October 2020	77	0	0	0	0
October 2021	48	0	0	0	0
October 2022	16	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution
Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	83
October 2016	100	100	100	87	65
October 2017	100	100	99	72	51
October 2018	100	100	84	58	40
October 2019	100	100	71	47	30
October 2020	100	92	59	37	0
October 2021	100	78	48	0	0
October 2022	100	65	39	0	0
October 2023	92	53	0	0	0
October 2024	75	41	0	0	0
October 2025	58	31	0	0	0
October 2026	45	0	0	0	0
October 2027	34	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution
Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	98	96	95	93	92
October 2013	93	89	85	81	77
October 2014	89	81	75	68	66
October 2015	84	74	65	60	52
October 2016	79	67	58	49	41
October 2017	73	60	50	40	32
October 2018	68	55	43	33	25
October 2019	62	48	36	26	19
October 2020	56	42	30	21	0
October 2021	50	36	24	0	0
October 2022	45	30	19	0	0
October 2023	38	24	0	0	0
October 2024	31	19	0	0	0
October 2025	24	14	0	0	0
October 2026	19	0	0	0	0
October 2027	14	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CPR Tables
     The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.
Weighted Average Lives and Expected Maturities of the Notes
at Various CPR Percentages(1)

Weighted Average
Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 Notes	4.68	2.41	1.62	1.24	1.01
Class A-2 Notes	11.47	6.76	4.48	3.30	2.58
Class A-3 Notes	15.28	10.56	7.31	5.40	4.24
Class A-4 Notes	19.90	16.61	13.24	10.43	8.37
Class B Notes	15.08	12.99	11.38	9.89	8.86

Expected Maturity
Date
Class A-1 Notes	October 25, 2015	July 25, 2011	October 25, 2009	October 25, 2008	April 25, 2008
Class A-2 Notes	January 25, 2020	April 25, 2015	April 25, 2012	October 25, 2010	October 25, 2009
Class A-3 Notes	July 25, 2023	January 25, 2019	July 25, 2015	April 25, 2013	October 25, 2011
Class A-4 Notes	April 25, 2028	July 25, 2025	July 25, 2022	July 25, 2019	April 25, 2017
Class B Notes	April 25, 2028	July 25, 2025	July 25, 2022	July 25, 2019	April 25, 2017

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance;

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various
CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	98	95	91	87	83
October 2007	89	74	59	45	30
October 2008	72	46	23	0	0
October 2009	62	28	0	0	0
October 2010	53	10	0	0	0
October 2011	43	0	0	0	0
October 2012	32	0	0	0	0
October 2013	21	0	0	0	0
October 2014	10	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution
Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	62
October 2009	100	100	94	44	0
October 2010	100	100	53	0	0
October 2011	100	88	15	0	0
October 2012	100	59	0	0	0
October 2013	100	32	0	0	0
October 2014	100	7	0	0	0
October 2015	97	0	0	0	0
October 2016	75	0	0	0	0
October 2017	53	0	0	0	0
October 2018	29	0	0	0	0
October 2019	5	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution
Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	98
October 2010	100	100	100	95	41
October 2011	100	100	100	49	0
October 2012	100	100	79	10	0
October 2013	100	100	47	0	0
October 2014	100	100	16	0	0
October 2015	100	80	0	0	0
October 2016	100	54	0	0	0
October 2017	100	28	0	0	0
October 2018	100	4	0	0	0
October 2019	100	0	0	0	0
October 2020	77	0	0	0	0
October 2021	48	0	0	0	0
October 2022	16	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution
Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	96
October 2012	100	100	100	100	77
October 2013	100	100	100	88	61
October 2014	100	100	100	74	49
October 2015	100	100	95	61	39
October 2016	100	100	82	51	31
October 2017	100	100	70	42	0
October 2018	100	100	60	34	0
October 2019	100	90	50	0	0
October 2020	100	78	42	0	0
October 2021	100	66	34	0	0
October 2022	100	55	0	0	0
October 2023	92	45	0	0	0
October 2024	75	35	0	0	0
October 2025	58	0	0	0	0
October 2026	45	0	0	0	0
October 2027	34	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes
Percentages Of Original Principal Of The Notes Remaining At Certain Distribution
Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	98	96	94	92	90
October 2013	93	88	82	77	72
October 2014	89	80	74	64	57
October 2015	84	73	65	53	45
October 2016	79	65	56	44	36
October 2017	73	60	48	36	0
October 2018	68	53	41	30	0
October 2019	62	47	34	0	0
October 2020	56	41	29	0	0
October 2021	50	35	23	0	0
October 2022	45	29	0	0	0
October 2023	38	23	0	0	0
October 2024	31	18	0	0	0
October 2025	24	0	0	0	0
October 2026	19	0	0	0	0
October 2027	14	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CLR/CPR Equivalence Table
     Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 3.00 years in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 2.4% CPR.
Equivalent CPR Percentages at Various CLR Assumptions(1)(2)

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	1.4%	2.4%	3.3%	4.2%
Class A-2 Notes	0.0%	2.1%	3.7%	5.0%	6.1%
Class A-3 Notes	0.0%	2.7%	4.8%	6.4%	7.8%
Class A-4 Notes	0.0%	3.0%	5.8%	8.3%	10.5%
Class B Notes	0.0%	3.6%	7.0%	10.1%	12.1%

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.

(2)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

PRINCIPAL OFFICES
ISSUING ENTITY
SLM STUDENT LOAN TRUST 2006-6
Christiana Center/ OPS4
500 Stanton Christiana Road
Newark, Delaware 19713
DEPOSITOR
SLM FUNDING LLC
12061 Bluemont Way
V3419
Reston, Virginia 20190
SPONSOR, SERVICER AND ADMINISTRATOR
SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190

ELIGIBLE LENDER TRUSTEE	INDENTURE TRUSTEE

CHASE BANK USA,	DEUTSCHE BANK TRUST
NATIONAL ASSOCIATION	COMPANY AMERICAS
Christiana Center/ OPS4	60 Wall Street, 26th Floor
500 Stanton Christiana Road	Mailstop NYC60 2606
Newark, Delaware 19713	New York, New York 10005
PAYING AGENT
DEUTSCHE BANK TRUST COMPANY AMERICAS
60 Wall Street, 26th Floor,
Mailstop NYC60 2606
New York, New York 10005
LUXEMBOURG PAYING AGENT AND LUXEMBOURG LISTING AGENT
DEUTSCHE BANK LUXEMBOURG SA
2 Boulevard Konrad Adenauer
L 1115 Luxembourg
LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE SERVICER AND THE ADMINISTRATOR

MCKEE NELSON LLP	RICHARDS, LAYTON &
One Battery Park Plaza	FINGER, P.A.	SHEARMAN & STERLING LLP
34th Floor	920 King Street	801 Pennsylvania Avenue, N.W.
New York, New York 10004	Wilmington, Delaware 19801	Washington, D.C. 20004 2604
LEGAL ADVISORS TO THE UNDERWRITERS

CADWALADER, WICKERSHAM & TAFT LLP	SHEARMAN & STERLING LLP
1201 F Street, N.W.	801 Pennsylvania Avenue, N.W.
Suite 1100	Washington, D.C. 20004 2604
Washington, D.C. 20004
INDEPENDENT PUBLIC ACCOUNTANTS
PRICEWATERHOUSECOOPERS LLP
1800 Tysons Boulevard
McLean, Virginia 22102-4261

BASE PROSPECTUS
The SLM Student Loan Trusts
The SLM Private Credit Student Loan Trusts
Issuing Entities
Student Loan-Backed Notes

SLM Funding LLC
Depositor
Sallie Mae, Inc.
Sponsor, Servicer and Administrator

You should consider carefully the risk factors described in this prospectus beginning on page 20 and in the prospectus supplement that accompanies this prospectus.
The notes described herein represent obligations of the applicable issuing entity only. The notes are not obligations of or interests in the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.
The notes are not guaranteed or insured by the United States of America or any U.S. governmental agency.
This prospectus may be used to offer and sell any series of notes only if it is accompanied by the prospectus supplement for that series.
The Depositor
SLM Funding LLC, a Delaware limited liability company, is the depositor. SLM Education Credit Finance Corporation is the sole member of SLM Funding LLC.
The Notes
The depositor intends to form trusts to issue student loan-backed notes. Each issue of notes will have its own designation. We intend to sell the notes from time to time in amounts, at prices and on terms determined at the time of the offering and sale of the related series of notes. Each series will include one or more classes of notes secured by the assets of the trust for that issue.
A class of notes may:
•	be senior or subordinate to other classes in its series; and

•	receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.
Each holder of a class of notes will have the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.
Trust Assets
The assets of each trust will include:
•	education loans to students or parents of students;

•	specified types of credit enhancement; and

•	other moneys, investments and property, including derivative instruments in some cases.
Each supplement to this prospectus will describe, among other things, the specific amounts, prices and terms of the notes of the related series. The supplements will also provide details of the specific student loans, credit enhancement, derivative instruments and other assets of the related trust.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
July 12, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT
     For each issue, we will provide information to you about the notes in two separate documents that progressively provide more detail:
•	this prospectus, including the Appendices hereto, which provides general information, some of which may not apply to your series of notes; and

•	the related prospectus supplement, including all Annexes thereto, which describes the specific terms of your series of notes, including:
•	the timing of interest and principal payments;

•	financial and other information about the student loans and the other assets owned by the trust;

•	information about credit enhancement;

•	the ratings; and

•	the method of selling the notes.
     In making any investment decision, you should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or other jurisdiction where the offer is prohibited.
     For certain information concerning the notes, we have provided cross-references to captions in this prospectus and the accompanying prospectus supplement. Under each of those captions, further information about the notes is provided. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

Page
Prospectus Summary	7
Principal Parties	7
The Notes	8
Assets of the Issuing Entity	10
Collection Account	11
Reserve Account	11
Pre-Funding Account	12
Capitalized Interest Account	12
Other Accounts	12
Pre-funding Period	13
Revolving Period	13
Credit and Cash Flow or other Enhancement or Derivative Arrangements	13
Servicing Agreements	13
Servicing Fee	14
Administration Agreement	14
Administration Fee	14
Purchase Agreements	14
Sale Agreements	14
Representations and Warranties of the Depositor	15
Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers under the Purchase Agreements	16
Covenants of the Servicer	16
Optional Purchase	17
Call Option and Collateral Call	17
Auction of Trust Assets	18
Tax Considerations	18
ERISA Considerations	19
Ratings	19
Risk Factors	20
Because The Notes May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Investment That You Expected	20
The Notes Are Not Suitable Investments For All Investors	20
If A Secondary Market For Your Notes Does Not Develop, The Value Of Your Notes May Diminish	20
The Issuing Entity Will Have Limited Assets From Which To Make Payments On The Notes, Which May Result In Losses	20
Private Credit Student Loans May Have Greater Risk Of Default	21
Interests Of Other Persons In Private Credit Student Loans Could Be Superior To An Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes	21
Risk Of Default By Private Guarantors	22
You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On The Student Loans	22
If A Guarantor Or Surety Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Notes	22
The US Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes	23
You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control	24
You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes	25
A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes	25

Page
The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Notes	25
Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Notes	26
The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk	26
Incentive Programs May Affect Your Notes	26
Payment Offsets By FFELP Loan Guarantors Or The U S Department Of Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes	27
A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes	29
The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes	29
The Bankruptcy Of The Depositor, SLM ECFC Or Any Other Seller Could Delay Or Reduce Payments On Your Notes	29
The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default	30
Future Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor, SLM ECFC, Or The Other Sellers And, Accordingly, Adversely Affect Your Notes	31
The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans	31
Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes	32
An Issuing Entity May Be Affected By Delayed Payments From Borrowers Called To Active Military Service	32
Consumer Protection Laws May Affect Enforceability Of Student Loans	33
Risk of Bankruptcy Discharge of Private Credit Student Loans	33
Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An Event Of Default Under The Indenture	33
In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty	34
Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates	34
Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates	35
If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not Be Able To Reinvest In A Comparable Note	36
Risks Related To Auction Rate Notes	36

Page
The Interest Rates On Any Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield	36
Risks Related To Reset Rate Notes	37
If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid	37
Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Notes	38
If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss	39
In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be Delayed, Or Subordinated Noteholders May Suffer A Loss	39
If The Holder Of The Call Option On The Reset Rate Notes Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Note	40
If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Notes	40
If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest	40
Formation of the Issuing Entities	42
The Issuing Entities	42
Eligible Lender Trustee or Trustee	43
Use Of Proceeds	44
The Depositor	44
The Sponsor, Servicer and Administrator	46
The Sellers	48
The Student Loan Pools	49
FFELP Delinquencies, Defaults, Claims and Net Losses	50
Static Pool Data	50
Prepayments and Yield	51
Payment of Notes	51
Termination	51
Sallie Mae’s Student Loan Financing Business	52
Transfer and Servicing Agreements	59
General	59
Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers	59
Sale of Student Loans to the Trust; Representations and Warranties of the Depositor	61
Custodian of Promissory Notes	61
Additional Fundings	62
Amendments to Transfer and Servicing Agreements	62
Servicing and Administration	63
General	63
Accounts	63
Servicing Procedures	65
Payments on Student Loans	66
Servicer Covenants	66
Servicing Compensation	67
Net Deposits	68
Evidence as to Compliance	68
Matters Regarding the Servicer	69
Servicer Default	70
Rights Upon Servicer Default	71
Waiver of Past Defaults	71
Administration Agreement	71
Administrator Default	72
Rights Upon Administrator Default	73
Statements to Indenture Trustee and Trust	73
Evidence as to Compliance	75
Trading Information	75
Pool Factors	76
Description of the Notes	77
General	77
Principal and Interest on the Notes	77

PROSPECTUS SUMMARY
          This summary highlights selected information concerning the notes. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information which appears elsewhere in this document and in the prospectus supplement for your particular notes.
Principal Parties

Issuing Entity	Each issuing entity will be a Delaware statutory trust to be formed for each series of notes under a trust agreement between the depositor and an eligible lender trustee. We sometimes refer to an issuing entity as a “trust” in this prospectus.

Depositor	The depositor is SLM Funding LLC, which is a Delaware limited liability company. SLM Education Credit Finance Corporation is the sole member of the depositor. An interim eligible lender trustee specified in the prospectus supplement for your notes will hold legal title to any FFELP loans on our behalf. Where the context involves the holding or transferring of legal title to FFELP loans, references herein to the depositor include the interim eligible lender trustee.

Trustee and Eligible Lender Trustee	For each series of notes, the related prospectus supplement will specify the trustee and/or eligible lender trustee, as applicable, for the related issuing entity. See “Formation of the Issuing Entities—Eligible Lender Trustee or Trustee” in this prospectus.

Sponsor	The sponsor is Sallie Mae, Inc. We sometimes refer herein to Sallie Mae, Inc. as SMI.

Servicer	The servicer will be either SMI or another servicer specified in the prospectus supplement for your notes. SMI manages and operates the loan servicing functions for SLM Corporation and its affiliates and certain unrelated parties.

Under the circumstances described in this prospectus, the servicer may transfer its servicing obligations to other entities. It may also contract with other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers with whom the servicer has contracted. See “Servicing and Administration—Matters Regarding the Servicer” in this prospectus.

Sellers	The sellers are SLM Education Credit Finance Corporation and/or other affiliates of the depositor as identified in the related prospectus supplement. We sometimes refer herein to SLM Education Credit Finance Corporation as SLM ECFC.

Originators	To the extent that non-FFELP loans have been originated by one or more originators not affiliated with SMI or the depositor and constitute a material portion of the related loan pool, the identity of such originators will be disclosed, to the extent known. The requisite information concerning those originators, to the extent available, will be provided in the related prospectus supplement.

Indenture Trustee	For each series of notes, the related prospectus supplement will specify the indenture trustee for the notes. See “Description of the Notes—The Indenture—The Indenture Trustee” in this prospectus.

Administrator	The administrator of the issuing entity will be either Sallie Mae, Inc. or a sub-administrator specified in the prospectus supplement for your notes. Under the circumstances described in this prospectus, the administrator may transfer its obligations as administrator to an affiliate. The administrator may also contract with sub-administrators. If there is a sub-administrator, the identity of the sub-administrator will be specified in the prospectus supplement for your notes. The related prospectus supplement will describe any sub-administrators with whom the administrator has contracted. See “Summary of Terms—Administrator” in the related prospectus supplement.

The Notes	Each series of notes will include one or more classes of student loan-backed notes. The notes will be issued under an indenture between the issuing entity and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in minimum denominations and additional amounts in excess thereof, as provided in the related prospectus supplement. The depositor may denominate the notes in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement. The notes will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

See “Additional Information Regarding the Notes—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Each class of notes will have a stated principal amount and will bear interest at the rate described in the related prospectus supplement. Interest rates may vary between the classes of notes in a particular series. The interest rate may be:

•	fixed;

•	variable;

•	adjustable;

•	auction-determined;

•	reset rate; or

•	any combination of these rates.

The related prospectus supplement will specify:

•	the stated principal amount of each class of notes; and

•	the interest rate for each class of notes or the method for determining the interest rate.

See “Description of the Notes—Principal and Interest on the Notes” in this prospectus “Summary of Terms—The Notes” and “—Information About the Notes” and in the related prospectus supplement.

If a series includes two or more classes of notes:

•	the timing and priority of payments, seniority, interest rates and/or the method of determining interest rates or amount of payments of principal or interest may differ for each class; or

•	payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Assets of the Issuing Entity	The assets of each issuing entity will include a pool of student loans. The loans may be:

• education loans to students or parents of students made under the Federal Family Education Loan Program, known as the FFELP; or

• if so specified in the prospectus supplement, other education loans not made under the FFELP.

Student loans owned by the issuing entity are called “trust student loans.”

The assets of each issuing entity will include rights to receive payments made on these student loans and any proceeds related to them.

We will purchase the student loans from SLM ECFC or another affiliate of SLM Corporation under one or more purchase agreements. The prospectus supplement for your notes will describe the seller or sellers that sold the loans to us. The student loans will be selected based on criteria listed in the related purchase agreement.

We will sell the student loans to the related issuing entity under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold to the issuing entity as of the cutoff date specified in that prospectus supplement. The property of each issuing entity will also include amounts on deposit in specific trust accounts. The accounts may include: a collection account, any reserve account, any pre-funding account, any capitalized interest account, any cash capitalization account and any other account identified in the related prospectus supplement. The property of each issuing entity may also include the right to receive payments under any swap agreements entered into by the issuing entity from time to time. See “Formation of the Issuing Entities” in this prospectus.

Each FFELP loan sold to an issuing entity will be guaranteed as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. The percentage of the guarantee will be set forth in the prospectus supplement for your notes. These guarantees are contingent upon compliance with specific origination and servicing procedures, as prescribed by various U.S. federal and guarantor regulations. Each guarantor is reinsured by the U.S. Department of Education for a percentage of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor’s claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See “Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP” in this prospectus.

Non-FFELP loans or “private credit student loans” may or may not be insured by a private guarantor or surety. If insured private credit student loans are included in the assets sold to an issuing entity, the issuing entity and the holders of the publicly offered notes related to that issuing entity may or may not have the benefit of the guarantee. If your notes have the benefit of a private guarantee or surety, the related prospectus supplement will describe such private guarantee or surety.

An issuing entity’s assets may include various agreements with counterparties providing for interest rate swaps, currency swaps, interest rate caps and similar financial contracts. As applicable, these agreements will be described in the related prospectus supplement.

Collection Account	For each issuing entity, the administrator will establish and maintain one or more accounts to hold all payments made on the trust student loans. We refer herein to each of these accounts collectively as the “collection account.” The collection account will be in the name of the indenture trustee on behalf of the holders of the notes. The collection account will be an asset of the issuing entity. The related prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Reserve Account	The administrator will establish a reserve account for each series. The reserve account will be established in the name of the indenture trustee and will be an asset of the issuing entity. On the relevant closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may be supplemented from time to time by additional deposits. The prospectus supplement will describe the conditions and amounts of these additional deposits.

The prospectus supplement for each issuing entity will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the notes. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Pre-Funding Account	The prospectus supplement for your notes will inform you if a portion of the net proceeds of the sale of the notes will be held in a pre-funding account and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the issuing entity. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account, the conditions for their application and the length of time during which additional student loans may be purchased with amounts on deposit in the pre-funding account.

Capitalized Interest Account	The prospectus supplement for your notes will inform you if the administrator will establish and maintain a capitalized interest account as an asset of the issuing entity. If a capitalized interest account is established, it will be in the name of the indenture trustee. If a capitalized interest account is established, the related issuing entity will make an initial deposit from the net proceeds of the sale of the notes into that account as specified in the related prospectus supplement. This initial deposit will be in the form of either cash or eligible investments.

Funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to senior noteholders and payments due to each swap counterparty (other than any termination payments) pursuant to any swap agreement then in effect. Following such payments and after application of funds available in the collection account, but before application of funds in the reserve account, any funds remaining in the capitalized interest account will be applied towards shortfalls in payments of interest to subordinate noteholders.

Other Accounts	The prospectus supplement for your notes will also describe any other accounts established for the related issuing entity. These accounts may include cash collateralization accounts, supplemental interest accounts, investment reserve accounts, investment premium purchase accounts, currency accounts, and for any series that contains reset rate notes, one or more accumulation accounts.

Pre-funding Period	The prospectus supplement for your notes will inform you if there is a pre-funding period and the length of such pre-funding period for the trust to acquire additional student loans with amounts on deposit in the pre-funding account. The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of notes. The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of notes. The additional student loans will have the same general characteristics as the original trust student loans in the related pool.

Revolving Period	The prospectus supplement for your notes will inform you if there is a revolving period and the length of such revolving period for the trust to acquire additional student loans with the cash flows from the related pool of trust student loans. The length of the revolving period will not extend for more than three years from the date of issuance of the related series of notes. The prospectus supplement for your notes will describe the characteristics or selection criteria for the additional trust student loans.

Credit and Cash Flow or other Enhancement or Derivative Arrangements	Credit or cash flow enhancement for any series of notes may include one or more of the items shown under “Additional Information Regarding the Notes—Credit Enhancement and Other Support—General” in this prospectus.

If any credit or cash flow enhancement applies to an issuing entity or any of the notes issued by that issuing entity, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. The related prospectus supplement will describe any such limitations or exclusions. See “Additional Information Regarding the Notes—Credit Enhancement and Other Support” in this prospectus.

Servicing Agreements	The servicer will enter into one or more servicing agreements covering the trust student loans held by each issuing entity. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with any guarantor of the trust student loans and the U.S. Department of Education all appropriate claims to collect any guarantee payments or interest subsidy payments and special allowance payments owed on the trust student loans. See “Servicing and Administration” in this prospectus.

Servicing Fee	The servicer will receive a servicing fee as specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related notes unless any portion of the servicing fee is expressly subordinated to payments on the notes, as specified in the related prospectus supplement. See “Servicing and Administration—Servicing Compensation” in this prospectus.

Administration Agreement	Sallie Mae, Inc., in its capacity as administrator, will enter into an administration agreement with each issuing entity, the eligible lender trustee or trustee, as applicable, the servicer and the indenture trustee. Under this agreement, Sallie Mae, Inc. will undertake specific administrative duties for each issuing entity. See “Servicing and Administration—Administration Agreement” in this prospectus.

Administration Fee	The administrator will receive an administration fee as specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related notes, as specified in the related prospectus supplement. See “Servicing and Administration—Administration Agreement” in this prospectus.

Purchase Agreements	For each issuing entity, the depositor will acquire the related student loans under one or more purchase agreements. We will assign our rights under the purchase agreements to the trustee or eligible lender trustee, as applicable, on behalf of the issuing entity. The issuing entity will further assign these rights to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Sale Agreements	We will sell the trust student loans to the issuing entity under a sale agreement. The trustee or eligible lender trustee, as applicable, will hold legal title to the trust student loans. The issuing entity will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Representations and Warranties of the Depositor	Under the sale agreement for each issuing entity, the depositor, as the seller of the loans to the issuing entity, will make specific representations and warranties to the issuing entity concerning the student loans. We will have an obligation to repurchase any trust student loan if the issuing entity is materially and adversely affected by a breach of the depositor’s representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement. Alternatively, we may substitute qualified student loans rather than repurchasing the affected loans. Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by us in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

	•	principal balance;

	•	status—in-school, grace, deferment, forbearance or repayment;

	•	program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-FFELP loans;

	•	school type;

	•	total return; and

	•	remaining term to maturity.

Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.

In addition, the depositor will have an obligation to reimburse the issuing entity for:

	•	any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

	•	any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.

See “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” in this prospectus.

Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers under the Purchase Agreements	In each purchase agreement, the related seller of the student loans will make representations and warranties to the depositor concerning the student loans sold through that purchase agreement. These representations and warranties will be similar to the representations and warranties we made under the related sale agreement. Under each purchase agreement, the related seller will have repurchase, substitution and reimbursement obligations that match our obligations under the sale agreement.

See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in this prospectus.

Covenants of the Servicer	The servicer will agree to service the trust student loans in compliance with the servicing agreement and the Higher Education Act, as applicable. It will have an obligation to purchase from an issuing entity any trust student loan if the issuing entity is materially and adversely affected by a breach by the servicer of any of its covenants concerning that student loan. Alternatively, the servicer will have the right to substitute qualified student loans in those circumstances. Any breach that relates to compliance with the Higher Education Act or the relevant loan program rules, as in effect on such date of determination or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect (for example, any breach by the servicer that is cured within the applicable grace period will not be considered to have a material adverse effect).

If the servicer does not cure a breach within the grace period specified in the related prospectus supplement, the purchase or substitution will be made on the collection period end date immediately following the expiration of the applicable cure period, or as otherwise described in the related prospectus supplement.

In addition, the servicer will have an obligation to reimburse the issuing entity for:

• any shortfall between the aggregate principal balance of the qualified substitute student loans and the aggregate principal balance of the loans being replaced; and

• any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any relevant loan program payments lost as a result of a breach of the servicer’s covenants.

See “Servicing and Administration—Servicer Covenants” in this prospectus.

Optional Purchase	Subject to any limitations described in the related prospectus supplement, the servicer or another entity specified in that prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by an issuing entity on any distribution date when the pool balance of the remaining student loans is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus.

Call Option and Collateral Call	If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes. If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. See “Description of the Notes—Call Option on the Notes” in this prospectus. Each class of reset rate notes will be subject to a call option as described under “Description of the Notes—The Reset Rate Notes—Call Option” in this prospectus In addition, if specified in the related prospectus supplement and provided that the rating agency condition is satisfied, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes.

See “Description of the Notes—Collateral Call” in this prospectus.

Auction of Trust Assets	Subject to any limitations described in the related prospectus supplement, the indenture trustee will offer for sale by auction all remaining trust student loans at the end of the collection period in which their aggregate pool balance is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus and “Summary of Terms—Termination of the Trust—Auction of the Trust Assets” in the related prospectus supplement.

Tax Considerations	On the closing date for a series, Shearman & Sterling LLP or another law firm identified in the related prospectus supplement, as federal tax counsel to the applicable issuing entity, will deliver an opinion stating that, for U.S. federal income tax purposes:

• the notes of that series will be characterized as debt; and

• the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation.

In addition, the law firm identified in the related prospectus supplement as Delaware tax counsel to the issuing entity will deliver an opinion stating that:

• the tax characterizations which apply for U.S. federal income tax purposes would apply for Delaware state income tax purposes; and

• holders of the notes that are not otherwise subject to Delaware state income taxation will not become subject to Delaware state tax as a result of their ownership of the notes.

By acquiring a note, you will agree to treat that note as indebtedness.

See “U.S. Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus.

ERISA Considerations	A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Ratings	All of the notes will be rated in at least one of the four highest rating categories by at least two nationally recognized statistical rating organizations. The prospectus supplement for each issuing entity will specify the ratings for the notes being issued.

RISK FACTORS
     You should carefully consider the following risk factors in deciding whether to purchase any notes. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the notes.

Because The Notes May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Investment That You Expected
The notes may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.

The Notes Are Not Suitable Investments For All Investors
The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.

If A Secondary Market For Your Notes Does Not Develop, The Value Of Your Notes May Diminish
The notes will be a new issue without an established trading market. While we intend to list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list the notes on any exchange in the United States. We cannot assure you that a listing on a European exchange will be accepted nor, in any event, that a secondary market for the notes will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The Notes, Which May Result In Losses
An issuing entity will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans and the guarantee agreements. If so provided in the related prospectus supplement, the issuing entity may have a reserve account, any other accounts established in the issuing entity’s name, any derivative contracts and other credit or cash flow enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and the other specified credit or cash flow enhancements to repay your notes. If these sources of funds are unavailable or insufficient to make payments on your notes, you may experience a loss on your investment.

Private Credit Student Loans May Have Greater Risk Of Default
Private credit student loans are made to students who may have higher debt burdens than student loan borrowers as a whole. Borrowers of private credit student loans typically have already borrowed up to the maximum annual or aggregate limits under FFELP loans. As a result, borrowers of private credit student loans may be more likely than other student loan borrowers as a whole to default on their payments or have a higher rate of forbearances. Failures by borrowers to pay timely the principal and interest on their private credit student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any collection period and adversely affect an issuing entity’s ability to pay principal and interest on your notes. In addition, the private credit student loans are not secured by any collateral of the borrowers and are not insured by any FFELP guaranty agency or by any governmental agency. Consequently, if a borrower defaults on a private credit student loan, you will bear the risk of loss to the extent that the reserve account or other specified credit enhancement for your notes is insufficient or unavailable to cover such default.

Interests Of Other Persons In Private Credit Student Loans Could Be Superior To An Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes
Another person could acquire an interest in a private credit student loan that is superior to an issuing entity’s interest in that student loan because the promissory notes evidencing private credit student loans will not be segregated or marked as belonging to an issuing entity and will not be held by a third-party custodian on behalf of the indenture trustee. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect an issuing entity’s interest in the related private credit student loans. The servicer will also mark its books and records accordingly. However, the servicer will continue to hold the promissory notes evidencing private credit student loans. If another party purchases (or takes a security interest in) one or more private credit student loans for new value in the ordinary course of business and obtains possession of those promissory notes evidencing private credit student loans without actual knowledge of the issuing entity’s interests, the new purchaser (or secured party) will acquire an interest in those private credit student loans superior to the interest of the applicable issuing entity.

Risk Of Default By Private Guarantors
If a private guarantor defaults on its guarantee obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed loan. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed student loan to the extent this loss is not covered by the limited credit enhancement provided in the financing structure for your notes.

You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On The Student Loans
If the servicer does not continue to have its “exceptional performance” designation, most FFELP loans owned by an issuing entity will be only 98% or 97% guaranteed, depending upon the date of first disbursement. If a borrower defaults on a trust student loan that is only 98% or 97% guaranteed, the related issuing entity will experience a loss of approximately 2% or 3%, as the case may be, of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

If A Guarantor Or Surety Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Notes
All of the student loans will be unsecured. As a result, the only security for payment of a guaranteed student loan is the guarantee provided by the applicable guarantor or surety. Student loans acquired by each issuing entity may be subject to guarantee or surety agreements with a number of individual guarantors or insurance companies. A deterioration of a guarantor’s or surety’s financial condition and ability to honor guarantee claims could result in a failure of that guarantor or surety to make guarantee or surety payments to the eligible lender trustee in a timely manner, or at all. The financial condition of a guarantor or surety could be adversely affected by a number of factors, including the amount of claims made against that guarantor or surety as a result of borrower defaults.
A FFELP guarantor’s financial condition and ability to honor guarantee claims could be adversely affected by a number of other factors including:
•	the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;

•	the amount of claims made against that guarantor as a result of borrower defaults;

•	the amount of claims reimbursed to that guarantor from the U.S. Department of Education, which range from 75% to 100% of the 98% guaranteed portion of the loan, depending on the date the loan was made and the historical performance of the guarantor; and

•	changes in legislation that may reduce expenditures from the U.S. Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the U.S. Department of Education.
If the financial condition of a guarantor or surety deteriorates, they may fail to make guarantee payments in a timely manner, or at all. In that event, you may suffer delays in payment or losses on your notes.

The U.S. Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes
If a FFELP guarantor is unable to meet its guarantee obligations, the issuing entity may submit claims directly to the U.S. Department of Education for payment. The U.S. Department of Education’s obligation to pay guarantee claims directly is dependent upon its determination that the guarantor is unable to meet its guarantee obligations. If the U.S. Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your notes. In addition, if the U.S. Department of Education determines that the FFELP guarantor is able to meet its guarantee obligations, the U.S. Department of Education will not make guarantee payments to the issuing entity. The U.S. Department of

Education may or may not make the necessary determination that the guarantor is unable to meet its guarantee obligations. If the U.S. Department of Education determines that the guarantor is unable to meet its guarantee obligations, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control
A borrower may prepay a student loan in whole or in part, at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Various loan consolidation programs, including those offered by affiliates of the depositor, available to eligible borrowers may increase the likelihood of prepayments. In addition, an issuing entity may receive unscheduled payments due to defaults and purchases by the servicer or the depositor. Because a pool may include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to noteholders in any period. Consequently, the length of time that your notes are outstanding and accruing interest may be shorter than you expect.
On the other hand, the trust student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your notes are outstanding and accruing interest may be longer than you expect.
Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to noteholders.

The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes
Asset-backed notes usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the notes. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the notes.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes
The rules under which the trust student loans were originated, including the Higher Education Act or the program rules and surety agreements for private credit student loans, require lenders making and servicing student loans and the guarantors, if any, guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.
Failure to follow these procedures may result in:
•	the U.S. Department of Education’s refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans; or

•	the guarantors’ or sureties’ inability or refusal to make guarantee or insurance payments on the trust student loans.
Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity’s ability to pay principal and interest on your notes.

The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Notes
Under some circumstances, the issuing entity has the right to require the depositor or the servicer to purchase a trust student loan or provide the issuing entity with a substitute student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the issuing entity, and is not cured within the applicable cure period. We cannot guarantee you, however, that the depositor or the servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Notes
Some classes of notes may be subordinate to other classes of that series. Consequently, holders of some classes of notes may bear a greater risk of losses or delays in payment. The prospectus supplement will describe the nature and extent of any subordination.

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk
The notes may be repaid before you expect them to be if:
•	the indenture trustee successfully conducts an auction sale or

•	the servicer or other applicable entity exercises its option to purchase all of the trust student loans.
Either event would result in the early retirement of the notes outstanding on that date. If this happens, your yield on the notes may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable notes at an equal yield.

Incentive Programs May Affect Your Notes
At the present time, the sellers of the trust student loans make available to borrowers various incentive programs. In addition, under the terms of e servicing agreement for your notes, the servicer may make new incentive programs available to borrowers with trust student loans upon certain conditions. See “SLM Corporation’s Student Loan Financing Business—Underwriting of Private Credit Loans—Incentive Programs” in this prospectus. These current or future incentive programs may affect payments on your notes.
For example, if one or more of the incentive programs which offer a principal balance reduction to borrowers are made available to borrowers with trust student loans and a higher than anticipated number of borrowers qualify, the principal balance of the affected trust student loans may repay faster than anticipated.

Accordingly, your notes may experience faster than anticipated principal payments.
Conversely, the existence of these incentive programs may discourage a borrower from prepaying an affected trust student loan. If this were to occur, the principal balance of your notes may be reduced over a longer period than would be the case if there were no such incentive program.
The servicing agreement for your notes will provide that any incentive program that effectively reduces the yield on trust student loans will be applicable to the trust student loans only if the administrator receives payment from the servicer, a seller, the depositor, the excess distribution certificateholder or any other Sallie Mae affiliate of amounts sufficient to offset the effective yield reductions. If the administrator does not receive those amounts, the administrator will be required to notify the servicer that such incentive programs cannot be applied. In that case, the servicer will be required to terminate the applicable incentive programs. We cannot guarantee to you that any person who has the option to make the payments mentioned above will make contributions in the amount required to reimburse the trust for the cost of such incentive programs.
While the sellers and the servicer will represent that they have the right to discontinue these incentive programs at any time, we cannot assure you that, in the event those funds are not contributed to the trust and the servicer terminates the incentive programs applicable to the related trust student loans, the affected borrowers will not be successful in asserting a defense against the trust for payment of amounts attributable to incentive programs. If borrowers were successful in asserting a defense, you will bear the risk of any loss to the extent not covered by available credit enhancement.

Payment Offsets By FFELP Loan Guarantors Or The U.S. Department Of Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes
The eligible lender trustee may use the same U.S. Department of Education lender identification number for FFELP loans in an issuing entity as it uses for other FFELP loans it holds on behalf of other issuing entities established by us. If it does, the billings submitted by the eligible lender trustee or the servicer to the U.S. Department of Education (for items such as special allowance payments or interest subsidy payments) and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other issuing entities using the same lender identification number. Payments on those billings by the U.S. Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various issuing entities that reference the same lender identification number.
If the U.S. Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the issuing entity for your notes or other issuing entities, the U.S. Department of Education or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the issuing entity. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the issuing entity’s ability to pay you principal and interest on the notes.
The servicing agreement for your notes and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Such provisions require one entity to compensate the other or accept a lesser payment to the extent the latter has been assessed for the liability of the former. Even with cross-indemnification provisions, however, the amount of funds available to the issuing entity from indemnification would not necessarily be adequate to compensate the issuing entity and investors in the notes for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes
If a servicer default occurs, the indenture trustee or the noteholders in a given series of notes may remove the servicer without the consent of the trustee or eligible lender trustee, as applicable. Only the indenture trustee or the noteholders, and not the trustee or eligible lender trustee, as applicable, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
•	the cost of the transfer of servicing to the successor;

•	the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

•	the servicing fees charged by the successor.
In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.
Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the trust student loans.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur. Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Bankruptcy Of The Depositor, SLM ECFC Or Any Other Seller Could Delay Or Reduce Payments On Your Notes
We have taken steps to assure that the voluntary or involuntary application for relief by SLM ECFC, which is the sole member of the depositor, or any other applicable seller under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of SLM ECFC and the other sellers. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of SLM ECFC or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the notes or reductions in these amounts could result.
SLM ECFC, the other sellers of the student loans and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If such transfer constitutes a true sale, the student loans and their proceeds would no longer be considered property of SLM ECFC or the other sellers should any such seller become subject to an insolvency law.
If SLM ECFC or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the notes could occur.
In addition, if the court ruled in favor of this position, reductions in the amount of payments on the notes could result.
If the transfer of student loans by SLM ECFC or any other seller to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the SLM ECFC or the applicable seller that arises before the transfer of those student loans to the depositor may have priority over that issuing entity’s interest in the student loans.

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default
If an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the noteholders (but only in the event that there has been a payment default on a class of senior notes, and in all other cases, if the purchase price received from the sale of the trust student loans is sufficient to repay all related noteholders in full). However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.

Future Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor, SLM ECFC, Or The Other Sellers And, Accordingly, Adversely Affect Your Notes
The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner, including as part of any reauthorization of the Higher Education Act, that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. Future changes could affect the ability of SLM ECFC, the other sellers, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any issuing entity or the notes that it issues.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans
For loans disbursed on or after July 1, 1999, a master promissory note evidences any student loan made to a borrower under the Federal Family Education Loan Program. When a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.
Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.
It is possible that student loans transferred to the issuing entity may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee’s lien, that third party may also claim an interest in the student loan. It is possible that the third party’s interest could be prior to or on a parity with the interest of the indenture trustee.

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes
The prospectus supplement for your notes will specify the minimum required ratings for the notes. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downgrade in the rating on your notes is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

An Issuing Entity May Be Affected By Delayed Payments From Borrowers Called To Active Military Service
The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.
The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.
We do not know how many trust student loans have been or may be affected by the application of these laws. As a result, there may be unanticipated delays in payment and losses on the trust student loans.

Consumer Protection Laws May Affect Enforceability Of Student Loans
Numerous federal and state consumer protection laws, including various state usury laws and related regulations, impose substantial requirements upon lenders and servicers involved in consumer finance. Some states impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee’s ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

Risk of Bankruptcy Discharge of Private Credit Student Loans
Private credit student loans are generally not dischargeable by a borrower in bankruptcy; however, private credit student loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents. If you own any notes in an issuing entity consisting of private credit student loans, you will bear any risk of loss resulting from the discharge of any borrower of a private credit student loan to the extent the amount of the default is not covered by the issuing entity’s credit enhancement.

Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An Event Of Default Under The Indenture
If specified in the related prospectus supplement, and an event of default occurs under the indenture, only the holders of the controlling class of notes, which is defined as the holders of the then outstanding class or classes of the most senior notes, will be able to waive that event of default, accelerate the maturity dates of the notes or direct any remedial action under the related indenture. In this event, the holders of any outstanding subordinated class or classes of notes will not have any rights to direct any remedial action until each more senior class of notes has been paid in full.

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty
To the extent described in the related prospectus supplement, when a class of notes bears interest at a fixed rate, an issuing entity may enter into one or more interest rate swap agreements to hedge basis risk. If at any time a class of notes is denominated in a currency other than U.S. Dollars, the issuing entity will be required to enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency risk.
A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the issuing entity or the related swap counterparty.
If a termination event under any of these swap agreements occurs and the issuing entity owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related notes, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates
If on any distribution date a payment is due to the issuing entity under an interest rate swap agreement, but the related swap counterparty defaults and the administrator is unable to arrange for a replacement swap agreement, holders of such notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates which the issuing entity would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.

Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates
To the extent described in the related prospectus supplement, when a class of notes is to be denominated in a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks. The currency swap agreements will be intended to convert:
•	principal and interest payments on the related class of notes from U.S. Dollars to the applicable currency; and

•	the interest rate on the related class of notes from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency.
Upon an early termination of any currency swap agreement, you cannot be certain that the issuing entity will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the issuing entity is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with a class of notes denominated in a currency other than U.S. Dollars.
In addition, the issuing entity may owe the related swap counterparty swap termination payments that are required to be paid pro rata with the related classes of notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your notes and you may suffer loss.
If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the issuing entity will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the applicable currency. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if a currency swap agreement is terminated and the issuing entity is not able to enter into a substitute currency swap agreement, all of the notes bear the resulting currency risk and spread risk.
In addition, if a payment is due to the issuing entity under a currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the issuing entity’s ability to pay principal and interest on your class of notes.

If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not Be Able To Reinvest In A Comparable Note
If specified in the prospectus supplement for your notes, the servicer will have, or may transfer to certain of its affiliates, the option to call, in full, one or more classes of notes. If this option is exercised, the affected class of notes will either remain outstanding and be entitled to all of the benefits of the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the affected class of notes, subject to satisfaction of the rating agency condition set forth in the related prospectus supplement for your notes. In addition, if specified in the related prospectus supplement and subject to satisfaction of the rating agency condition, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes. If the note call option or collateral call option is exercised with respect to your class of notes, you will receive a payment of principal equal to the outstanding principal balance of your notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

Risks Related To Auction Rate Notes
(To The Extent Described In The Related Prospectus Supplement, Auction Rate Notes Will Be Subject To The Following Risks)

The Interest Rates On Any Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield
The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate, generally 18% per annum, or, in certain circumstances, the student loan rate, which is based on the rates of return on the trust student loans, less specified administrative costs. If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.
For a distribution date on which the interest rate for a class of auction rate notes is equal to the student loan rate, the carry-over amount will be the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and (2) the amount of interest at the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate over (b) the student loan rate. This carry-over amount will be allocated to the applicable notes on succeeding quarterly distribution dates, and paid on the succeeding distribution date, only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption of an auction rate note will be extinguished.

Risks Related To Reset Rate Notes
(To The Extent Described In The Related Prospectus Supplement, Reset Rate Notes Will Be Subject To The Following Risks)

If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid
To the extent described in the prospectus supplement for your notes, a currency swap agreement supporting payment of reset rate notes denominated in a currency other than U.S. Dollars may provide for the payment to all reset rate noteholders of approximately two business days of interest at the applicable rate resulting from a required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg. If a currency swap agreement is terminated, however, the issuing entity, in turn, will make payments in respect of those reset rate notes, but will not make payments for those additional days of interest resulting from the required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg.

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Notes
Unless notice of the exercise of the call option described below has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identity of the remarketing agents, whether (1) such class of notes will be subject to an automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate notes by timely delivery of a hold notice, or (2) whether such class of notes is subject to mandatory tender by all of the holders regardless of a desire by any noteholders to retain their notes. The administrator also will request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate notes wishes to retain its notes or inform them of any procedures to be followed in connection with a mandatory tender of such notes.
Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate notes may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date. See “Additional Information Regarding the Notes—The Reset Rate Notes—Timeline” in this prospectus for a chart describing the dates related to the entire remarketing process.

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss
During any reset period when an accumulation account is being maintained for a class of reset rate notes, the administrator, on behalf of the issuing entity, will invest any funds on deposit in that accumulation account in eligible investments, as defined in the administration agreement. Eligible investments include among other things asset-backed notes and repurchase obligations under repurchase agreements entered into with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof, that satisfy the applicable minimum rating requirements set by the applicable rating agencies and that have an expected maturity date at least one business day before the next reset date for the related class of reset rate notes.
There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the issuing entity sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss. Furthermore, there is no certainty that these investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the assets of the issuing entity, other than the accumulation account, to offset these losses, you could suffer a loss on your notes.

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be Delayed, Or Subordinated Noteholders May Suffer A Loss
On and after the date on which the senior notes have been paid in full, or on and after any earlier date described in the related prospectus supplement, your subordinated notes will be entitled to principal distributions. However, if amounts on deposit in an accumulation account for a class of reset rate notes bearing interest at a fixed rate become sufficiently large, it is possible that required deposits into the related supplemental interest account may result in a shortage of available funds, and principal would not be paid to you on that or succeeding distribution dates until there are sufficient available funds.

In addition, amounts required to be deposited into a related investment reserve account will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to the subordinated notes. If there are insufficient available funds following any such deposit, principal payments to your subordinated notes may be delayed. In addition, if amounts withdrawn from the investment reserve account are insufficient to offset losses on eligible investments, and there are insufficient available funds to both replenish the related accumulation account and make payments of principal to the subordinated noteholders, you may suffer a loss.

If The Holder Of The Call Option On The Reset Rate Notes Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Note
SLM Corporation will have, or may transfer to certain of its subsidiaries, the option to call, in full, any class of reset rate notes on each related reset date, even if you have delivered a hold notice. If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your reset rate notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Notes
In connection with the remarketing of your class of reset rate notes, if a failed remarketing is declared, your reset rate notes will not be sold even if you attempted or were required to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate notes, independent of the remarketing process.

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest
If a failed remarketing is declared, your class of reset rate notes will become subject to the applicable failed remarketing rate. If your class is then denominated in U.S. Dollars, you will receive interest until the next reset date at the related failed remarketing rate of three-month LIBOR plus a related spread. If your class is then denominated in a non-U.S. Dollar currency, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date, which will always be a floating rate of interest, or at the related initial failed remarketing rate established for your class of reset rate notes on the closing date, as described in the related prospectus supplement. The failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period, which may have been at a fixed rate or based on an index different than three-month LIBOR or the applicable index established on the spread determination date, or on the related closing date, as applicable, with respect a class of reset rate notes. We cannot assure you that the failed remarketing rate will always be at least as high as the prevailing market rate of interest for similar notes and you may suffer a loss in yield.

FORMATION OF THE ISSUING ENTITIES
The Issuing Entities
     The depositor will establish a separate issuing entity, in the form of a Delaware statutory trust, for each series of notes. We sometimes refer to an issuing entity as a “trust.” Each trust will be formed under a trust agreement. It will perform only the following activities:
•	acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

•	enter into one or more swap agreements and/or interest rate cap agreements, from time to time;

•	issue the notes;

•	make payments on the notes; and

•	engage in other incidental or related activities.
     Other than issuing the notes or as otherwise specified in the prospectus supplement for your notes, no trust will be permitted to borrow money or make loans to other persons. Unless otherwise specified in a related prospectus supplement, the permitted activities of the trust may be amended only with the consent of a majority of the senior and subordinate noteholders, voting separately; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder.
     Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the proceeds from the sale of the related notes to purchase the trust student loans.
     Following the purchase of the trust student loans, the assets of the trust will include:
•	the trust student loans themselves, legal title to which either the trustee or the eligible lender trustee, as applicable, will hold;

•	all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor, surety or U.S. Department of Education payments;

•	all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);

•	all applicable rights under each applicable swap agreement and/or interest rate cap agreement then in effect;

•	rights under the related transfer and servicing agreements, including the right to require the sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions; and

•	rights under the guarantee or surety agreements with guarantors or insurers.
     Each trust and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement. The servicer will be responsible for the administration of the trust student loans pursuant to the servicing agreement. See “Servicing and Administration” in this prospectus.
     The trusts will not own any other assets. The fiscal year of each trust will be a calendar year.
     The notes will represent indebtedness of the trust secured by its assets. The excess distribution certificate will represent the beneficial ownership interest of the assets of the trust. To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.
     The sections “The Transfer and Servicing Agreements,” “Servicing and Administration” and “Prospectus Summary—The Notes” in this prospectus contain descriptions of the material provisions of the transaction agreements. The related prospectus supplement may also contain additional information regarding other material provisions of certain transaction agreements.
Eligible Lender Trustee or Trustee
     If the trust student loans for your notes include education loans made under the FFELP, we will specify the eligible lender trustee for that trust in the prospectus supplement for your notes. Each eligible lender trustee for a trust will be the bank or trust company as specified in the related prospectus supplement. It will acquire legal title to all trust student loans made under the FFELP on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.
     In the event that the trust student loans are not FFELP loans, in lieu of an eligible lender trustee, an owner trustee (referred to as the trustee) may be appointed. If a Delaware trustee is appointed, its roles will be limited to those duties required under the Delaware Statutory Trust Act. Unless otherwise provided in the related trust agreement, such roles are limited to fulfilling the provision of the Statutory Trust Act that a Delaware statutory trust shall at all times have at least one trustee, in the case of a natural person, who shall be a person who is a resident of Delaware or which, in all other cases, has its principal place of business in Delaware, and will accept service of process in Delaware on behalf of the trust.

     The eligible lender trustee or trustee will act on behalf of the excess distribution certificateholders and represent their rights and interests in the exercise of their rights under the related trust agreement. Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee or trustee will also execute and deliver all agreements required to be entered into on behalf of the related trust.
     The liability of the trustee or eligible lender trustee in connection with the issuance and sale of any notes will consist solely of its express obligations in the trust agreement and sale agreement. The trustee or eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The trustee or eligible lender trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.
     The prospectus supplement will specify the trustee or eligible lender trustee for each series. A trustee or eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove a trustee or eligible lender trustee if such trustee or eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of a trustee or eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of a trustee or eligible lender trustee, as applicable, are not paid by the applicable trustee or eligible lender trustee that is being replaced or by the applicable successor trustee, the depositor will be responsible for the payment of such expenses.
     The prospectus supplement will specify the principal office of each trust and trustee or eligible lender trustee, as applicable.
USE OF PROCEEDS
     On the closing date specified in the applicable prospectus supplement, the eligible lender trustee or trustee, on behalf of the trust, will purchase student loans from the depositor and make an initial deposit into the collection account, the reserve account, any capitalized interest account, any cash collateralization account, and any pre-funding account with the net proceeds of sale of the notes. The eligible lender trustee or trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.
THE DEPOSITOR
     SLM Funding LLC is the depositor. SLM Education Credit Finance Corporation, which we sometimes refer to as SLM ECFC, is the sole member of SLM Funding LLC. It became the sole member of the depositor on June 29, 2004. Prior to that date, the Student Loan Marketing

Association, which was liquidated on December 29, 2004, was the sole member. The depositor was incorporated in Delaware as SLM Funding Corporation on July 25, 1995 and was converted to a limited liability company on December 31, 2002.
     The depositor has only limited purposes, which include purchasing student loans from SLM ECFC and other sellers, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at 12061 Bluemont Way, V3419, Reston, VA 20190. Its telephone number is (703) 810-3000.
     The depositor has taken steps intended to prevent any application for relief by SLM ECFC, as sole member, under any insolvency law resulting in consolidation of the depositor’s assets and liabilities with those of SLM ECFC. These steps include its creation as a separate, limited-purpose subsidiary with its own limited liability company identity. The depositor’s operating agreement contains limitations including:
•	restrictions on the nature of its business; and

•	a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.
     Among other things, the depositor will maintain its separate limited liability company identity by:
•	maintaining records and books of accounts separate from those of its sole member;

•	refraining from commingling its assets with the assets of its sole member; and

•	refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.
     Each transaction agreement will also contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.
     We have structured the transactions described in this prospectus to assure that the transfer of the student loans by its sole member or any other seller to the depositor constitutes a “true sale” of the student loans. If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law. Although each seller and the depositor will express its intent to treat the conveyance of the related trust student loans as a sale, each seller and the depositor will also grant to the trustee or eligible lender trustee, as applicable, on behalf of the trust, a security interest in the related trust student loans. This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize the seller’s or the depositor’s transfer of the loans as a borrowing by such seller or the depositor secured by a pledge of the trust student loans. In the event that a bankruptcy court did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the trust student loans in which such seller or the depositor granted a security interest to the trustee or eligible lender trustee, as applicable. Each seller and the depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee or eligible lender trustee, as applicable, as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, if necessary.
     Upon each issuance of notes, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to the depositor would be characterized as a “true sale” and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.
     The depositor will also represent and warrant that each sale of trust student loans by the depositor to the trust is a valid sale of those loans. In addition, the depositor, the eligible lender trustee and the trust will treat the conveyance of the trust student loans as a sale. The depositor, SLM ECFC and each other seller will take all actions that are required so the trustee or eligible lender trustee will be treated as the legal owner of the trust student loans.
     The depositor’s obligations after issuance of a series of notes include the sale of any trust student loans to the related trust to be purchased with amounts on deposit in any pre-funding account, supplemental purchase account and/or add-on consolidation loan account and delivery of certain related documents and instruments, repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the trustee or eligible lender trustee, as applicable, and maintaining the trustee’s or eligible lender trustee’s first priority perfected security interest in the assets of the related trust.
     The prospectus supplement for a series may contain additional information concerning the depositor.
THE SPONSOR, SERVICER AND ADMINISTRATOR
     Sallie Mae, Inc. acts as the sponsor of the SLM student loan securitization program. Sallie Mae, Inc., which we sometimes refer to as SMI, is a wholly owned subsidiary of SLM Corporation and acts as the principal management company for most of SLM Corporation’s business activities. SMI’s servicing division, Sallie Mae Servicing, manages and operates the loan servicing functions for SLM Corporation and its affiliates. SMI acts as administrator for each trust sponsored by the depositor and its affiliates. As administrator, SMI may delegate or subcontract its duties as administrator, but no delegation or subcontract will relieve SMI of its liability under the administration agreement. Effective as of December 31, 2003, SMI merged with Sallie Mae Servicing L.P. SMI was the surviving entity and succeeded to all of the rights and obligations of Sallie Mae Servicing L.P. SMI is a Delaware corporation and its principal executive offices are at 12061 Bluemont Way, Reston, Virginia 20190. Its telephone number is (703) 810-3000.
     SMI is an affiliate of the depositor and each seller.
     SMI’s servicing division, Sallie Mae Servicing, services the vast majority of student loans owned by SLM Corporation and its affiliates. Its loan servicing centers are located in

Florida, Indiana, Nevada, Pennsylvania and Texas. As servicer, SMI may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve SMI of its liability under the servicing agreement.
     Sallie Mae Servicing has serviced student loans for over 20 years, and as of December 31, 2005, SMI and/or SLMA have sponsored 72 student loan securitization, involving both FFELP student loans and private education loans.
     SMI itself, and as the assignee of the Student Loan Marketing Association, sponsored its first student loan securitization in 1995, called Sallie Mae Student Loan Trust 1995-1. As of December 31, 2005, SMI and/or SLMA have sponsored 72 student loan securitizations. These sponsored trusts have issued, in both public offerings and private placements, an aggregate principal amount of notes greater than $143 billion.
     SMI owns no loans. As the sponsor and administrator of the company’s student loan securitization program, SMI selects portfolios of loans from loans owned by its affiliates for sale to the trust. SMI is also chiefly responsible for structuring each transaction.
     SMI’s affiliates originate both federally guaranteed student loans which are administered by the U.S. Department of Education, and private education loans, which are not federally guaranteed. SMI manages the largest portfolio of student loans in the industry, serving, as of December 31, 2005, more than nine million borrowers through SMI’s affiliates’ ownership and its management of approximately $122.5 billion in managed student loans, of which approximately $106.1 billion, or approximately 87 percent, are federally insured. SMI is also the nation’s largest servicer of student loans, servicing a portfolio of $108.1 billion of FFELP student loans and $18.8 billion of private education loans, as of December 31, 2005.
     In addition to federal loan programs, which have statutory limits on annual and total borrowing, SMI and its affiliates sponsor a variety of private education loan programs and purchase loans made under such programs to bridge the gap between the cost of education and a student’s resources. Most of these higher education private education loans are made in conjunction with a FFELP Stafford loan, so they are marketed to schools through the same marketing channels as FFELP loans by the same sales force. In 2004, SMI expanded its direct-to-consumer loan marketing channel with its Tuition Answer(SM) loan program where SMI’s affiliates originate and purchase loans outside of the traditional financial aid process. SMI’s affiliates also originate and purchase alternative private education loans, which are marketed by a subsidiary of SLM Corporation to technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools. These loans are primarily made at schools not eligible for Title IV loans. In 2005, SMI began to sponsor a private credit consolidation loan program under which certain SMI affiliates and their lender partners make new loans available to borrowers to combine two or more existing loans into a single loan. In 2005, Sallie Mae announced the formation of Sallie Mae Bank as a Utah industrial loan corporation. Beginning in 2006, Sallie Mae Bank began to originate private education and direct-to-consumer loans.
     The prospectus supplement for a series may contain additional information concerning the sponsor, the servicer or the administrator.

THE SELLERS
     SLM Education Credit Finance Corporation. SLM Education Credit Finance Corporation (which we refer to as SLM ECFC), formerly known as NM Education Loan Corporation and subsequently as SLM Education Credit Management Corporation, is a wholly-owned subsidiary of SLM Corporation. SLM ECFC was formed on July 27, 1999. It changed its name to SLM Education Credit Finance Corporation on November 19, 2003. SLM ECFC purchases Stafford Loans, SLS Loans and PLUS Loans originated by its affiliates under the FFELP loan program described in “Appendix A—Federal Family Education Loan Program” in this prospectus. It also purchases loans made by these affiliates that are not originated under the FFELP loan program, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, loans that are privately insured by entities other than the guarantors and not reinsured by the federal government and loans that are not insured.
     SLM Education Loan Corp. SLM Education Loan Corp. is a wholly-owned subsidiary of SLM Corporation. We sometimes refer to SLM Education Loan Corp. as SLM ELC. SLM ELC was incorporated in Delaware on April 29, 1998. SLM ELC originates Stafford Loans, SLS Loans and PLUS Loans under the FFELP loan program described in “Appendix A—Federal Family Education Loan Program” in this prospectus. It also originates consolidation loans. In addition, SLM ELC holds a portfolio of Stafford Loans, SLS Loans, PLUS Loans and consolidation loans which it was assigned or received as a part of a capital contribution from SLM Corporation.
     VG Funding, LLC. VG Funding, LLC is a limited liability company whose sole member is SLM Education Credit Finance Corporation. We sometimes refer to VG Funding, LLC as VG Funding. VG Funding was formed in Delaware on February 3, 2000. VG Funding is a limited purpose, bankruptcy remote entity formed to purchase education loans, whether originated under the FFELP loan program or other private credit student loans programs, for re-sale in various securitization transactions. Sallie Mae, Inc. services all loans owned by VG Funding. Chase Bank USA, National Association acts as interim eligible lender trustee on behalf of VG Funding.
     The Other Sellers. If your notes will be secured by student loans being sold to the depositor by an entity other than the sellers described above, which will be an affiliate of the depositor, the prospectus supplement for your notes will provide you details about that other seller.
     Third-Party Originators. With respect to FFELP loans, the identity of the actual originator of any particular student loan is not material, as the requisite underwriting criteria are in all cases prescribed by provisions of the Higher Education Act. In addition, to the extent FFELP loans are purchased in secondary market transactions the identities of the related originators are often not available.
     To the extent private credit student loans are originated by entities not affiliated with SLM Corporation (and subsequently purchased by one of the sellers), such private credit student loans have been generally underwritten to the criteria specified by the Sallie Mae programs as set forth below under “Sallie Mae’s Student Loan Financing Business.” To the extent trust student loans in a pool are originated by a third-party originator and are not underwritten to the SMI student loan criteria set forth below, if the amount of such trust student loans is 10% or more of the pool, the related prospectus supplement will identify such third-party originator and if the amount of such trust student loans is 20% or more of the pool, the related prospectus supplement will also identify the originator’s form of organization and, to the extent material, describe such third-party originator’s student loan origination experience and underwriting standards.
     The prospectus supplement for a series may also contain additional information concerning the sellers and/or third-party originators.
THE STUDENT LOAN POOLS
     The depositor will purchase the trust student loans from SLM ECFC and other sellers described in the prospectus supplement for your notes out of the portfolio of student loans held by that seller. Each pool of trust student loans owned by any issuing entity may contain only FFELP loans, only private credit student loans or a combination of FFELP loans and private credit student loans, as will be specified in the related prospectus supplement.
     The trust student loans must meet several criteria, including:
     For each loan made under the FFELP program:
•	The principal and interest of each loan is guaranteed by a guarantor and is reinsured by the U.S. Department of Education under the FFELP.

•	Each loan was originated in the United States, its territories or its possessions in accordance with the FFELP.

•	Each loan contains terms required by the FFELP program and the applicable guarantee agreements.

•	Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.

•	Each loan satisfies any other criteria described in the related prospectus supplement.
For each private credit student loan:
•	The principal and interest of the loan may be guaranteed or insured by a guarantor or insurer identified in the related prospectus supplement.

•	Each loan was originated in the United States, its territories or its possessions in accordance with the rules of the specific loan program.

•	Each loan contains terms required by the program and the applicable guarantee agreements.

•	Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.

•	Each loan satisfies any other criteria described in the related prospectus supplement.
     The prospectus supplement for each series will provide information about the student loans in the related trust that will include:
•	the composition of the pool,

•	the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

•	the borrowers’ states of residence, and

•	the percentages of the student loans guaranteed by the applicable guarantors.
FFELP Delinquencies, Defaults, Claims and Net Losses
     Information about delinquencies, defaults, guarantee claims and net losses on FFELP loans is available in the U.S. Department of Education’s Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of FFELP trust student loans may not be comparable to this information.
Static Pool Data
     If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the trusts formed by the depositor, or any other affiliated person specified in the related prospectus supplement, will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.
     Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:
     • information regarding prior securitized pools of student loans sold to trusts that were formed by the depositor before January 1, 2006; and

     • with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.
     Copies of the static pool data presented on the website and deemed part of this prospectus may be obtained upon written request by the noteholders of the related series at the address specified in the related prospectus supplement. Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.
     Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.
Prepayments and Yield
     Prepayments on student loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of notes will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of notes of that series based on the assumptions stated in the prospectus supplement (including assumptions that prepayments on the student loans included in the related trust are made at rates corresponding to various percentages of the prepayment standard or model specified in that prospectus supplement).
     We cannot give any assurance that the prepayment of the trust student loans included in the related trust will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of student loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.
     The yield to an investor who purchases notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the student loans is actually different than the rate anticipated by the investor at the time the notes were purchased.
     The prospectus supplement relating to a series of notes will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and expected maturities of the notes.
Payment of Notes
     Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee or trustee, as applicable, will succeed to all the rights of the indenture trustee, on behalf of the holder of the excess distribution certificate.
Termination
     For each trust, the obligations of the servicer, the depositor, the administrator, the trustee or eligible lender trustee, as applicable, and the indenture trustee under the transfer and servicing agreements will terminate upon:

•	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

•	the payment to the noteholders of all amounts required to be paid to them.
     The servicer or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cut-off dates. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes. Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided in the related prospectus supplement.
     The indenture trustee will try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. SLM ECFC, any other seller, their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, SLM ECFC, any other seller or their affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period plus accrued interest to be capitalized as of the applicable cutoff dates.
SALLIE MAE’S STUDENT LOAN FINANCING BUSINESS
     SLM Corporation operates its student loan financing business through several subsidiaries, including SLM ECFC, SLM ELC, VG Funding and Sallie Mae Bank. We sometimes refer to SLM Corporation and its family of subsidiaries as Sallie Mae. These companies originate and purchase student loans insured under various federally sponsored programs. These companies purchase Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the U.S. Department of Education. They also originate and purchase consolidation loans.
     These companies also make and/or purchase loans that are not originated under the FFELP, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, and loans which are privately insured by entities other than the guarantors and not reinsured by the federal government.
     They purchase insured loans from various sources including:
•	commercial banks, thrift institutions and credit unions,

•	pension funds and insurance companies,

•	educational institutions, and

•	various state and private nonprofit loan originating and secondary market agencies.
     These purchases occur at various times including:
•	shortly after loan origination;

•	while the borrowers are still in school;

•	just before their conversion to repayment after borrowers graduate or otherwise leave school; or

•	while the loans are in repayment.
     In addition to buying loans on a spot basis, these companies enter into commitment contracts to purchase loans over a specified period of time. Many lenders using the secondary market for student loans hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs and risks increase significantly. SLM Corporation, through one of these companies, offers these lenders commitment contracts under which they have the right or the obligation to sell a specified amount of loans over a specified term, usually two to three years.
     In conjunction with commitment contracts, the purchaser directly or indirectly through the servicer, frequently provides the selling institution with operational support in the form of either:
•	its automated loan administration system called PortSS® for the lender to use prior to loan sale; or

•	its loan origination and interim servicing system called ExportSS®.
Both PortSS and ExportSS provide the applicable Sallie Mae entity and the lender with the assurance that the loans will be administered by the servicer’s computerized servicing systems.
     FFELP Loans. As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through the FFELP will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower’s school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related prospectus supplement (each a “Federal Guarantor” and collectively, the “Federal Guarantors”) and the applicable eligible lender trustee (such agreements, each as amended or supplemented from time to time, the “Federal Guarantee Agreements”). See “Appendix A—Federal Family Education Loan Program” in this prospectus.

     Private Credit Loans. In addition to the FFELP loans originated under the Higher Education Act, the sellers and other affiliates of SLM Corporation have developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents (“Private Undergraduate Loans”) and graduate students (“Private Graduate Loans”), that can be used by borrowers to supplement their Federal Loans in situations where the Federal Loans do not cover the cost of education. Private Undergraduate Loans and some Private Graduate Loans (“Undergraduate and Graduate Loans”) are marketed as Signature Student Loans® and EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom (collectively, the “EXCEL Loans”). Private Graduate Loans made to law students (“Law Loans”) are marketed as LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, B&B EXCEL Custom and EXCEL Grad Extension Loan(SM) (collectively, the “LawEXCEL Loans”) and LAWLOANS (consisting of LAWLOANS®, LAWLOAN Private Loans(SM) and LAWLOAN Bar Study Loans). Private Graduate Loans made to medical students (“Medical Loans”) are marketed as MD EXCEL, Med EXCEL Preferred, Med EXCEL Custom, Med EXCEL, R&R EXCEL, R&R EXCEL Preferred, R&R EXCEL Custom, EXCEL Grad Extension Loan R&R, Dental EXCEL Preferred, and Dental EXCEL Custom (collectively, the “MD EXCEL Loans”) and MEDLOANS (consisting of MEDLOANS® , MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans) . Private Graduate Loans made to business school graduate students (“MBA Loans”) are marketed as MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom (collectively, the “MBA EXCEL Loans”) and MBA Loans®. The Undergraduate and Graduate Loans, Medical Loans, Law Loans and MBA Loans, are sometimes referred to collectively as the “Private Credit Loans.” The holders of Private Credit Loans are not entitled to receive any federal assistance with respect thereto.
     In addition, a law student may also receive a bar examination loan to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may also receive a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation.
     Some of the types of Private Credit Loans which may be originated or purchased by Sallie Mae include:
•	Undergraduate and Graduate Loans. Sallie Mae entities acquire Signature Student Loans and EXCEL Loans originated by several commercial banks in the United States. Sallie Mae Bank also originates Signature Student Loans. Signature Student Loans and EXCEL Loans provide undergraduate and graduate students (other than law, medical, dental or business school students) supplemental funding that allows such students the opportunity to share the responsibility of education financing with or without a cosigner. Signature Student Loans and EXCEL Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor. Signature Student Loans and EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.
•	Law Loans. Sallie Mae entities acquire LAWLOANS and LawEXCEL Loans originated by several commercial banks in the United States. Beginning in 2006, Sallie Mae Bank also will originate LAWLOANS. LAWLOANS and LawEXCEL Loans provide law students additional educational financing to help pay for the costs of attending law school and to finance the costs of taking one or more state bar examinations upon graduation from law school. LAWLOANS and LawEXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor. LAWLOANS and LawEXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

•	Medical Loans. Sallie Mae entities acquire MEDLOANS and MD EXCEL Loans originated by several commercial banks in the United States. Sallie Mae Bank also originates MEDLOANS. MEDLOANS and MD EXCEL Loans provide medical students additional educational financing to help pay for the costs of attending medical school. A medical or dental student may also receive a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation. MEDLOANS and MD EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor. MEDLOANS and MD EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

•	MBA Loans. The seller acquires MBA Loans and MBA EXCEL Loans originated by several commercial banks in the United States. Sallie Mae Bank also originates MBA Loans. MBA Loans and MBA EXCEL Loans provide business school students additional educational financing to help pay for the costs of attending graduate school. MBA Loans and MBA EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor. MBA Loans and MBA EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

•	Other Private Credit Loan Programs. From time to time the seller may acquire Private Credit Loans originated under other loan programs. If the trust for your notes were to purchase any of those loans, the prospectus supplement for your notes would describe the loans and the loan program.
     Each trust may have a different combination of FFELP loans and private credit student loans or may consist entirely of one type or the other. The prospectus supplement for your notes will identify the specific types of trust student loans related to your notes and will provide more specific details of the loan program involved. We have included program descriptions for the Undergraduate and Graduate Loan Program, Law Loan Program, MBA Loan Program and Medical Loan Program as described in “Appendix B,” “Appendix C,” “Appendix D” and “Appendix E,” respectively, each of which is a part of this prospectus. The program rules and servicing criteria for these private credit student loans may be modified from time to time. Any other applicable private credit student loan programs will be described in a similar manner in the related prospectus supplement.
Underwriting of Private Credit Loans
•	Signature Student Loans, LAWLOANS and MBA Loans. Credit underwriting criteria were developed and established by the credit departments of affiliates of SLM Corporation and approved by Sallie Mae Bank and the commercial banks originating these loans. Prior to 1998, judgmental criteria were applied and considered elements of a borrower’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc., and in the case of co-borrowers, debt to income ratios and job history. Beginning in May 1998, FICO scoring was employed along with additional judgmental tests, including debt to income tests for co-borrowers. Freshmen borrowers, in all cases, require a co-borrower and other students who fail the underwriting criteria are only granted credit if they obtain a credit-worthy co-borrower.

•	EXCEL Loans, LawEXCEL Loans, MBA EXCEL Loans and MD EXCEL Loans. Credit underwriting criteria were developed and established by the credit departments of affiliates of SLM Corporation and approved by Sallie Mae Bank or the commercial banks originating these loans. Since inception, judgmental criteria have been applied and considered elements of a borrower’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc.

•	MEDLOANS. Credit underwriting criteria were developed and established by the credit departments of affiliates of SLM Corporation and approved by Sallie Mae Bank or the commercial banks originating these loans. Since inception, judgmental criteria have been applied and considered elements of a borrower’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc.

     Servicing. Prior to purchase of a loan by the applicable Sallie Mae entity, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with U.S. Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with a Sallie Mae entity.
     The U.S. Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor’s guarantee agreement require strict adherence to these stated due diligence and collection procedures.
     Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.
     A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called “curing the defect”. Interest penalties are commonly incurred on loans that are cured. The servicer’s recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.
     The servicer’s internal procedures support compliance with existing U.S. Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes a computerized loan servicing system called CLASS. This program monitors all student loans serviced by its loan servicing centers. The CLASS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The CLASS system enables the servicer to service a high volume of loans in a manner consistent with industry requirements. SLM Corporation and its subsidiaries, including the sellers to the depositor, also require their third-party servicers to maintain operating procedures which comply with applicable U.S. Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.
     In addition, Sallie Mae affiliates offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under SLM ECFC’s graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.
     In other cases, Sallie Mae affiliates offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.
     Sallie Mae affiliates also offer an income-sensitive repayment plan under which repayments are based on the borrower’s income. Under this plan, ultimate repayment may be delayed up to five years.
     Consolidation/Repayment Programs. Consolidation and repayment programs made available by Sallie Mae companies to student loan borrowers will continue to be made available to borrowers with trust student loans. SLM Corporation and its subsidiaries currently participate in the consolidation loan program for FFELP loans. See “Appendix A—Federal Family Education Loan Program—Consolidation Loan Program” in this prospectus. In addition, in 2005, SLM Corporation and its subsidiaries began offering a private consolidation loan program. Therefore, the transfer and servicing agreements permit the applicable seller to purchase student loans from the trust to effect consolidations at the request of borrowers.
     In addition, many Sallie Mae companies offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under a typical graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.
     In other cases, Sallie Mae companies offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.
     These companies also offer various income-sensitive repayment plans under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years.
     Incentive Programs. SLM Corporation and its subsidiaries have offered, and intend to continue to offer, various incentive programs to student loan borrowers. Some of the programs that may apply to student loans owned by the trusts are:
•	Great Rewards(SM). Under the Great Rewards(SM) program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

•	Great Returns(SM). Under the Great Returns(SM)program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower’s origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

•	Direct Repay plan. Under the Direct Repay plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% effective interest rate reduction as long as they continue in the Direct Repay plan.

•	Cash Back plan. Under the Cash Back plan, borrowers whose loans were disbursed between July 1, 2002 and June 30, 2003 with a Sallie Mae lender partner and who enroll in Manage Your Loans(SM), the servicer’s on-line account manager, who agree to receive their account information by e-mail and who make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.
We cannot predict how many borrowers will participate in these programs.
     These incentive programs or other programs may also be made available by the servicer to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments in an amount sufficient to offset the effective yield reductions.
TRANSFER AND SERVICING AGREEMENTS
General
     The following is a summary of the important and material terms of the sale agreements under which the trusts will purchase student loans from the depositor, the purchase agreements under which the depositor will acquire the student loans from the seller specified in the prospectus supplement for your notes, the servicing agreements that provide for the servicing of the related trust student loans and the administration agreement, which provides for the administration and management of each trust. We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the “transfer and servicing agreements.” We have filed forms of the transfer and servicing agreements as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to the provisions of the transfer and servicing agreements.
Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers
     On the closing date, each seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement. An exhibit to the purchase agreement will list each student loan.

     In each purchase agreement, each seller will make representations and warranties concerning the student loans being sold by it. These include, among other things, that:
•	each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened,

•	the information provided about the student loans is true and correct as of the cutoff date,

•	each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee or insurance agreement; and

•	with respect to FFELP loans, each student loan is guaranteed by the applicable guarantor.
     Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the applicable seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will have an obligation to reimburse the depositor:
•	for any shortfall between:
•	the purchase amount of the qualified substitute student loans, and

•	the purchase amount of the trust student loans being replaced; plus

•	for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.
     The repurchase or substitution and reimbursement obligations of each seller constitute the sole remedy available to the depositor for any uncured breach. A seller’s repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor
     On the closing date, the depositor will sell to the trustee or eligible lender trustee, as applicable, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The trustee or eligible lender trustee, as applicable, concurrently with that sale will issue the notes. The trust will apply net proceeds from the sale of the notes to purchase the student loans from the depositor.
     In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of noteholders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.
     Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.
     The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the noteholders for any uncured breach. The depositor’s repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.
     Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the related trust (including the expenses of accountants, underwriters and rating agencies) are paid by SMI and/or the depositor. Such expenses are not paid from proceeds from the resale of the related notes.
Custodian of Promissory Notes
     To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, through its own facilities or through other sub-custodians, representing the student loans and any other related documents. The depositor’s and the servicer’s records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings
     Pre-funding. The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. The prospectus supplement will also indicate:
•	the amount in the pre-funding account on the closing date,

•	the length of the funding period, and

•	the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.
     If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the noteholders will receive any remaining amounts.
     Supplemental Purchase Period. The related prospectus supplement will indicate whether a supplemental purchase account will exist for a particular trust as a component of pre-funding. The prospectus supplement will also indicate:
•	the amount in the supplemental purchase account on the closing date,

•	the length of the funding period, and

•	the uses to which the funds in the supplemental purchase account can be applied and the conditions to the application of those funds.
     Consolidation Loan Add-on Period. With respect to trusts where the trust student loans contain consolidation loans, the related prospectus supplement will indicate whether an add-on consolidation loan account will exist for that particular trust as a component of pre-funding. The prospectus supplement will also indicate:
•	the amount in the add-on consolidation loan account on the closing date,

•	the length of the funding period (not to exceed the lesser of (A) the maximum number of days from the closing date when borrowers may add additional student loans to an existing consolidation loan pursuant to the terms of the Higher Education Act, or (B) the maximum permitted pre-funding period), and

•	the uses to which the funds in the add-on consolidation loan account can be applied and the conditions to the application of those funds.
Amendments to Transfer and Servicing Agreements
     The parties to the transfer and servicing agreements may amend them without the consent of noteholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee or trustee, as applicable, the amendment will not materially and adversely affect the interests of the noteholders. The parties also may amend the transfer and servicing agreements with the consent of a majority in interest of noteholders. However, such an amendment may not reduce the percentage of the notes required to consent to an amendment, without the consent of the holders of all the outstanding notes.
SERVICING AND ADMINISTRATION
General
     The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.
Accounts
     For each trust, the administrator will establish one or more collection accounts with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.
     For any series of notes, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture. The administrator will instruct the indenture trustee concerning investment decisions.
     Each trust account will be either:
•	a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

•	a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.
     Each trust may invest sums on deposit in trust accounts in “eligible investments” which are book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:
•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association,

the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae) shall be eligible investments only if, at the time of investment, they meet the criteria of each of the rating agencies for collateral for securities having ratings equivalent to the respective ratings of the related series of notes in effect at the related closing date;
•	demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating specified by each of the rating agencies rating those notes;

•	guaranteed investment certificates issued by an institution or entity having, at the time of investment, a rating to be specified by each of the rating agencies rating those notes.

•	commercial paper having, at the time of the investment, a rating to be specified by each of the rating agencies rating those notes;

•	investments in money market funds having a rating to be specified by each of the rating agencies rating those notes (including funds for which the indenture trustee, the administrator or the trustee or eligible lender trustee, as applicable, or any of their respective affiliates is investment manager or advisor);

•	bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet above;
•	asset-backed securities, including asset-backed securities issued by affiliates, or entities formed by affiliates, of SLM Corporation, but excluding mortgage-backed securities, that at the time of investment have a rating to be specified by each of the rating agencies rating those notes, but not at a purchase price in excess of par;

•	repurchase obligations with respect to student loans serviced by the servicer or an affiliate thereof, entered into with an institution that is an eligible lender (under the FFELP) or that holds student loans through an eligible lender trustee and whose short-term debt ratings are not less than a rating to be set by the rating agencies rating those notes, provided that the applicable repurchase date shall occur no later than the business day prior to the next distribution date; and

•	any other investment which would not result in the downgrading or withdrawal of any rating of the related series of notes by any of the rating agencies as affirmed in writing to the indenture trustee.
     The administrator will prepare a monthly account reconciliation; however, there will be no independent verification of the accounts or the transaction activity therein by either the indenture trustee or the eligible lender trustee.
Servicing Procedures
     Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.
     The duties of the servicer include the following:
•	collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

•	responding to inquiries from borrowers;

•	attempting to collect delinquent payments; and

•	sending out statements and payment coupons to borrowers.
     In addition, the servicer will keep ongoing records on the loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act. It will also furnish periodic statements to the indenture trustee, the trustee or eligible lender trustee, as applicable, and the noteholders. See “—Statements to Indenture Trustee and Trust” below.
Payments on Student Loans
     The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of its receipt.
     However, for so long as no administrator default has occurred and is continuing, and any other condition to making deposits less frequently than daily as described in the related prospectus supplement is satisfied, the servicer will remit these amounts to the administrator within two business days of receipt. The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date.
     A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.
     The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.
     No servicing agreement will require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans.
Servicer Covenants
     For each trust, the servicer will agree that:
•	it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

•	it will do nothing to impair the rights of the noteholders in the trust student loans; and

•	it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferment or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLM Corporation and its affiliates.

     Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a finding by the U.S. Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.
     The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest. If the trust student loan to be purchased is a FFELP loan, the purchase price will also be calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act—currently either 98% or 100%—plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the U.S. Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust’s interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.
     In addition, the servicer will be obligated to reimburse the related trust:
•	for the shortfall, if any, between
•	the purchase amount of any qualified substitute trust student loans; and

•	the purchase amount of the trust student loans being replaced; and
•	for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.
     The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer’s purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.
Servicing Compensation
     For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:
•	a specified annual percentage of the pool balance;

•	a unit amount based on the number of accounts and other activity or event related fees;

•	any combination of these; or

•	any other formulation described in the related prospectus supplement.
     The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the notes, to the extent specified in the applicable prospectus supplement.
     The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:
•	collecting and posting all payments,

•	responding to inquiries of borrowers on the trust student loans,

•	investigating delinquencies,

•	pursuing, filing and collecting any program payments,

•	accounting for collections,

•	furnishing monthly and annual statements to the trustees, and

•	paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.
Net Deposits
     As an administrative convenience, unless the servicer must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the trustee or eligible lender trustee, as applicable, the noteholders as if all deposits, distributions and transfers were made individually.
Evidence as to Compliance
     The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer’s compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.
     The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer’s certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and the trustee or eligible lender trustee, as applicable, notice of servicer defaults under the servicing agreement.
     You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.
     The servicing agreement also will provide that, for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the servicer will provide the administrator such compliance statements, assessments and attestation reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.
Matters Regarding the Servicer
     The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.
     Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:
•	the successor to the servicer’s operations assumes in writing all of the obligations of the servicer,

•	the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

•	the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.
All expenses related to the resignation or removal for cause of any servicer will be paid solely by the servicer being replaced.

     Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to noteholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:
•	its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the U.S. Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer’s actions, or

•	any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or because of reckless disregard of its obligations and duties.
     In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.
     Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.
Servicer Default
     A servicer default under each servicing agreement will consist of:
•	any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the trustee or eligible lender trustee, as applicable;

•	any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee, the trustee or eligible lender trustee, as applicable, or the administrator or (2) to the servicer, the indenture trustee and the trustee or eligible lender trustee, as applicable, by holders of 50% or more of the notes (or the most senior notes then outstanding, if applicable);

•	the occurrence of an insolvency event involving the servicer; and

•	any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.
     An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

     A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer’s actions.
Rights Upon Servicer Default
     As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or the most senior notes then outstanding, if applicable) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the trustee or eligible lender trustee (or the subordinate noteholders, if applicable) will have the ability to remove the servicer if a default occurs while the notes (or the most senior notes then outstanding if applicable) are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.
Waiver of Past Defaults
     For each trust, the holders of a majority of the outstanding notes (or the most senior notes then outstanding, if applicable) in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders (or the most senior noteholders then outstanding, if applicable) may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders (or the senior noteholders, if applicable) have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the holder of the excess distribution certificate (or subordinate noteholders if applicable). No waiver will impair the noteholders’ rights as to subsequent defaults.
Administration Agreement
     Sallie Mae, Inc., as administrator, will enter into an administration agreement with each trust, the depositor, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

•	directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

•	preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the trustee or eligible lender trustee, as applicable, and the indenture trustee and any related U.S. federal income tax reporting information; and

•	providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.
     As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, SMI may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed SMI’s duties under the administration agreement.
     Each administration agreement will provide that SMI may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.
     The administrator may sub-contract any or all of its duties to a sub-administrator if the following conditions are met:
•	the sub-administrator assumes in writing all of the obligations of the administrator that are sub-contracted,

•	the sub-administrator covenants to comply with the requirements of the administration agreement, and

•	the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.
     All expenses related to the resignation or removal for cause of any administrator will be paid solely by the administrator being replaced.
Administrator Default
     An administrator default under the administration agreement will consist of:
•	any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

•	any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

•	any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given:
(1)	to the administrator by the indenture trustee or the trustee or eligible lender trustee, as applicable, or

(2)	to the administrator, the indenture trustee, the trustee or the eligible lender trustee, as applicable, by holders of 50% or more of the notes (or senior notes, if applicable); and
•	the occurrence of an insolvency event involving the administrator.
Rights Upon Administrator Default
     As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable), may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders, or the senior noteholders, if applicable, and not the eligible lender trustee, or the subordinate noteholders, if applicable, may remove the administrator if an administrator default occurs while the notes, or senior notes, if applicable, are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading of the notes.
Statements to Indenture Trustee and Trust
     Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and the trustee or eligible lender trustee, as applicable, as of the end of the preceding collection period. The statement will include:
•	the amount of principal distributions for each class;

•	the amount of interest distributions for each class and the applicable interest rates;

•	the pool balance at the beginning and at the end of the preceding collection period;

•	the outstanding principal amount and the note pool factor for each class of the notes for that distribution date;

•	the servicing and the administration fees for that collection period;

•	the interest rates, if available, for the next period for each class;

•	the amount of any aggregate realized losses for that collection period;

•	the amount of any note interest shortfall and note principal shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

•	the amount of any carryover servicing fee for that collection period;

•	the amount of any note interest carryover, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;

•	the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer, any seller from the trust in that collection period;

•	the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period;

•	any amounts paid to any credit enhancement provider or swap counterparty;

•	the balance of any reserve account or capitalized interest account, after giving effect to changes in the balance on that distribution date;

•	to the extent applicable, any amount of available credit enhancement drawn upon with respect to such distribution date;

•	any material modifications, extensions or waivers to the terms of the trust student loans, fees, penalties or payments during the related collection period or that cumulatively become material over time;

•	any material breaches of representations and warranties regarding the trust student loans or if any applicable triggers or asset tests are then in effect;

•	if applicable, the amount of trust student loans added during a pre-funding period (including any add-on consolidation loans) or a revolving period and the amount of any required repurchases or substitutions of trust student loans, to the extent material, and the balance of any related trust accounts as of both the prior and current distribution dates; and
•	amounts distributed to the holders of the excess distribution certificates and the uses of available funds to the extent not otherwise set forth above.
Evidence as to Compliance
     Each administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator’s compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.
     The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer’s certificate will describe the default. The administrator will agree to give the indenture trustee and trustee or eligible lender trustee, as applicable, notice of administrator defaults under the administration agreement.
     You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.
     The administration agreement also will provide that for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the administrator will provide or obtain such compliance statements, assessments and attestations reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.
TRADING INFORMATION
     The weighted average lives of the notes of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:
•	borrower default, death, disability or bankruptcy;

•	the closing of the borrower’s school;

•	the school’s false certification of borrower eligibility;

•	liquidation of the student loan or collection of the related guarantee payments; and

•	purchase of a student loan by the depositor or the servicer.
All of the student loans are prepayable at any time without penalty.
     A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.
     On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferment and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the notes.
     Some of the terms of payment that a seller offers to borrowers may extend principal payments on the notes. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated, phased-in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. The sellers also offer income-sensitive repayment plans, under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related notes could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and reduce the effective yield on student loans included in the trust.
     The servicing agreements will provide that the servicer may offer, at the request of the applicable seller or the administrator, incentive payment programs or repayment programs currently or in the future made available by that seller or the administrator. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See “Sallie Mae’s Student Loan Financing Business—Incentive Programs” in this prospectus.
     In light of the above considerations, we cannot guarantee that principal payments will be made on the notes on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.
Pool Factors
     The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of notes will be the product of:
•	the original denomination of your note; and

•	the applicable pool factor.
Noteholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See “Additional Information Regarding the Notes—Reports to Noteholders” in this prospectus.
DESCRIPTION OF THE NOTES
General
     Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.
     Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company or, if so provided in the related prospectus supplement, a nominee selected by the common depository for Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedel Bank, société anonyme, and the Euroclear System in Europe. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream, Luxembourg or Euroclear, as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream, Luxembourg or Euroclear or its nominee, as the registered holder of the notes.
Principal and Interest on the Notes
     The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined, reset rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also “Additional Information Regarding the Notes—Fixed Rate Notes” and “—Floating Rate Notes”. One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor’s exercising its option to purchase the related trust student loans.
     Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See “Additional Information Regarding the Notes—Distributions” and “—Credit Enhancement and Other Support; Derivative Instruments.”
     In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.
Call Option on the Notes
     If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes. If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. Each class of reset rate notes will be subject to the call option described under “Description of the Notes—The Reset Rate Notes—Call Option.”
Collateral Call
     If specified in the related prospectus supplement, the servicer or one of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes, subject to satisfaction of the rating agency condition. The related prospectus supplement will identify which class or classes of notes will be subject to the collateral call.
The Indenture
     The notes will be issued under and secured by an indenture entered into by the trust, the indenture trustee and, if any portion of the trust student loans are FFELP loans, the eligible lender trustee. If specified in the related prospectus supplement, the voting rights of noteholders may be limited only to the holders of the most senior class or classes of outstanding notes (except with respect to those matters requiring consent of 100% of all noteholders); and if not so specified, all noteholders will have voting rights regarding any actions requiring the consent of noteholders as set forth below.
     Modification of Indenture. With the consent of the holders of a majority of the affected notes of the related series, the indenture trustee and the trustee or eligible lender trustee, as applicable, may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of such noteholders.
     However, without the consent of the holder of each affected note, no supplemental indenture will:
•	change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

•	change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

•	change the place of payment or the payment currency for any note;

•	impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

•	reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;

•	modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;

•	reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

•	modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

•	modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

•	permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.
     The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.
     Events of Default; Rights Upon Event of Default. An “event of default” under the indenture will consist of the following:
•	a default for five business days or more in the payment of any interest on any note after it is due (or senior notes only if so provided in the related prospectus supplement);

•	a default in the payment of the principal of any note at maturity;

•	a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes, or senior notes, if applicable; or

•	the occurrence of an insolvency event involving the trust.
     The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.
     If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes, or senior notes, if applicable, may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes, or senior notes, if applicable.
     If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,
•	exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture;

•	sell those properties; or

•	elect to have the trustee or eligible lender trustee, as applicable, maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.
     However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:
•	the holders of all the outstanding notes (or senior notes, if applicable) consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes, or senior notes, if applicable, at the date of the sale, or

•	the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes (or senior notes, if applicable) had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes (or senior notes, if applicable).
     Such a sale also requires the consent of the holders of a majority of the outstanding subordinate notes, if applicable, unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such subordinate notes.
     Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.
     No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:
•	the holder previously has given to the indenture trustee written notice of a continuing event of default,

•	the holders of not less than 25% of the outstanding notes (or senior notes, if applicable), have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

•	the holder or holders have offered the indenture trustee reasonable indemnity,

•	the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding, and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes, or senior notes, if applicable.
     In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
     The indenture trustee, each seller, the depositor, the administrator, the servicer, the trustee or eligible lender trustee, as applicable, in its individual capacity, the noteholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.
     Certain Covenants. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:
•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

•	the surviving entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

•	no default will occur and be continuing immediately after the merger or consolidation,

•	the trust has been advised that the ratings of the notes would not be reduced or withdrawn as a result of the merger or consolidation, and

•	the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse U.S. federal or Delaware state tax consequences to the trust or to any holder of the notes.
     Each trust will not:
•	except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

•	claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

•	except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

•	permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.
     No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled “Formation of the Trust—The Trust.” In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.
     Indenture Trustee’s Annual Report. Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.
     Satisfaction and Discharge of Indenture. An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.
     The Indenture Trustee. The prospectus supplement will specify the indenture trustee for each series. The indenture trustee or trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the related indenture.
     The indenture trustee may resign at any time, in which event the eligible lender trustee or trustee, as the case may be, must appoint a successor. The eligible lender trustee or trustee, as the case may be, may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee or trustee, as the case may be, must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment. To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

     The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the issuing entity) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements. Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.
     The prospectus supplement will specify the principal office of each indenture trustee.
ADDITIONAL INFORMATION REGARDING THE NOTES
     Each class of notes may be fixed rate notes that bear interest at a fixed annual rate or floating rate notes that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.
Fixed Rate Notes
     Each class of fixed rate notes will bear interest at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. See “Description of the Notes—Principal and Interest on the Notes” in this prospectus.
Floating Rate Notes
     Each class of floating rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate note. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate that is an interest rate for debt instruments. See “—Determination of Indices” below for a more detailed description of potential indices and how they are calculated.
     Floating rate notes also may have either or both of the following:
•	a maximum limitation, or ceiling, on its interest rate, and

•	a minimum limitation, or floor, on its interest rate.
     In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate notes will in no event be higher than any maximum rate permitted by law.
     Each trust that issues a class of floating rate notes will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the trustee, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate notes. All percentages resulting from any calculation of the rate of interest on a floating rate notes will be rounded, if necessary, to the nearest 1/100,000 of 1%, or 0.0000001, with five one-millionths of a percentage point being rounded upward.
Auction Rate Notes
     Unless stated otherwise in the applicable prospectus supplement, the interest rate for auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described below. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each accrual period for the auction rate notes.
     Determination of Note Interest Rates. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.
     The interest rate on each class of auction rate notes will be determined periodically by means of a “Dutch Auction.” In the Dutch Auction, investors and potential investors submit orders through one or more registered broker-dealers, which have been engaged to perform this function for the related issuing entity, as to the principal amount of auction rate notes that they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent. The auction agent processes all orders submitted by these eligible broker-dealers and determines the interest rate for the upcoming accrual period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. The auction agent and broker-dealers will be listed in the applicable prospectus supplement. The prospectus supplement will also set forth the fees of the auction agent and the broker-dealers.
     In the auction, the following types of orders may be submitted:
•	“bid/hold orders”—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming accrual period;

•	“sell orders”—an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

•	“potential bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

     If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.
     The following example helps illustrate how the auction procedures are used in determining the interest rate on a class of auction rate notes.
(a)	Assumptions:

1. Denominations (Units)	=	$50,000
2. Interest period	=	28 days
3. Principal amount outstanding	=	$50 Million (1000 Units)
(b)	Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
	100 Units Sell	60 Units at 3.00%
60 Units at 3.02%	200 Units Sell	100 Units at 3.05%
100 Units at 3.10%
120 Units at 3.05%	400 Units	100 Units at 3.11%
100 Units at 3.14%
200 Units at 3.10%		200 Units at 3.15%
200 Units at 3.12%		700 Units
600 Units
     The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).
     (c) Auction agent organizes orders in ascending order

			Cumulative					Cumulative
Order	Number		Total		Order	Number		Total
Number	of Units		(Units)	Percent	Number	of Units		(Units)	Percent
1.	20	(W)	20	2.90%	7.	200	(W)	600	3.10%
2.	40	(W)	60	2.95%	8.	100	(W)	700	3.10%
3.	60	(W)	120	3.00%	9.	100	(W)	800	3.11%
4.	60	(W)	180	3.02%	10.	200	(W)	1000	3.12%
5.	100	(W)	280	3.05%	11.	100	(L)		3.14%
6.	120	(W)	400	3.05%	12.	200	(L)		3.15%

(W)	Winning Order (L) Losing Order
     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next accrual period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.
     The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming accrual period will equal the maximum auction rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming accrual period will equal the all hold rate which will be set forth in the applicable prospectus supplement.
     If a payment default on the notes has occurred (which is a failure to pay interest or principal when due and owing), the rate will be the non-payment rate that will be set forth in the related prospectus supplement.
     Maximum Auction Rate and Interest Carry-Overs. If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.
     In such event, if the interest rate for a class of auction rate notes is set at the student loan rate (which is the weighted average interest rate of the trust student loans minus the rate of administrative expenses), the excess of (a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the student loan rate were not a component of the maximum auction rate, (b) over the student loan rate will be carried over for that class of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class of auction rate notes offered for sale in an auction and the interest rate for that class of auction rate notes is set at the student loan rate, the excess of the maximum auction rate which would have been applied if the student loan rate was not a component of the maximum auction rate over the student loan rate will be carried over for that class of auction rate notes. The carry-over amount will bear interest calculated at the one-month LIBOR rate. The ratings of the notes do not address the payment of carry-over amounts or interest accrued on carry-over amounts.
     The carry-over amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a quarterly distribution date to the extent funds are available as described in the applicable prospectus supplement on that quarterly distribution date. Any carry-over amount and interest accrued on the carry-over amount so allocated will be paid to the registered owner on the record date with respect to which the carry-over amount accrued on the immediately succeeding auction rate distribution date.
     Changes in Auction Period. The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes as described in the applicable prospectus supplement. Any adjusted auction period, unless otherwise set forth in the applicable prospectus supplement, will be at least 7 days but not more than 270 days. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.
     Changes in the Auction Date. The broker-dealers may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. The broker-dealers will provide notice of their determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, each rating agency and the registered owner.
The Reset Rate Notes
     General. The applicable currency and interest rate for a class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.
     Interest. Interest will be payable on the reset rate notes on each applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:
•	if a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•	if a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method or such other day-count convention as will be set forth in the related remarketing terms determination date notice and in the related prospectus supplement. See “—Determination of Indices—Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below for a description of potential day-count conventions including Actual/Actual (ISMA).
     Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.
     Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, GBP-LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described below under “—Determination of Indices—Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below.

     Interest on a class of reset rate notes during any reset period when such reset rate notes bear interest determined pursuant to the auction procedures will be computed as described under “Additional Information Regarding the Notes—Auction—Rate Notes.”
     Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable distribution date and end on the day before the next applicable distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars, may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice as described under “—Reset Periods” below.
     Principal. In general, payments of principal will be made or allocated to any class of reset rate notes on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period a class of reset rate notes may be structured not to receive a payment of principal until the end of the reset period. If a class of reset rate notes is structured in this manner, amounts that otherwise would have been paid to the reset rate noteholders of that class as principal will instead be deposited into an accumulation account established for that class. In that case, those funds will remain in the accumulation account until the next reset date (unless there occurs, prior to that reset date, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the indenture trustee) as described in the related prospectus supplement. If structured in this manner, on each reset date, the trust will pay as a distribution of principal all amounts, less any investment earnings, on deposit in an accumulation account, including any amounts deposited on that reset date, to the reset rate noteholders of such class, or to the related swap counterparty for payment to the reset rate noteholders of such class, if the reset rate notes are then denominated in a currency other than U.S. Dollars.
     Reset Periods. During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period in between the reset dates as a “reset period”. All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the related maturity date for the applicable class of reset rate notes.
     The applicable currency and interest rate on each class of reset rate notes will be reset as of each reset date as determined by:
•	the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e. U.S. Dollars, Pounds Sterling, Euros or another currency, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.
     In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties. In the event that a class of reset rate notes is reset to bear or continues to bear a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See “—Fixed Rate Mode” below. The spread for each reset period will be determined in the manner described under “—Spread Determination Date”.
     Each reset period will be no less than three months and will always end on the day before a distribution date. The applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable remarketing terms determination date in connection with the establishment of each reset period.
     Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed below.
     Interest on each class of reset rate notes during each reset period after the initial reset period will accrue and be payable either:
•	at a floating interest rate, in which case such reset rate notes are said to be in floating rate mode, or

•	at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode, in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.
     Remarketing Terms Determination Date. The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which notice date we refer to as the “remarketing terms determination date,” unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the related reset rate noteholders whether tender is deemed mandatory or optional as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below. In consultation with the administrator, the remarketing agents will also establish the following terms for the reset rate notes on or prior to the remarketing terms determination date, which terms will be applicable during the upcoming reset period:
•	the weighted average life of that class of reset rate notes under several assumed prepayment scenarios;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denomination and additional increments;

•	if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the interest rate mode, i.e., fixed rate or floating rate;

•	the applicable currency;

•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

•	whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case generally, but not exclusively, wherever such class bears a fixed rate of interest);

•	if in floating rate mode described under “Additional Information Regarding the Notes—Auction—Rate Notes,” the applicable interest rate index or whether such rate will be determined pursuant to the auction procedures;

•	if in floating rate mode, the interval between interest rate change dates;

•	if in floating rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in floating rate mode, whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

•	if the floating rate mode is an auction rate, the auction period and the identity of the broker-dealer(s) and auction agent(s);

•	the applicable interest rate day-count basis;

•	the related all-hold rate, if applicable; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.
Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require satisfaction of the “rating agency condition,” which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.
     The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the related remarketing terms determination date.
     If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the related all-hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See “—Tender of Reset Rate Notes; Remarketing Procedures” below. If a class of reset rate notes is in foreign exchange mode either during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the related noteholders will be deemed to have tendered their reset rate notes on the related reset date, regardless of any desire by such holders to retain their ownership thereof, and no all-hold rate will be applicable.
     If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all noteholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the all-hold rate.

     If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared on the related spread determination date, all holders will retain their notes, the failed remarketing rate as previously determined in the related prospectus supplement will apply, and a reset period of three months will be established as described under “—Failed Remarketing” below.
     In addition, unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below.
     If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable holders on the related reset date at the failed remarketing rate regardless of any desire to tender their notes or any mandatory tender of their notes. With respect to any failed remarketing, the next reset period will be established as a three-month period.
     Call Option. Each class of reset rate notes will be subject, as of each reset date, to a call option, held by SLM Corporation or one of its subsidiaries, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class of reset rate notes, less all amounts distributed to the related noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust through the applicable reset date. The call option may be exercised by SLM Corporation or one of its subsidiaries by giving notice to the administrator of its exercise of the option. This notice may be given at any time during the period beginning on the first day following the distribution date immediately preceding the next applicable reset date until the determination of the related spread or fixed rate of interest on the related spread determination date or upon the declaration of a failed remarketing if declared prior to such date. If exercised, the purchase under the call option will be made effective as of the related reset date. Once notice is given, the holder of the call option may not rescind its exercise of such call option.
     If a call option is exercised, the interest rate for the related class of reset rate notes following the reset date of the purchase under the call option will be:
•	if no swap agreement was in effect for that class during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

•	if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging currency and/or basis risk for that class during the preceding reset period; and

•	a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class for one or more successive three-month reset periods at the existing call rate.
The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the related reset rate notes.
     In addition, for reset rate notes listed on the Luxembourg Stock Exchange, the administrator will notify the Luxembourg Stock Exchange of the exercise of a call option and will cause to be published a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort).
     Spread Determination Date. Three business days prior to the related reset date, which we refer to as the “spread determination date”, the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate notes that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate notes that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis and/or currency risks for the next related reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date the administrator will arrange for new or additional securities identification codes to be obtained as described under “—Reset Rate Notes—Identification Numbers” below.
     In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, Luxembourg, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream, Luxembourg’s respective procedures, the indenture trustee, the Luxembourg Stock Exchange, if the related class of reset rate notes is then listed on the Luxembourg Stock Exchange, or another applicable exchange then listing the applicable notes, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, any applicable currency exchange rate, and, if applicable, the identity of any swap counterparty or counterparties, including the floating rate (or rates) of interest to be due to each selected swap counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

     Timeline: The following chart shows a timeline of the remarketing process:

     Failed Remarketing. There will be a failed remarketing if:
•	the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

•	either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

•	one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under “—Foreign Exchange Mode” “—Floating Rate Mode” and “—Fixed Rate Mode” below;

•	the trust is unable to obtain a favorable tax opinion with respect to certain tax related matters;

•	certain conditions specified in the related remarketing agreement are not satisfied; or

•	any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.
     In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:
•	all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

•	the related reset period will be three months; and

•	any existing interest rate swap agreement will be terminated in accordance with its terms.
     In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars:
•	all holders of that class will retain their reset rate notes;

•	that class will remain denominated in the then-current non-U.S. Dollar currency;

•	each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the “extension rate”;

•	the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•	the related reset period will be three months.
     If there is a failed remarketing of a class of reset rate notes, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.
     Foreign Exchange Mode. A class of reset rate noteholders will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:
•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•	to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•	to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.
     Under any currency swap agreement between the trust and one or more swap counterparties, each related swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:
•	on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•	on or before each distribution date, (1) the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the related class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the related class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•	with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•	on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.
     In return, each related swap counterparty will receive from the trust:
•	on the effective date of such currency swap agreement for the related reset date, all secondary market trade proceeds received from purchasers of the related class of reset rate notes in the applicable currency;

•	on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterpart’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the related class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into the related accumulation account and paid to each related swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•	on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the related class of reset rate notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the related currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.
     All such currency swap agreements will terminate, generally, on the earliest to occur of:
•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding notes on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the related class of reset rate notes.
Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.
     The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate notes, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate notes. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.

     The terms of all currency swap agreements must satisfy the rating agency condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the rating agency condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.
     If the related class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the related reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the related class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the related U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.
     If a distribution date for that class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, Luxembourg, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the related reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the related noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate notes as described below, payments of interest and principal to the related reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.
     In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.
     In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.
     In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers are strongly encouraged to consult with their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate notes.
     Floating Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.
     In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the rating agency condition. The remarketing agents, in consultation with the administrator, generally will use the procedures set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.
     Principal payments on a class of reset rate notes in floating rate mode generally will be made on each applicable distribution date. However, if so provided in the related prospectus supplement, principal payments may be allocated to a related accumulation account in the manner described under “—Fixed Rate Mode” below.
     Fixed Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:
•	the applicable spread as determined by the remarketing agents on the spread determination date; and

•	the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed notes of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.
     Interest on a class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in U.S. Dollars will be computed on the basis of a 360-day year of twelve 30-day months unless the related prospectus supplement states otherwise. Interest on the related class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under “—Determination of Indices” below, or such other day-count convention as is established on the related remarketing terms determination date or in the related prospectus supplement. Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.
     Principal on a class of reset rate notes during any reset period when the class bears a fixed rate of interest, both when the class is denominated in U.S. Dollars and when in foreign exchange mode, generally is not payable on distribution dates. Instead, principal that would be payable on a distribution date will be allocated to that class of reset rate notes and deposited into the related accumulation account, where it will remain until the next reset date for that class, unless there occurs prior to the related reset date (but not earlier than the initial reset date), an optional termination of the trust, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the related indenture trustee. When the class is denominated in U.S. Dollars, all amounts then on deposit in the related accumulation account, less any investment earnings, including any allocation of principal made on the same distribution date, will be distributed as a payment in reduction of principal on that reset date to the reset rate holders, as of the related record date. When a class is denominated in foreign exchange mode, such amounts will be distributed on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related holders on that reset date, subject to any delay in payments through the applicable European clearing agencies.
     However, in the event that on any distribution date the amount, less any investment earnings, on deposit in the related accumulation account would equal the outstanding principal balance, or if in foreign exchange mode, the U.S. Dollar equivalent thereof, of the related class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the related holders, or if in foreign exchange mode, on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to related holders on or about that reset date. On such reset date the principal balance of related class of reset rate notes will be reduced to zero. Amounts, less any investment earnings, on deposit in the related accumulation account may be used only to pay principal on related class of reset rate notes, or to make payments to the related swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement, and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

     The related indenture trustee, subject to sufficient available funds therefor, will deposit into the supplemental interest account the related supplemental interest account deposit amount as described in the related prospectus supplement.
     In addition, if a class of reset rate notes is to be remarketed to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate, and such interest rate swap will be made as part of any required currency swap agreement as described in “—Foreign Exchange Mode” above. Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:
•	the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if that class is then in foreign exchange mode;

•	the related reset date of an exercise of the call option;

•	the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, including as the result of the optional purchase of the remaining trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee; or

•	the maturity date of the related class of reset rate notes.
No interest rate swap agreement with respect to a class of reset rate notes then in foreign exchange mode will terminate solely due to the declaration of a failed remarketing. Each interest rate swap agreement must satisfy the rating agency condition. No new interest rate swap agreement will be entered into by the trust for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.
     In exchange for providing a payment equal to interest at the fixed rate due to a class of reset rate notes, the related swap counterparty will be entitled to receive on each distribution date a payment from the trust, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above.
     Tender of Reset Rate Notes; Remarketing Procedures. On the date specified in the prospectus supplement, the trust, the administrator and the remarketing agents named therein will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than

15 business days prior to a remarketing terms determination date. If for any reset period a class of reset rate notes is to bear interest at an auction rate, the administrator may appoint one or more broker-dealers and auction agents.
     Unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:
•	inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and immediately following reset period, that such class of notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

•	request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such note, each as described below.
This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, Luxembourg, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.
     On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing described under “—Remarketing Terms Determination Date” above, and on the related spread determination date, unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or an exercise of the related call option has occurred, such remarketing agency agreement will be supplemented to include the other required terms of the related remarketing described under “—Spread Determination Date” above.
     On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate note. If the related class of reset rate notes are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-

day funds or procedures of Euroclear and Clearstream, Luxembourg which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent.
     If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the reset rate notes pursuant to any exercise of the call option. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate notes will be deemed to have elected to tender such note for remarketing by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.
     The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, including conditions that all of the notes subject to remarketing in fact were not called, none of the notes have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the notes have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those reset rate notes, then the remarketing agents will declare a failed remarketing, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the related failed remarketing rate.
     No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.
     Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.
     Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. Unless otherwise specified in a related prospectus supplement, on each distribution date that is one year or less prior to a reset date, available funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related supplement. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees there from, exceeds the reset period target amount as specified in the related supplement or, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in available funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in available funds for that distribution date. Also, if on any distribution date a senior security interest shortfall would exist, or if on the maturity date for any class of senior notes, available funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such senior security interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the senior notes.
Determination of Indices
     Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. If a class of notes bears interest at a fixed rate and is denominated in U.S. Dollars, interest due for any accrual period generally will be determined on the basis of a 30/360 day year. If a class of reset rate notes bears interest at a floating rate that is not LIBOR-based and/or is denominated in a currency other than U.S. Dollars, the remarketing agents, in consultation with the administrator, will set forth the applicable day-count basis for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate noteholders on the related remarketing terms determination date. The applicable day-count basis will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:
•	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•	“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•	“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:
•	where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:
(1)	the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.
     For any class of notes that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below. If the reset rate notes bear interest at a floating rate, the remarketing agents, in consultation with the administrator, and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate noteholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.
     LIBOR. LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Money line Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Money line Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.
     For this purpose:
•	“LIBOR determination date” means, for each accrual period, the second business day before the beginning of that accrual period.

•	“Money line Telerate Page 3750” means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	“Reference Banks” means four major banks in the London interbank market selected by the administrator.
     For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the

LIBOR-based notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.
     GBP-LIBOR. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000 are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period. For any GBP-LIBOR-based notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 365-day year.
     EURIBOR. Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the Reference Banks. The administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.
     For this purpose:
•	“EURIBOR determination date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

•	“Settlement Day” means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

•	“Telerate Page 248” means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	“Reference Banks” means four major banks in the Euro-zone interbank market selected by the administrator.
     For any EURIBOR-based reset rate notes, interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.
     Commercial Paper Rate. If the reset rate notes bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.
     The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:
•	If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =	N × D	x 100

360 (D × 90)
where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.
•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

     CMT Rate. If the reset rate notes bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:
•	If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

•	If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.
     The following procedures will apply if the CMT Rate cannot be determined as described above:
•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•	If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

•	If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•	If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

•	If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three leading primary United States government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.
     Federal Funds Rate. If any class of notes bears interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading “Federal Funds Rate”. The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:
•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

•	If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.
     91-day Treasury Bill Rate. If any class of notes bears interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.
     In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.
     The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.
     Prime Rate. If any class of notes bears interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”
     The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:
•	If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•	If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

•	If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.
     Auction Rate. If any class of notes bears interest based on an auction rate, the auction rate will be determined as described in “Additional Information Regarding the Notes—Auction— Rate Notes.”
     Other Indices. If the reset rate notes are reset on a reset date to pay in floating rate mode based on a non-U.S. Dollar currency other than Pounds Sterling or Euros, the administrator, in consultation with the remarketing agents, shall select an appropriate alternative interest rate index that satisfies the rating agency condition. In addition, each related prospectus supplement may also set forth additional interest rate indices and accrual methods that may be applicable for any class of reset rate notes.
Distributions
     Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of notes.
     To the extent specified in any prospectus supplement, one or more classes of notes of the trust may have targeted scheduled distribution dates on which the notes will be paid in full or in part to the extent the trust is able to issue in sufficient amount additional notes in order to pay in full or in part the original notes issued by the trust. The proceeds of such additional notes, which may be issued publicly or privately, will be applied to pay the specified class of original notes in the manner set forth in the related prospectus supplement, and the additional notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.
Credit Enhancement and Other Support
     General. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:
•	subordination of one or more classes of notes,

•	reserve accounts,

•	capitalized interest accounts,

•	cash capitalization or cash collateral accounts,

•	supplemental interest accounts,

•	investment premium purchase accounts,

•	investment reserve accounts,

•	overcollateralization,

•	letters of credit,

•	liquidity agreements,

•	pool insurance policies,

•	financial guaranty insurance policies or surety bonds,

•	repurchase bonds, or

•	any combination of the foregoing.
     The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of distributions when due and to decrease the likelihood that the noteholders will experience losses.
     Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.
Subordination of Notes
     If specified in the related prospectus supplement one or more classes of notes of a series may be subordinate notes. The rights of the holders of subordinate notes to receive distributions of principal and interest from the collection account on any distribution date will be subordinated, to the extent provided in the related prospectus supplement, to those rights of the holders of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate notes in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.
Reserve Accounts
     The related prospectus supplement will describe how amounts in any reserve account will be available to cover shortfalls in payments due on the notes. It will also describe how amounts on deposit in the reserve account in excess of the specified reserve account balance will be distributed to noteholders.

Capitalized Interest Accounts
     If specified in the related prospectus supplement, the depositor may deposit cash or eligible investments on the closing date into a capitalized interest account maintained by the indenture trustee for the purpose of providing additional available funds to pay interest on the notes for a limited time period following the closing date. Any amount remaining in the capitalized interest account at the end of such limited time period will be remitted as specified in the related prospectus supplement.
Cash Capitalization or Cash Collateral Accounts
     If specified in the related prospectus supplement, the depositor may be required to deposit cash into a cash capitalization or cash collateral account maintained by the indenture trustee for the purpose of assuring the availability of funds to pay interest on the notes. Amounts in the cash capitalization or cash collateral account will be remitted as specified in the related prospectus supplement.
Supplemental Interest Accounts
     If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable distribution date, the indenture trustee, subject to sufficient available funds therefor, will deposit into one or more supplemental interest accounts the related supplemental interest account deposit amount for the purpose of providing additional available funds to pay interest on the notes. Amounts in the supplemental interest account will be remitted as specified in the related prospectus supplement.
Investment Premium Purchase Accounts
     If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable payment date, the indenture trustee, subject to sufficient available funds therefor, will deposit amounts into the investment premium purchase account which may be utilized to purchase eligible investments at a price greater than par. Amounts in the investment premium purchase account will be remitted as specified in the related prospectus supplement.
Investment Reserve Accounts
     If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, amounts may be required to be deposited into an investment reserve account to offset the effect of a downgrade of eligible investments in a related accumulation account. Such amounts will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to classes of subordinated notes. If there are insufficient available funds following any such deposit, principal payments to subordinated notes may be delayed.
Overcollateralization
     If specified in the related prospectus supplement, subordination provisions of a trust may be used to accelerate, to a limited extent, the amortization of one or more classes of notes relative to the amortization of the related trust student loans. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of notes. This acceleration feature creates overcollateralization, which is the excess of the total principal balance of the related trust student loans, over the principal balance of the related class or classes of notes. This acceleration may continue for the life of the related notes, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.
Letters of Credit
     If specified in the related prospectus supplement, credit support for a series of notes may be provided by the issuance of a letter of credit by the bank or financial institution that is specified in such prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of notes will be set forth in the related prospectus supplement.
Liquidity Agreements
     If specified in the related prospectus supplement, credit or liquidity support for a series of notes may be provided by advances made to the issuing entity by a liquidity provider(s) under the terms and conditions of a liquidity agreement(s). The amount, frequency and other material terms of any advances made by a liquidity provider to the issuing entity related to a series of notes will be set forth in the related prospectus supplement. Disclosure regarding the identity and description of the liquidity providers, to the extent required, will be presented in the related prospectus supplement. The related prospectus supplement will also disclose the amounts and priority of payment of reimbursements, to the extent applicable, to be made by the issuing entity to the liquidity provider(s) for advances made under the terms of the related liquidity agreement(s).
Pool Insurance Policies
     If specified in the related prospectus supplement, a pool insurance policy for the trust student loans may be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related trust student loan is not covered by any guarantee agency or guarantor. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement. All required disclosure regarding the provider of such policy will be presented in the related prospectus supplement.
Financial Guaranty Insurance Policies or Surety Bonds
     If specified in the related prospectus supplement, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer specified in such prospectus supplement. All required disclosure regarding the provider of such policy or bond will be presented in the related prospectus supplement.
Repurchase Bonds
     If specified in the prospectus supplement, the depositor or servicer will be obligated to repurchase any trust student loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the trust student loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the servicer.

Swap Agreements, Cap Agreements or other Financial or Derivative Instruments;
     If so specified in the prospectus supplement relating to a series of notes, the related trust will enter into, or obtain an assignment of, one or more interest rate and/or currency swap agreements, cap agreements, floor agreements, collar agreements or liquidity agreements pursuant to which the trust will have the right to receive particular payments of interest or foreign currency, or other payments, as set forth or determined and as described in the related swap agreement, cap agreement or similar agreement, as applicable. The related prospectus supplement will describe the material terms of each such derivative agreement and the particular risks associated with the swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The prospectus supplement relating to the series of notes also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB under the Securities Act), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative instrument in accordance the provisions of Regulation AB of the Securities Act.
Insolvency Events
     Each trust agreement will provide that the trustee or eligible lender trustee, as applicable, may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all noteholders of the related series. In order to commence a voluntary bankruptcy, all noteholders must deliver to the eligible lender trustee a certificate certifying that they reasonably believe the related trust is insolvent.
Book-Entry Registration
     Investors in notes in book-entry form may, directly or indirectly, hold their notes through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream, Luxembourg or Euroclear.
     Cede & Co., as nominee for DTC, will hold one or more global notes. Unless the related prospectus supplement provides otherwise, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories, which in turn will hold these positions in the depositories’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.
     Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see “Appendix F—Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.
     DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream, Luxembourg. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
     Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee or the trustee or eligible lender trustee, as applicable, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC’s nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.
     Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.
     Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.
     DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.
     Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
     Clearstream, Luxembourg is organized under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.
     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.

     All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
     Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “U.S. Federal Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.
     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.
Reset Rate Notes
     Form and Denomination. Interests in the reset rate notes will be represented by one or more of the following types of global notes:
•	for reset rate notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a “U.S. global note certificate”); or

•	for reset rate notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a “non-U.S. global note certificate”).
     On or about the closing date for the issuance of any class of reset rate notes, the administrator on behalf of the trust will deposit:

•	a U.S. global note certificate for each class of reset rate notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

•	one or more corresponding non-U.S. global note certificates with respect to each class of reset rate notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, Luxembourg, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream, Luxembourg.
     On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).
     At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate notes. At all times, with respect to each class of reset rate notes, there will be only one U.S. and one non-U.S. global note certificate for such reset rate notes.
     Investors may hold their interests in a class of reset rate notes represented by a U.S. global note certificate only (1) directly through DTC participants, or (2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers’ securities accounts in DTC’s name on the books of its depositary.
     Investors may hold their interests in a class of reset rate notes represented by a non-U.S. global note certificate only (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers’ securities accounts in the European clearing systems’ respective names on the books of their respective depositaries.
     Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream, Luxembourg as applicable, and their respective direct and indirect participants.
     Because of time zone differences, payments to reset rate noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate noteholders holding U.S. Dollar denominated reset rate notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders’ interests are held indirectly through participants in European clearing systems.
     The reset rate notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes. With respect to reset rate notes denominated in a non-U.S. Dollar currency, the administrator will notify the Luxembourg Stock Exchange of the applicable exchange rate and denominations for each class of reset rate notes and a notice containing that information will also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort.
     On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate.
     Identification Numbers. Each related trust will apply to DTC for acceptance in its book-entry settlement systems of each class of reset rate notes denominated in U.S. Dollars and/ or will apply to Euroclear and Clearstream, Luxembourg for acceptance in their respective book-entry settlement systems of a each class or reset rate notes denominated in a currency other than U.S. Dollars. Each class of reset rate notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement.
     On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the related call option has been exercised (and not previously exercised on the immediately preceding related reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.
     Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system’s nominee as the registered holder of such global note certificate.
     Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a related reset date for which there has been a successful remarketing (or exercise of the related call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from the related swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.
     Except with respect to a related reset date, the trust expects that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system’s participants’ accounts with payments in amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trust also expects that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.
Non-U.S. Dollar Denominated Notes
     We expect to deliver notes denominated in non-U.S. Dollar currencies in book-entry form through the facilities of Clearstream, Luxembourg and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non-U.S. Dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in non-U.S. Dollar denominated notes and all transfers relating to such non-U.S. Dollar denominated notes will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.
     The distribution of non-U.S. Dollar denominated notes will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the non-U.S. Dollar denominated notes will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds.

     Owners of book-entry interests in non-U.S. Dollar denominated notes will receive payments relating to their notes in the related non-U.S. Dollar currency. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
     The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.
     Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
     Except as provided below, owners of beneficial interests in non-U.S. Dollar denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non-U.S. Dollar denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.
     We understand that investors that hold their non-U.S. Dollar denominated notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Non-U.S. Dollar denominated notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
     We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.
     You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non-U.S. Dollar denominated notes through Clearstream, Luxembourg and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
     Clearstream, Luxembourg and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.
     Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non-U.S. Dollar denominated notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Definitive Notes
     The notes of a given series will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee, only if:
•	the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the notes and the administrator is unable to locate a successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these notes.
     Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable noteholders, through DTC participants, of the availability of definitive notes. When DTC surrenders the definitive notes, the applicable trustee will reissue to the noteholders the corresponding notes as definitive notes upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive notes will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.
     However, the final payment on any definitive note will be made only upon presentation and surrender of that definitive note at the office or agency specified in the notice of final distribution.

     Definitive notes will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.
List of Noteholders
     Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.
     Three or more noteholders of any series or one or more holders of notes of that series evidencing at least 25% of the notes balance of those notes may, by written request to the trustee or eligible lender trustee, as applicable, obtain access to the list of all noteholders for the purpose of communicating with other noteholders regarding their rights under the trust agreement or under the notes.
Reports to Noteholders
     On each distribution date, the administrator will provide to noteholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under “Servicing and Administration—Statements to Indenture Trustee and Trust” in this prospectus. These statements and reports will be included with filings to be made with the SEC under the Securities Exchange Act of 1934 and the rules promulgated thereunder. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.
     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a noteholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See “U.S. Federal Income Tax Consequences” in this prospectus.
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS
Transfer of Student Loans
     Each seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trustee or eligible lender trustee, as applicable, on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to the depositor, or the transfer of those loans by us to the eligible lender trustee or trustee, as applicable, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts.
     Accordingly:
•	A financing statement or statements covering the student loans naming each seller, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that seller is deemed to be an assignment of collateral as security; and

•	A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.
     If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related trustee’s or eligible lender trustee’s, as the case may be, interest. A tax or other government lien on property of the seller or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the trustee or the eligible lender trustee, as applicable, in the student loan. Under the purchase agreement and sale agreement, however, each seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the trustee or the eligible lender trustee, as applicable, free and clear of the lien of any third party. In addition, each seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the trustee or the eligible lender trustee, as applicable. The administrator will be required to maintain the perfected security interest status by filing all requisite continuation statements.
     Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of each seller, the depositor and the servicer will be marked to indicate the sale and although, each seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the trustee or the eligible lender trustee, as applicable. If, through inadvertence or otherwise, any of the student loans were sold to another party that:
•	purchased the student loans in the ordinary course of its business,

•	took possession of the student loans, and

•	acquired the student loans for new value and without actual knowledge of the related trustee’s or eligible lender trustee’s interest, as the case may be, then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the eligible lender trustee.
Consumer Protection Laws
     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from a seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust’s rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “Servicing and Administration—Servicer Covenants” in this prospectus.
Loan Origination and Servicing Procedures Applicable to Student Loans
     FFELP Loans. The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.
     The servicer will perform collection and servicing procedures on behalf of the trusts. In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by SLM ECFC and its affiliates. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the U.S. Department of Education’s refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

     Non-FFELP Loans. If the Private Credit Loans in any trust are insured, the surety bond, including the rules and regulations for that program, imposes specific requirements and procedures for originating and servicing those student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.
     The servicer will perform collection and servicing procedures on behalf of the trusts. In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by SLM ECFC and its affiliates. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences.
Student Loans Generally Not Subject to Discharge in Bankruptcy
     Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor’s dependents.
U.S. FEDERAL INCOME TAX CONSEQUENCES
     In the opinion of Shearman & Sterling LLP, federal tax counsel to the depositor and the trust, the following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is general in nature and does not address issues that may be relevant to a particular holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in notes or currencies and traders that elect to mark-to-market their notes). In addition, this discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax), other than U.S. federal income tax considerations, that may be applicable to particular holders. Furthermore, this discussion assumes that holders hold notes as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion also assumes that, with respect to notes reflected on the books of a qualified business unit of a holder, such qualified business unit is a U.S. resident.
     This discussion is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. There are no rulings or cases on similar transactions. Moreover, the administrator does not intend to request rulings with respect to the U.S. federal income tax treatment of the notes. Thus, there can be no assurance that the U.S. federal income tax consequences of the notes described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the “IRS”) or by a court if the IRS proposes to disallow such treatment. Each trust will be provided with an opinion of federal tax counsel regarding certain U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts.
     Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a note to any holder who is not a U.S. person. As used herein, “U.S. person” means a person that is for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;

•	a corporation or partnership, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.
To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.
     For purposes of this discussion, references to the trust, the notes and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes and related terms, parties and documents applicable to that trust. References to a holder of a note generally are deemed to refer to the beneficial owner of the note.
Tax Characterization of the Trust
     Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

Tax Consequences to Holders of Notes In General
     Treatment of the Notes as Indebtedness. Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes will qualify as debt for U.S. federal income tax purposes. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for U.S. federal income tax purposes. The consequences of the notes being treated as debt for U.S. federal income tax purposes are described below. Treatment of the notes as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Noteholders are strongly encouraged to consult with their own tax advisors regarding the possibility that the notes could be treated as equity interests.
     Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the notes.
     Original Issue Discount. Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount. Qualified stated interest must be unconditionally payable at least annually. Interest on a subordinated note may not qualify under this standard because it is subject to deferral in certain circumstances. Nonetheless, absent guidance on this point, the trust does not intend to report interest on subordinated notes as other than qualified stated interest solely because of the potential interest deferral which may result from the subordination feature. Unless otherwise stated herein, the discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount, or OID, except as described forth below. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.
     A note will be treated as issued with OID if the excess of the note’s “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes, calculated using the “prepayment assumption,” if any, used in pricing the notes and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a note should be the first price at which a substantial amount of the notes is sold to persons other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a note of a series is generally equal to all payments on a note other than payments of “qualified stated interest.” Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the note. Any de minimis OID must be included in income as principal payments are received on the notes in the proportion that each such payment bears to the original principal balance of the note. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.
     If the notes are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the notes issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.
     Holders of the notes are strongly encouraged to consult with their own tax advisors regarding the impact of the OID rules in the event that notes are issued with OID. In the event a holder purchases a note issued with OID at an acquisition premium—that is, at a price in excess of its “adjusted issue price” but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than “qualified stated interest” payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.
     An initial holder who owns an interest in more than one class of notes with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.
     Market Discount. The notes, whether or not issued with original issue discount, may be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules apply if the holder purchases the note at a market discount—that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.
     Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a note issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.
     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.
     Amortizable Bond Premium. In general, if a holder purchases a note at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under "—Market Discount” over the remaining term of the note, using the prepayment assumption, if any. A holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.
     Election to Treat all Interest as OID. A holder may elect to include in gross income all interest with respect to the notes, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under “—Original Issue Discount.” This election will generally apply only to the specific note for which it was made. It may not be revoked without the consent of the IRS. Holders are strongly encouraged to consult with their own tax advisors before making this election.
     Sale or Other Disposition. If a holder of a note sells the note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the holder in income with respect to the note, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the note was held for more than one year. Capital losses generally may be used only to offset capital gains.

     Waivers and Amendments. An indenture for a series may permit noteholders to waive an event of default or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.
     Tax Consequences to Foreign Investors. The following information describes the material U.S. federal income tax treatment of investors in the notes that are foreign persons. The term “foreign person” means any person other than a U.S. person, as defined above. The IRS has recently issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors are strongly encouraged to consult with their tax advisors concerning the requirements imposed by the new regulations and their effect on the holding of the notes.
     Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax, as long as the foreign person:
•	is not actually or constructively a “10 percent shareholder” of SLM Corporation or a “controlled foreign corporation” with respect to which SLM Corporation is a “related person” within the meaning of the Code, and

•	provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person’s name and address. For beneficial owners that are individual or entities treated as corporations, this certification may be made on Form W-8BEN. If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in any of the three preceding years.
     If this interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a current rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. For a description of certain documentation requirements pertaining to such withholding tax, see “Appendix F—Global Clearance, Settlement and Tax Documentation Procedures—U.S. Federal Income Tax Documentation Requirements” in this prospectus.
     Any capital gain realized on the sale or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

•	in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

     If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished—generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.
     Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder, the amount of interest paid on, or the proceeds from the sale or other disposition of, the notes and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each noteholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a U.S. social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold at a prescribed rate from the interest otherwise payable to the noteholder, or the proceeds from the sale or other disposition of the notes, and remit the withheld amounts to the IRS as a credit against the holder’s federal income tax liability.
Special Tax Consequences to Holders of Non-U.S. Dollar Denominated Notes
     The discussion under this heading addresses the U.S. federal income tax consequences to a holder (which, as stated above, is assumed to be a U.S. person for purposes of this discussion) whose functional currency is the U.S. dollar of the ownership and disposition of notes denominated in a currency other than U.S. dollars (“foreign exchange notes”), such as reset rate notes in foreign exchange mode.
     With respect to currencies other than U.S. dollars, currency gains and losses are generally subject to special timing and characterization rules. Such rules, however, will not apply to a holder who enters into a “qualified hedging transaction.” A qualified hedging transaction is an integrated economic transaction consisting of a “qualifying debt instrument,” as defined in section 1.988-5(a)(3) of the Treasury regulations, and a “section 1.988-5(a) hedge,” as defined in section 1.988-5(a)(4) of the Treasury regulations. Generally, a qualified hedging transaction, if properly identified as an integrated economic transaction by either the U.S. holder or the IRS, is treated as a single transaction for U.S. federal income tax purposes, the effect of which is to treat a holder as owning a U.S. dollar denominated synthetic debt instrument. See “—Tax Consequences to Holders of Notes In General” above. For purposes of the discussion that follows, it is assumed that qualified hedging transactions will not be entered into with respect to foreign exchange notes.

     A holder of a foreign exchange note who uses the cash method of accounting will be required to include in income the U.S. dollar value of the applicable currency denominated interest payment determined on the date the payment is received by using the spot rate for that date regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value of the applicable currency will be the holder’s tax basis in such currency.
     A holder of a foreign exchange note who uses the accrual method will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a foreign exchange reset rate note during the applicable accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The holder will recognize ordinary income or loss with respect to accrued interest income on the date the payment in respect of such income, including a payment attributable to accrued but unpaid interest upon the sale, exchange or retirement of a foreign exchange note, is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the applicable currency denominated payment received, determined on the date the payment is received by using the spot rate for that date, in respect of the accrual period and the U.S. dollar value of interest income that has accrued during such accrual period, as discussed above.
     A holder of a foreign exchange note who uses the accrual method may elect to translate interest income into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period or taxable year, the spot rate on the date of receipt (“spot accrual convention”; the amount of such translated interest income is referred to below as the “translated amount”). A holder of a foreign exchange note that makes such an election must apply it consistently to all debt instruments held by such holder at the beginning of the first taxable year to which the election applies or thereafter acquired by such holder and cannot change the election without the consent of the IRS.
     A holder’s tax basis in a foreign exchange note will be the U.S. dollar value of the applicable currency denominated amount paid for such note determined on the date of its purchase. A holder of a foreign exchange note who purchases a foreign exchange note with previously owned non-U.S. dollar currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such holder’s tax basis in the applicable currency and the U.S. dollar fair market value of the foreign exchange note on the date of purchase.
     Gain or loss realized upon the sale, exchange or retirement of a foreign exchange note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions. As noted above, a holder of a foreign exchange note who uses the cash method of accounting will determine the holder’s interest income inclusion using the spot rate on the date of payment. In addition, currency gains or losses with respect to the principal balance of the foreign exchange notes will be recognized in amounts equal to the difference between:

•	the U.S. dollar value of the applicable currency denominated principal balance determined on the date such payment is received or the foreign exchange note is disposed of by using the spot rate for the date of receipt or disposition, and

•	the U.S. dollar value of such currency denominated principal balance determined on the date the holder acquired the foreign exchange note by using the spot rate for the date of acquisition.
     In the case of an accrual method taxpayer, gain or loss attributable to fluctuations in exchange rates will equal the sum of:
•	the difference between: (1) the U.S. dollar value of the applicable currency denominated principal balance of the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the rate for the date of receipt or disposition, and (2) the U.S. dollar value of such currency denominated principal balance of the foreign exchange note, determined on the date the holder acquired such note, by using the spot rate for the date of acquisition, and

•	the difference between: (1) the U.S. dollar value of the payment of any accrued interest on the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the date of receipt or disposition, and (2) the translated amount.
     The non-U.S. dollar currency gain or loss will be recognized only to the extent of the total gain or loss realized by a holder of a foreign exchange note on the sale, exchange or retirement of such note. Any non-U.S. dollar currency gain or loss recognized by a holder will be treated as U.S. source gain or loss. Any gain or loss realized by such a holder in excess of the non-U.S. dollar currency gain or loss will generally be capital gain or loss. Holders who realize a loss on the sale, exchange or other disposition of their foreign exchange notes (including a loss realized upon a mandatory tender of such notes on a reset date) and who repurchase such notes within 30 days should be aware that their ability to recognize the loss might be limited by section 1091 of the Code.
     Original issue discount, if any, on a foreign exchange note will be determined for any accrual period in the relevant currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis. Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of principal or the sale, exchange or retirement of a foreign exchange note), a holder will recognize exchange gain or loss to the extent of the difference between such holder’s basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the translated amount of such original issue discount, i.e., the U.S. dollar value of such payment (determined by translating any non-U.S. dollar denominated amount received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions.
     Except with respect to a holder who does not elect to amortize bond premium under section 171 of the Code, any bond premium on a foreign exchange note will be determined for an accrual period in the applicable currency, and such amount will reduce (in units of the relevant currency) the amount of interest income that the holder would otherwise report with respect to such notes. As described above, a holder who uses the cash method of accounting would translate interest income based on the spot rate on the date of receipt, and a U.S. holder who uses the accrual method of accounting would translate interest income based on the average exchange rate for the accrual period, unless such holder elected to use the spot accrual convention. Additionally, exchange gain or loss will be recognized with respect to bond premium by treating the portion of the premium amortized in an accrual period as a return of principal.
     Market discount on a foreign exchange note is also determined in the applicable currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder of a foreign exchange note who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount in the same manner as interest income accrued by a holder on the accrual basis. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a foreign exchange note received by a holder on the accrual basis.
     For a discussion of U.S. federal income tax consequences to non-U.S. holders of a note denominated in a currency other than U.S. dollars, see “—Tax Consequences to Holders of Notes in General—Tax Consequences to Foreign Investors” above.
     Reportable Transaction Disclosure Statement. Pursuant to U.S. Treasury regulations, any taxpayer who has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year in which the taxpayer participated in the reportable transaction. Reportable transactions include transactions that produce a foreign exchange loss of at least $50,000, for taxpayers that are individuals or trusts, or higher amounts, for certain other non-individual taxpayers. Holders of foreign exchange notes may be required to report on IRS Form 8886 any sale, retirement or other taxable disposition of foreign exchange notes if such holders recognize a foreign exchange loss that exceeds the threshold amounts for that holder. Holders are strongly encouraged to consult with their own tax advisors concerning the implications of the reportable transaction disclosure requirements in light of their particular circumstances.
Special Tax Consequences to Holders of Auction Rate Notes
     The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the auction procedure for setting the interest rate and other terms of auction rate notes. For a general discussion of the U.S. federal income tax accounting treatment applicable to holders of auction rate notes, holders should refer to “—Tax Consequences to Holders of Notes in General” above.
     Although not free from doubt, the reset of the interest rate and other terms of the auction rate notes through the auction procedure will not constitute a modification of the notes or a retirement and reissuance of the notes under applicable Treasury regulations. Accordingly, a holder of an auction rate note will not realize gain or loss upon an auction reset. In addition, solely for purposes of determining OID thereon, the auction rate notes will be treated as maturing on each auction date for an amount equal to their fair market value on that date, which generally will be equal to the principal amount thereof by virtue of an auction procedure, and reissued on the same date for the same value. As a consequence, the auction rate notes generally will not be treated as bearing OID solely because interest rates are set under the auction procedure, although OID could arise by virtue of the terms of the auction rate notes arrived at in the reset procedure, e.g., if the maximum rate became applicable to the auction rate notes.
     If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for federal income tax purposes, the auction rate notes could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate notes could be treated as bearing contingent interest under applicable Treasury regulations. Under such regulations, the amount treated as taxable interest to a holder of an auction rate note in each accrual period would be a hypothetical amount based upon the issuer’s current borrowing costs for comparable, noncontingent debt instruments (the “noncontingent bond method”), and a holder of an auction rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder’s prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.
Special Tax Consequences to Holders of Reset Rate Notes
     The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.
     In General. As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars (“foreign exchange reset rate notes”) are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures will constitute a retirement and reissuance of such notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars (“U.S. dollar reset rate notes”) will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion under “—Possible Alternative Treatment of the Reset Rate Notes” below, a non-

tendering holder of a U.S. dollar reset rate note will not realize gain or loss if the note continues to be denominated in U.S. dollars, and such note will be deemed to remain outstanding until the note is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate note is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the note will be treated as retired and reissued upon such reset.
     Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining OID thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.
     If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero).
     If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to holders unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price, OID, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.
     Tax Accounting for Holders of the Reset Rate Notes. For a discussion of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, holders of such notes should refer to “—Tax Consequences to Holders of Notes in General” above, and for a discussion of the U.S. federal income tax accounting treatment of foreign exchange reset rate notes, holders of such notes should refer to “—Special Tax Consequences to Holders of Non- U.S. Dollar Denominated Notes” above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion under “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above are correct but is subject to the discussion under the heading “—Possible Alternative Treatment of the Reset Rate Notes” below.
     Possible Alternative Treatment of the Reset Rate Notes. There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed under the heading “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing will result in the material modification of such notes and will give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such notes could be treated as bearing contingent interest under applicable Treasury regulations. See "—Special Tax Consequences to Holders of Auction Rate Notes” above for a discussion of such regulations.
     It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating original issue discount. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes. Treasury regulations governing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency may apply to the reset rate notes under this alternative characterization. The rules set forth in these regulations are complex and their potential application to the reset rate notes is not clear. Holders are strongly encouraged to consult with their own tax advisors regarding the tax treatment of the reset rate notes if the reset rate notes were recharacterized in the manner described in this paragraph.
EUROPEAN UNION DIRECTIVE ON THE TAXATION
OF SAVINGS INCOME
     The European Union has adopted a Directive regarding the taxation of savings income. Member states of the European Union (“Member States”) are required to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.
     The withholding tax provisions of the Directive could apply to payments on notes made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the notes will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.
STATE TAX CONSEQUENCES
     The above discussion does not address the tax treatment of the related trust, the notes, or the holders of the notes of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the notes. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes.
* * *
     The federal and state tax discussions described above may not be applicable depending upon each holder’s particular tax situation. Prospective purchasers are strongly encouraged to consult with their own tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
ERISA CONSIDERATIONS
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose certain restrictions on:
•	employee benefit plans as defined in Section 3(3) of ERISA;

•	certain other retirement plans and arrangements described in Section 4975 of the Code, including:
1.	individual retirement accounts and annuities,

2.	Keogh plans,

3.	collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code, and

4.	any other entity whose assets are deemed to be “plan assets” as a result of any of the above plans, arrangements, funds or accounts investing in such entity; and
•	persons who are fiduciaries with respect to plans in connection with the investment of plan assets.
     The term “Plans” includes the plans and arrangements listed in the first two bullet points above.

     Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of any other applicable federal or state law, materially similar to the provisions of ERISA and Section 4975 of the Code described in this prospectus. Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, the prohibited transaction rules in Section 503 of the Code will apply.
     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. A trust, the depositor, any underwriter, the trustee, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider, the auction agent or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.
     Under regulations issued by the Department of Labor called the “Plan Asset Regulations”, if a Plan makes an “equity” investment in an entity, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulations, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust.
     Unless described differently in the related prospectus supplement, the notes of each series denominated as debt should be treated as debt and not as equity interests for purposes of the Plan Asset Regulations. However, without regard to this characterization of the notes, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as the following class exemptions:
•	Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

•	PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.
     These “class exemptions” may not apply with respect to any particular Plan’s investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.
* * *
     A Plan fiduciary considering the purchase of the notes of a given series is strongly encouraged to consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as well as whether the investment is permitted under the Plan’s governing instruments.
AVAILABLE INFORMATION
     SLM Funding LLC, as the originator of each trust and the depositor, has filed with the SEC a registration statement for the notes under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement.
     You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at: 100 First Street, N.E., Washington, D.C. 20549, or at the SEC’s regional offices.
     In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 100 First Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-732-0330.
     The registration statement may also be accessed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s website located at http://www.sec.gov. The Securities Act file number for this registration statement is 333-132315.
REPORTS TO NOTEHOLDERS
     The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the notes. However, these reports may be viewed at sponsor’s website: http://www2.salliemae.com/investors/debtasset/slmsltrusts/. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.
     The trust will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reports concerning the trust are required to be delivered to the holders of the notes. These reports include (but are not limited to):
•	Reports on Form 8-K (Current Report), following the issuance of the series of notes of the related trust, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.
     Each trust will have a separate Central Index Key assigned by the SEC for the trust. Reports filed with respect to a trust with the SEC after the prospectus supplement is filed will be available under that trust’s Central Index Key, which will be a serial company number assigned to the file number of the depositor shown above.

INCORPORATION OF DOCUMENTS BY REFERENCE
     All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the notes will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.
     We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.
     Written requests for copies should be directed to SLM Funding LLC, in care of Corporate and Investor Relations, Sallie Mae, Inc., 12061 Bluemont Way, V3419, Reston, Virginia 20190. Telephone requests for copies should be directed to (703) 810-3000.
THE PLAN OF DISTRIBUTION
     The depositor, SLM, ECFC and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and/or a separate placement agreement for the notes of that series. Under the underwriting agreement, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of notes listed in the prospectus supplement.
     The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the notes described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the notes for sale directly.
     Underwriters may offer the notes to potential investors in person, by telephone, over the internet or by other means.
     Each prospectus supplement will either:
•	show the price at which each class of notes is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

•	specify that the notes will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.
     After the initial public offering of any notes, the offering prices and concessions may be changed.

     Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.
     If an underwriter creates a short position in the notes in connection with the offering—that is, if it sells more notes than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing notes in the open market.
     An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases notes in the open market to reduce the underwriters’ short position or to stabilize the price of the notes, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those notes as part of the offering.
     In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the notes to the extent that it discourages resales of the notes.
     Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.
     The underwriters may assist in resales of the notes but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the notes offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.
     This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by SLM Corporation or its affiliate after its exercise of the related call option with respect to that class.
     In connection with any remarketing of a class of reset rate notes, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.
     If SLM Corporation or one of its subsidiaries exercises its call option with respect to any class of reset rate notes previously publicly offered by any trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

     If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the related pool of trust student loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.
     Each underwriting agreement will provide that the depositor and SLM ECFC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.
     Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from one or more of the underwriters.
     Under each of the underwriting agreements for a given series of notes, the closing of the sale of any class of notes will be conditioned on the closing of the sale of all other classes.
     The place and time of delivery for the notes will appear in the related prospectus supplement.
LEGAL MATTERS
     Robert S. Lavet, Esq., General Counsel of SLM Corporation or any Deputy General Counsel or Associate General Counsel of Sallie Mae, Inc., as counsel to SLM ECFC, any other affiliates of SLM Corporation who are selling loans to the trust, the administrator, the servicer and the depositor, and McKee Nelson LLP as special counsel to SLM ECFC, any other sellers, the administrator, the sponsor, the servicer and the depositor, will give opinions on specific matters for the trust, the applicable sellers, the depositor, the servicer and the administrator.
     Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A
Federal Family Education Loan Program
General
     The Federal Family Education Loan Program, known as the FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:
•	default of the borrower;

•	the death, bankruptcy or permanent, total disability of the borrower;

•	closing of the borrower’s school prior to the end of the academic period;

•	false certification by the borrower’s school of his eligibility for the loan; and

•	an unpaid school refund.
In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.
     Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the U.S. Department of Education for between 75% and 100% of the amount of each guarantee payment.
     Four types of student loans are currently authorized under the Higher Education Act:
•	Subsidized Stafford Loans to students who demonstrate requisite financial need;

•	Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

•	Parent Loans for Undergraduate Students, known as “PLUS Loans,” to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

•	Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized student loan programs.
     Before July 1, 1994, the Higher Education Act also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.
     This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.
Legislative Matters
     The FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the Higher Education Act was amended by the Ticket to Work and Work Incentives Improvement Act of 1999, the Consolidated Appropriations Act of 2001 and Public Law 107-139 in 2002 and Public Law 108-366 in 2004.
     In 1993 Congress created the William D. Ford Federal Direct Loan Program (“FDLP”) pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under the FFELP.
     The 1998 reauthorization extended the principal provisions of the FFELP and the FDLP to October 1, 2004, which was extended through federal fiscal year 2005 by Public Law 108-366. The 1998 reauthorization, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender’s rate after special allowance payments to the 91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.
     The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.
     The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.
     Public Law 107-139 amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006 and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.
     On February 8, 2006, the President of the United States signed The Deficit Reduction Act of 2005. Included in The Deficit Reduction Act of 2005 is The Higher Education Reconciliation Act of 2005, which extends the Department of Education’s authority to provide federal insurance on loans, make subsidized loans and make consolidation loans through September 30, 2012. Several provisions of the Higher Education Act governing the FFELP were also amended, including (i) an increase in the annual Stafford loan limits for first and second year undergraduate students, (ii) the reduction of reimbursement due to servicers deemed as exceptional performers from 100% to 99%, (iii) requiring lenders to pay the Department of Education interest paid by borrowers that exceed the special allowance support levels applicable to such loans, (iv) deferment eligibility for a borrower who is on active duty and (v) the increase in forgiveness amounts for certain teachers.
     We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such additional legislation on the sponsor’s student loan program or the trust student loans.
Eligible Lenders, Students and Educational Institutions
     Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a “qualified student.” A “qualified student” is an individual who
•	is a United States citizen, national or permanent resident;

•	has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

•	is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

•	meets the financial need requirements for the particular loan program.
     Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the U.S. Department of Education must approve its eligibility under standards established by regulation.
Financial Need Analysis
     Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents’ and student’s financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student’s cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student’s costs to attend the institution to determine the student’s need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student’s “unmet need” is further reduced by the amount of Stafford Loans for which the borrower is eligible.
Special Allowance Payments
     The Higher Education Act provides for quarterly special allowance payments to be made by the U.S. Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.
     The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.
     For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:
     (1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;
     (2) subtracting the applicable borrower interest rate;
     (3) adding the applicable special allowance margin described in the table below; and
     (4) dividing the resultant percentage by 4.
     If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment

Date of First Disbursement	Special Allowance Margin
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment and Forbearance
3.10% for PLUS, SLS and Consolidation Loans
     For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:
     (1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;
     (2) subtracting the applicable borrower interest rate;
     (3) adding the applicable special allowance margin described in the table below; and
     (4) dividing the resultant percentage by 4.
     If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment and Forbearance
2.64% for PLUS and Consolidation Loans
     For student loans disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on student loans that exceeds the special allowance support levels applicable to such loans.
     Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91- day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.
Stafford Loan Program
     For Stafford Loans, the Higher Education Act provides for:

•	federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

•	federal interest subsidy payments on Subsidized Stafford Loans paid by the U.S. Department of Education to holders of the loans in lieu of the borrowers’ making interest payments; and

•	special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.
     We refer to all three types of assistance as “federal assistance”.
     Interest. The borrower’s interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months;	8% for 48 months,	3.25% for loans made
	thereafter, 91-day	then 10%	before 7/23/92 and for
	Treasury + Interest		loans made on or before
	Rate Margin		10/1/92 to new student
			borrowers; 3.10% for loans
			made after 7/23/92 and
			before 7/1/94 to borrowers
			with outstanding FFELP
			loans
From 10/01/92 through 06/30/94	91-day Treasury +	9%	3.10%
	Interest Rate
	Margin
From 07/01/94 through 06/30/95	91-day Treasury +	8.25%	3.10%
	Interest Rate
	Margin
From 07/01/95 through 06/30/98	91-day Treasury +	8.25%	2.50% (In-School, Grace or
	Interest Rate		Deferment); 3.10%
	Margin		(Repayment)
From 07/01/98 through 06/30/06	91-day Treasury +	8.25%	1.70% (In-School, Grace or
	Interest Rate		Deferment); 2.30%
	Margin		(Repayment)
From 07/01/06	6.8%	N/A	N/A
     The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:
•	the applicable maximum borrower rate
     and
•	the sum of

•	the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,
     and
•	the applicable interest rate margin.
     Under current law, Stafford Loans with a first disbursement on or after July 1, 2006 will revert to a fixed annual interest rate of 6.8%.
     Interest Subsidy Payments. The U.S. Department of Education is responsible for paying interest on Subsidized Stafford Loans:
•	while the borrower is a qualified student,

•	during the grace period, and

•	during prescribed deferment periods.
     The U.S. Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferment periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:
•	satisfaction of need criteria, and

•	continued eligibility of the loan for federal insurance or reinsurance.
     If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.
     Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the U.S. Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.
     Loan Limits. The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements. The Securities Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

	Dependent Students		Independent Students
	Subsidized and	Subsidized and	Additional	Additional	Maximum
	Unsubsidized	Unsubsidized	Unsubsidized	Unsubsidized	Annual
Borrower’s Academic	on or after	on or after	only on or after	only on or after	Total
Level	10/1/93	7/1/06	7/1/94	7/1/06	Amount
Undergraduate (per year):
1st year	$2,625	$3,500	$4,000	$4,000	$7,500
2nd year	$3,500	$4,500	$4,000	$4,000	$8,500
3rd year and above	$5,500	$5,500	$5,000	$5,000	$10,500
Graduate (per year)	$8,500	$8,500	$10,000	$12,000	$20,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$23,000	$23,000	$46,000
Graduate (including undergraduate)	$65,500	$65,500	$73,000	$73,000	$138,500
     For the purposes of the table above:
•	The loan limits include both FFELP and FDLP loans.

•	The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

•	Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the third and fourth columns. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and cannot qualify for a PLUS Loan.

•	Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

•	The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.
     Repayment. Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts and Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness. The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Securities Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.
     Grace Periods, Deferment Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.
     For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred:
•	while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

•	when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of 3 years; or

•	when the lender determines that repayment will cause the borrower “economic hardship”, as defined in the Securities Act, subject to a maximum deferment of 3 years.
     For loans with a disbursement made on or after July 1, 2001, a borrower who is serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency is eligible for deferment for up to three years. Math, science and special education teachers, with loans disbursed on or after October 1, 1998 are now eligible for increased forgiveness amounts of up to $17,500.
     Interest that accrues during a deferment is paid by the U.S. Department of Education for Subsidized Stafford Loans or deferred and capitalized for Unsubsidized Stafford Loans.
     The Higher Education Act also permits, and in some cases requires, “forbearance” periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.
PLUS and SLS Loan Programs
     The Higher Education Act authorizes (i) PLUS Loans to be made to parents of eligible dependent students and graduate and professional students and (ii) previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

     Loan Limits. PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.
     The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.
     Interest. The interest rates for PLUS Loans and SLS Loans are presented in the chart below.
     For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:
•	the applicable maximum borrower rate
and
•	the sum of:
•	the applicable 1-year Index or the bond equivalent rate of 91-day Treasury bills, as applicable,
and
•	the applicable interest rate margin.
     Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 8.5%.
     Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

		Maximum	Interest
		Borrower	Rate
Trigger Date	Borrower Rate	Rate	Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	8.5%	8.5%	N/A
     A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:
•	the borrower rate is set at the maximum borrower rate and

•	the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter or commercial paper rates, as applicable, and the applicable interest rate margin exceeds the maximum borrower rate.
     Repayment; Deferments. Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Securities Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.
Consolidation Loan Program
     The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford, PLUS and SLS Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to any eligible borrower who has eligible student loans. Under limited circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.
     Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

     To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Since January 1, 1993, married couples who agree to be jointly and severally liable may apply for one Consolidation Loan. In some cases, borrowers may enter repayment status while still in school and thereby become eligible to obtain a Consolidation Loan.
     Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25 percent.
     The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the U.S. Department of Education. All other guarantee fees may be passed on to the borrower.
     Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferment periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferment periods.
     No insurance premium or origination fee is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on

Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.
          A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.
Guarantee Agencies under the FFELP
     Under the FFELP, guarantee agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans made between October 1, 1993 and July 1, 2006, lenders are insured for 98% of principal and accrued interest. For loans disbursed after July 1, 2006, lenders are insured for 97% of principal and accrued interest.
          The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 — September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%
          After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the U.S. Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.
          To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.
     A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.
Student Loan Discharges
     FFELP loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the “wage earner” provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.
     Student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.
     If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.
Rehabilitation of Defaulted Loans
     The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation the guarantor must have received reasonable and affordable payments for 12 months, and then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher

Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.
Guarantor Funding
     In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement

Loan Processing and Origination Fee	0.40% of the principal amount guaranteed, paid by the U.S. Department of Education

Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the U.S. Department of Education

Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund

Collection Retention Fee	23% of the amount collected on loans on which reinsurance has been paid (18.5% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts
     The Securities Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor’s property and is not subject to strict limitations on its use.
U.S. Department of Education Oversight
     The Secretary of Education has oversight powers over guarantors. If the U.S. Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department’s obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

APPENDIX B
Undergraduate and Graduate Loan Programs
     The Signature Student Loans® (“Signature Student Loans”) and the EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom Program loans (collectively, “EXCEL Loans”) provide private supplemental funding for undergraduate, graduate, and health professional students. The Signature Student Loan and EXCEL Loan programs are referred to collectively as the “Undergraduate and Graduate Loan Programs.” Since the inception of the Signature Student Loan program and since 1999 for the EXCEL Loan program, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. and its affiliates have performed all application and origination functions for these loan programs on behalf of the originating lenders.
     Eligibility Requirements. The eligibility requirements for Undergraduate and Graduate Loan Programs are as follows:
•	Be enrolled or admitted at least half-time at a college or university eligible for the loan.

Note: An eligible school for the Signature Student Loan program and EXCEL Loan program is a 4- or 5-year college or university that also is eligible under the Federal Family Education Loan Program. Trade schools and 2-year schools generally are not eligible for a Signature Student Loan or EXCEL Loan. In addition, students in certificate programs are not eligible for these loan programs unless the student has already obtained a Bachelor’s Degree and is furthering his or her education through a certificate program.

•	In the case of the Signature Student Loan program, be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).

•	In the case of the EXCEL Loan program, be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as co-borrower).

•	Have all outstanding student loans in good standing (i.e., not in default).

•	Meet established credit requirements (including in some cases debt-to-income tests).

•	In most cases, be 18 years or older or apply with a creditworthy co-borrower with certain exceptions, including in the case of Signature Student Loans:
•	Nebraska residents must be 19 years old.

•	Alabama (AL) residents attending an AL school must be 17 years old, while AL residents attending a school outside of AL must be 19 years old.
•	For the EXCEL Loan program, have a valid U.S. social security number.

     Interest.
     Signature Student Loans. The interest rate for a Signature Student Loan depends on the date of disbursement and period of enrollment. The borrower’s interest rate on a Signature Student Loan is variable and currently ranges from T-Bill plus 3.10% to T-Bill plus 3.50% and from prime rate minus 0.50% to prime rate plus 6.5%. For loans first disbursed before June 1, 2004, the borrower’s interest rate resets quarterly on the first day of each January, April, July and October. For loans first disbursed on or after June 1, 2004, the borrower’s interest rate resets monthly on the first day of each month. The margin may be based on whether there is a co-borrower and/or the borrower or co-borrower’s credit history. If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history. If there is a co-borrower, the analysis is based on the co-borrower’s credit history.
     The interest rate for Signature Student Loans disbursed before June 1, 2004 is equal to the lesser of:
•	The maximum borrower interest rate allowed by law,

and

•	The sum of
•	either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

•	or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date, and

•	the applicable interest rate margin,

and is
•	Rounded to the nearest one-eighth (0.125) of one percent.
     The interest rate for Signature Student Loans disbursed on or after June 1, 2004 is equal to the lesser of:
•	The maximum borrower interest rate allowed by law,

and

•	The sum of
•	the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and

•	the applicable interest rate margin,

and is
•	Rounded to the nearest one-eighth (0.125) of one percent.

     EXCEL Loans. The borrower’s interest rate on EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate. Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.
•	The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month. Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on or about the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.
     If specified in the related promissory note, borrowers are permitted to change their interest rate option from the monthly variable interest rate to the annual variable (or vice versa) by notifying Sallie Mae by July 1, with an effective date of August 1. These loans are referred to as “Adjustable Period Loans.” A change of the borrower’s interest rate option at any other time may be granted with the consent of Sallie Mae, Inc. for a fee generally equal to 3.00% of the outstanding principal of the related student loan. The amount of any such fee will be capitalized as principal of the applicable trust student loan and included in the pool balance.
     The spreads for interest rate for EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%. All interest rates for EXCEL Loans are rounded to the nearest 0.25%. If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.
     Repayment.
     Signature Student Loan program. Borrowers typically begin to repay principal on a Signature Student Loan after the applicable grace period, which is usually six months after graduation or when the borrower falls below half-time enrollment at an eligible school. For borrowers with an eligible health student deferment, repayment begins six months after the deferment ends. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship. Interest will capitalize:
•	At commencement of repayment.

•	Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

•	Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

•	At the end of each hardship forbearance period.
     In general, each loan must be scheduled for repayment over a period of not more than 25 years after repayment begins. The Signature Student Loan program currently requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule is presented in the following chart. Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding Signature Student	Maximum Repayment
Loan Indebtedness	Terms
Less than $20,000	15 years (180 months)

$20,000-$40,000	20 years (240 months)

Greater than $40,000	25 years (300 months)
     Under the Signature Student Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.
     EXCEL Loan program. Borrowers typically begin to repay an EXCEL Loan 4 1/2 years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier. Borrowers may make an election upon applying for an EXCEL Loan to either:
•	pay principal and interest while in school;

•	pay only interest while in school; or

•	defer principal and interest while in school.
     Interest that accrues on an EXCEL Loan is capitalized at the start of repayment. An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.
     In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The EXCEL Loan program currently requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule is presented in the following chart. Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding EXCEL Loan	Maximum Repayment
Indebtedness	Terms
$500-$2,999	Up to 4 years (48 months)

$3,000-$3,999	6 years (72 months)

$4,000-$7,499	10 years (120 months)

$7,500-$9,999	15 years (180 months)

$10,000 and greater	20 years (240 months)

     Under the EXCEL Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.
     Supplemental Fees. Borrowers may be required to pay a fee at disbursement and when the loan enters repayment. For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is added to the requested loan amount. For loans disbursed prior to the 1999/2000 Academic Year, the disbursement fee was 6%. For loans disbursed during or after the 1999/2000 Academic Year, the disbursement fee is based on the borrower’s and/or co-borrower’s credit and ranges from 0% to 6%. The repayment fee or some portion of the repayment fee may be added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period. The repayment fee is based on the borrower’s and/or the co-borrower’s credit rating as well as loan losses on similarly situated loans. It currently ranges from 0% to 3%.
     The Undergraduate and Graduate Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX C
Law Loan Programs
     LAWLOANS®, LAWLOAN Private Loans(SM) and LAWLOAN Bar Study Loans, (“LAWLOANS”) and LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, EXCEL Grad Extension Loan(SM) and B&B EXCEL Custom loans (“LawEXCEL Loans”) provide private supplemental funding for law school students. The LAWLOAN and LawEXCEL Loan programs are referred to collectively as the “Law Loan Programs.” Since late 1996, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed all application and origination functions for these loan programs.
     Eligibility Requirements. The eligibility requirements for Law Loan Programs are as follows:
•	Be currently enrolled or admitted at least half-time at in a degree-granting program at an American Bar Association accredited law school program, and for an EXCEL Grad Extension Loan, must be in the final year of a law program.

•	In the case of the LAWLOAN programs, be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).

•	In the case of the LawEXCEL Loan programs, be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as co-borrower).

•	Have all outstanding student loans in good standing (i.e., not in default).

•	Meet established credit requirements.

•	For a LAWLOAN Bar Study Loan, the borrower also must be sitting for the bar exam no later than nine (9) months after graduation.

•	For the LawEXCEL Loan program, have a valid U.S. social security number.
     Interest.
     LAWLOANS. The interest rate for a LAWLOAN depends on the date of disbursement and the period of enrollment. The borrower’s interest rate on a LAWLOAN is variable and ranges from T-Bill plus 3.25% to T-Bill plus 3.50% and Prime Rate minus 0.50% to Prime Rate plus 6.0%. For loans disbursed before June 1, 2004, the borrower’s interest rate resets quarterly on the first day of each January, April, July and October. For loans disbursed on or after June 1, 2004, the borrower’s interest rate resets monthly on the first day of each month. The interest rate margin on a LAWLOAN may be based on whether there is a co-borrower and/or the borrower or co-borrower’s credit history. If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history. If there is a co-borrower, the analysis is based on the co-borrower’s credit history.

     The interest rate for LAWLOANS disbursed before June 1, 2004 is equal to the lesser of:
•	The maximum borrower interest rate allowed by law,

and

•	The sum of
•	either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result, as the “bond equivalent” rate of the most recent auction,

•	or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the change date, and

•	the applicable interest rate margin,

and is

•	Rounded to the nearest one-eighth (0.125) of one percent.
     The interest rate for LAWLOANS disbursed on or after June 1, 2004 is equal to the lesser of:
•	The maximum borrower interest rate allowed by law

and

•	The sum of
•	the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and

•	the applicable interest rate margin,

and is

•	Rounded to the nearest one-eighth (0.125) of one percent.
     LawEXCEL Loans. The borrower’s interest rate on LawEXCEL Loans can be a monthly variable or annual variable rate. Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.
•	The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month. Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on or about the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.

     The spreads for interest rate for LawEXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%. All interest rates for LawEXCEL Loans are rounded to the nearest 0.25%. If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.
     Repayment.
     LAWLOANS. Borrowers typically begin to repay principal on a LAWLOAN after the applicable grace period, which is usually nine months after graduation or when the borrower is no longer continuously enrolled at least half time at an eligible school. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, unemployment and economic hardship. Interest will capitalize:
•	At commencement of repayment.

•	Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

•	At the end of each hardship forbearance period.
     In general, each loan must be scheduled for full repayment over a period of not more than 25 years after repayment begins. The LAWLOANS Program currently requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule is presented in the following chart. Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding LAWLOANS	Maximum Repayment
Indebtedness	Terms
Less than $20,000	15 years (180 months)

$20,000-$40,000	20 years (240 months)

Greater than $40,000	25 years (300 months)
     Under the LAWLOANS Program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.
     LawEXCEL Loans. Borrowers typically begin to repay a LawEXCEL Loan 4 1/2 years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier. Borrowers may make an election upon applying for a LawEXCEL Loan to either:
•	pay principal and interest while in school;

•	pay only interest while in school; or

•	defer principal and interest while in school.

     Interest that accrues on a LawEXCEL Loan is capitalized at the start of repayment. An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Maximum Repayment
Total LawEXCEL Loan Indebtedness	Terms
$500-$2,999	Up to 4 years (48 months)

$3,000-$3,999	6 years (72 months)

$4,000-$7,499	10 years (120 months)

$7,500-$9,999	15 years (180 months)

$10,000 and greater	20 years (240 months)
          Under the LawEXCEL Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.
     In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The LawEXCEL Loan program currently requires a minimum $50.00 monthly payment per loan. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.
          Supplemental Fees. Borrowers may be required to pay a fee at disbursement and when the loan enters repayment. For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For LAWLOANS disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. The disbursement fee is based on the borrower and/or co- borrower’s credit tier and currently ranges from 0% to 11.5%. For LawEXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a co-borrower. Supplemental fees at disbursement range from 0% to 8%. For LAWLOANS and LawEXCEL Loans, the repayment fee or some portion of the repayment fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period. The repayment fee is based on the borrower’s or the co-borrower’s credit rating as well as loan losses on similarly situated loans. It currently ranges from 0% to 8%.
          The Law Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX D
MBA Loan Programs
     The MBA Loans® (“MBA Loans”) and MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom loans (“MBA EXCEL Loans”) provide private supplemental funding for students enrolled in a graduate business program. The MBA Loans and MBA EXCEL Loans programs are referred to collectively as the “MBA Loan Programs.” Since 1996 for new, non-serial loans and, since 1999 for all loans, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed the application and origination functions for this loan program on behalf of the originating lenders.
     Eligibility Requirements. The eligibility requirements for the MBA Loan Programs are as follows:
•	Be currently enrolled or admitted (including less than half-time students) in an approved graduate business program.

•	Be a U.S. citizen, national, or permanent resident without conditions and with proper evidence of eligibility; international students may apply with a creditworthy U.S. citizen or permanent resident co-borrower.

•	Meet established credit requirements.

•	For the MBA EXCEL Loan program, have a valid U.S. social security number.

•	In most cases, be 18 years or older or apply with a creditworthy co-borrower with certain exceptions, including in the case of MBA Loans:
•	Nebraska residents must be 19 years old.

•	Alabama (AL) residents attending an AL school must be 17 years old, while AL residents attending a school outside of AL must be 19 years old.
     Interest.
     MBA Loans. For MBA Loans disbursed beginning with the 1988/1989 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1. The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills. During repayment, the borrower’s rate is fixed and the index is the reported yield on 15-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.
     For MBA Loans disbursed during the 1990/1991 Academic Year and the 1991/1992 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1. The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills. During repayment, the borrower’s rate is fixed and the index is the reported yield on 10-

year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.
     For MBA Loans disbursed beginning with the 1992/1993 Academic Year, the borrower received a variable rate during the in-school, grace, and repayment periods, with resets on January 1, April 1, July 1 and October 1. The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills, the 10-year United States Treasury Bond or the 15-year United States Treasury Bond, as the case may be.
     For MBA Loans disbursed beginning with the 1996/1997 Academic Year and through the 1998/1999 Academic Year, the borrower received a variable rate during the in-school, grace and repayment periods, with resets on every January 1, April 1, July 1 and October 1. The index is the rate published weekly in The Wall Street Journal, “Credit Markets” section in the table that quotes the results as the “coupon equivalent” rate of the most recent auction of the 13-week U.S. Treasury Bills.
     For MBA Loans disbursed beginning with the 1999/2000 Academic Year and through the 2003/2004 Academic Year, the borrower received a variable rate during the in-school, grace and repayment period, with resets on January 1, April 1, July 1, and October 1. The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date.
     For MBA Loans disbursed on or after June 1, 2004, the borrower received a variable rate during the in-school, grace and repayment period, with resets monthly on the first day of each month. The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date.
     The interest rate margin for a MBA Loan may be based on whether the loan is in repayment and the borrower’s credit history. Interest rates currently range from T-Bill plus 3.25% to T-Bill plus 4.50%, 10-year Treasury Bond plus 4.50%, 15-year Treasury Bond plus 4.625%, and Prime Rate minus 1.00% to Prime Rate plus 4.00%.
     The rate for MBA Loans is equal to the lesser of:
•	the maximum borrower interest rate allowed by law, and

•	the sum of the applicable index and the applicable interest rate margin,

and is

•	rounded to the nearest one-eighth (0.125) of one percent.
     MBA EXCEL Loans. The borrower’s interest rate on MBA EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate. Both interest rates are based on the prime rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. prime rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•	The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month. Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.
     The spreads for interest rate for MBA EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75%% to plus 2.25%. All interest rates for MBA EXCEL Loans are rounded to the nearest 0.25%. If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.
     Repayment.
     MBA Loans. Borrowers typically begin to repay principal on a MBA Loan after the applicable grace period, which is usually six months after graduation or when the borrower is no longer continuously enrolled at an eligible school at least half time at an eligible school. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, unemployment, internship/residency and economic hardship. Interest will capitalize:
•	At commencement of repayment.

•	Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

•	Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

•	At the end of each hardship forbearance period.
     In general, each loan must be scheduled for repayment over a period of not more than 25 years after repayment begins. The MBA Loans Program currently requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule for the MBA Loans Program is presented below. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.
•	Prior to the 1996/1997 Academic Year, repayment terms were as follows:

•	Twelve (12) years (144 months).

•	Minimum monthly payment was $50.00 per loan program.

•	The maximum repayment excludes periods of in-school, grace, deferment and forbearance.

•	For the 1996/1997 Academic Year, repayment terms were as follows:

•	If the outstanding MBA Loan debt was $15,000 or less, the maximum repayment term was twelve (12) years (144 months).

•	If the total indebtedness exceeded $15,000, the maximum repayment term was fifteen (15) years (180 months).

•	Minimum monthly payment is $50.00 per loan program.

•	The maximum repayment excludes periods of in-school, grace, internship/residency, and forbearance.

•	For the 1997/1998 Academic Year to the present:

•	The initial repayment schedule will default to fifteen (15) years at the beginning of repayment. However, the repayment schedule may extend on a case-by-case basis to prevent default, depending on the total indebtedness as outlined below. The extended repayment option was implemented in the 2000/2001 Academic Year.

•	Repayment terms exclude periods of in-school, grace, deferment and forbearance.

•	The minimum monthly payment is $50.00 per loan program.

Total Outstanding MBA Loan	Maximum Repayment
Indebtedness	Terms
Less than $20,000	15 years (180 months)

$20,000-$40,000	20 years (240 months)

Greater than $40,000	25 years (300 months)
     Under the MBA Loans Program, borrowers may also choose a graduated repayment option.
     For loans disbursed prior to the 1997/1998 Academic Year, the borrower may receive one of the alternative graduated repayment schedules set forth below in the Select Step(SM) Repayment Plan:
•	If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period allowed is twelve (12) years, the first year (12 months) will be interest-only payments followed by eleven (11) years (132 months) of principal and interest payments.

•	If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period is fifteen (15) years, the first year (12 months) will be interest-only payments followed by fourteen (14) years (168 months) of principal and interest payments.
     The Select Step(SM) Repayment Plan also offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet eligibility requirements for this repayment option.
     MBA EXCEL Loans. Borrowers typically begin to repay a MBA EXCEL Loan 4 1/2 years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at least half time at an eligible school, whichever is earlier. Borrowers may make an election upon applying for an MBA EXCEL Loan to either:
•	pay principal and interest while in school;

•	pay only interest while in school; or

•	defer principal and interest while in school.
     Interest that accrues on an MBA EXCEL Loan is capitalized at the start of repayment. An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total Outstanding MBA EXCEL	Maximum Repayment
Loan Indebtedness	Terms
$500-$2,999	Up to 4 years (48 months)

$3,000-$3,999	6 years (72 months)

$4,000-$7,499	10 years (120 months)

$7,500-$9,999	15 years (180 months)

$10,000 and greater	20 years (240 months)
          Under the MBA EXCEL Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.
     In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The MBA EXCEL Loan programs currently require a minimum $50.00 monthly payment per loan. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.
          Supplemental Fees. Borrowers may be required to pay a fee at disbursement and when their MBA Loan enters repayment. For an MBA Loan, disbursement fees currently range from 0% to 4%. The disbursement fee is generally added to the requested loan amount. For MBA EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a co-borrower. Supplemental fees at disbursement range from 0% to 6%. For MBA Loans and MBA EXCEL Loans, the repayment fee, or some portion of that fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period. Repayment fees currently range from 0% to 4%.
          The MBA Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX E
Medical Loan Programs
     MEDLOANS®, MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans (“MEDLOANS”) and MD EXCEL, R&R EXCEL Custom, MED EXCEL Preferred, Med EXCEL Custom, R&R EXCEL Preferred, R&R EXCEL Custom, EXCEL Grad Extension Loan R&R, Dental EXCEL Preferred, and Dental EXCEL Custom loans (“MD EXCEL Loans”) provide private supplemental funding for osteopathic, allopathic, veterinary and dental students and can be used to cover education-related expenses. The MEDLOANS and the MD EXCEL Loans programs are referred to collectively as the “Medical Loan Programs.” Since 2000, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed the application and origination functions for these loan programs on behalf of the originating lenders. The MEDEX Loan, R&R EXCEL Preferred, R&R EXCEL Custom and EXCEL Grad Extension Loan R&R programs help students in their final year of medical school to cover the costs related to internship/residency interviews and relocation.
     Eligibility Requirements.
     The eligibility requirements for Medical Loan Programs are as follows:
•	Graduate student enrolled or admitted at least half-time at a medical school approved by the Association of American Medical Colleges (AAMC) (for allopathic medical students only).

•	Be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).
     The eligibility requirements for MD EXCEL Loans are as follows:
•	Graduate student enrolled at least half time in a graduate level degree granting program at an approved institution, and must be in the final year of a medical program for the EXCEL Grad Extension Loan R&R program.

•	Be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as co-borrower).

•	Meet established credit requirements.

•	In general, be of the age of majority.

•	Have a valid U.S. social security number.
     Interest
     MEDLOANS. The interest rate for MEDLOANS depends on the date of disbursement and the period of enrollment.
     The borrower’s interest rate on MEDLOANS may be fixed or variable. Prior to the 1992/1993 Academic Year, the borrower received a variable rate during the in-school and grace period, and the borrower had the option of converting to a fixed rate at the beginning of repayment. As of the 1992/1993 Academic Year, rate changes became quarterly variable, with resets on January 1, April 1, July 1 and October 1. The index is the quarterly average of the 91-day Treasury Bill (T-Bill) rounded to the nearest one-hundredth of one percent (.01%) for the quarter preceding the change date. As of the 1999/2000 Academic Year, rate changes remain quarterly variable, with resets on January 1, April 1, July 1 and October 1. The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date. As of June 1, 2004 for MEDLOANS ALP Loans, and as of August 1, 2004 for MEDEX Loans, rate changes are monthly variable with resets on the first day of each month. The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date. Interest rates currently range from 91-day T-Bill plus 2.50% to 91-day T-Bill plus 3.50% and Prime Rate to Prime Rate plus 2.00%.
     The rate for MEDLOANS is equal to the lesser of:
•	The interest rate cap as presented in the following chart

	Interest Rate Cap		Limitations on Changes in
App Year	Minimum	Maximum	Interest Ratese
1986/1987 through 1988/1989	6.00%	20.00%	Rate will not change more than 10% during each year

1989/1990 through 1990/1991	6.00%	20.00%	Rate will not change more than 10% during each year

1991/1992 to present	N/A	N/A	The rate will not exceed the maximum allowed by law
and

•	The sum of

Prior to
1992/1993		Variable (In-School and Grace)		Fixed (Repayment)
	• • •	Weekly variable. Changes each Wednesday. The index is the weekly auction of the 91-day T-Bill that occurs each Tuesday.	•	The most recent weekly average yield on United States Treasury securities adjusted to a constant maturity of 30 years published prior to the beginning of the repayment period.

As of 1992/1993	Variable (In-School and Grace)
	•	Quarterly variable.
	•	Changes January 1, April 1, July 1 and October 1.
	•	The index is the average of the weekly auctions of the 91-day T-Bill for the quarter preceding the change date.

Prior to
1992/1993		Variable (In-School and Grace)	Fixed (Repayment)
As of 1999/2000	Variable (In-School, Grace, and Repayment)
	•	Quarterly variable.
	•	Changes January 1, April 1, July 1 and October 1.
	•	The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.

As of June 1, 2004 for MEDLOANS ALP Loans, and as of August 1, 2004 for MEDEX Loans	Variable (In-School, Grace, and Repayment)
	•	Monthly variable.
	•	Changes on the first business day of each month.
	•	The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date.
and

•	The applicable interest rate margin.

and

•	Rounded to the nearest one-eighth (0.125) of one percent.
     MD EXCEL Loans. The borrower’s interest rate on MD EXCEL Loans can be a monthly variable or annual variable rate. Both interest rates are based on the prime rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.
•	The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month. Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.
     The spreads for interest rate for MD EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%. All interest rates for MD EXCEL Loans are rounded to the nearest 0.25%. If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.
     Repayment.
     MEDLOANS. Borrowers typically begin to repay a MEDLOAN within 45 days of the status end date. Borrowers are eligible for a three-year (36 month) grace period for internship/residency upon graduation. When a borrower withdraws from school or is no longer continuously enrolled at an eligible school at least half time, the borrower may be eligible for a nine-month grace period. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship. Interest will capitalize:

Prior to 1992/1993	Interest will capitalize at the beginning of repayment and at the end of any forbearance.

1993/1994 through 1997/1998	Interest will capitalize at graduation, annually until repayment begins, and at the end of any deferment or forbearance.

1998/1999 to Present	Interest will capitalize at the beginning of repayment and at the end of any deferment or forbearance.
          In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The MEDLOANS program currently requires a minimum $50.00 monthly payment per loan. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.
          Under the MEDLOANS program, borrowers may choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower:
•	For loans disbursed prior to the 1993/1994 Academic Year, the borrower may choose an alternative graduated schedule where the first year (12 months) will be interest-only payments, followed by 19 years (228 months) of principal and interest payments.

•	For loans disbursed as of the 1993/1994 Academic Year through the 2002/2003 Academic Year, the borrower may choose an alternative graduated schedule where the first three years (36 months) will be interest-only payments, followed by 17 years (204 months) of principal and interest payments.

•	For all loans, the borrower has the choice of two (2) years of interest-only payments followed by level payments for the remaining term of the loan, or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.

•	The borrower must meet certain eligibility requirements.
     MD EXCEL Loans. Borrowers typically begin to repay a MD EXCEL Loan 4 1/2 years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier. Borrowers may make an election upon applying for a MD EXCEL Loan to either:
•	pay principal and interest while in school;

•	pay only interest while in school; or

•	defer principal and interest while in school.
Borrowers are also eligible for a four year (48 month) grace period for an internship or residency upon graduation.
     Interest that accrues on a MD EXCEL Loan is capitalized at the start of repayment. An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total MD EXCEL Loan	Maximum Repayment
Indebtedness	Terms
$500-$2,999	Up to 4 years (48 months)

$3,000-$3,999	6 years (72 months)

$4,000-$7,499	10 years (120 months)

$7,500-$9,999	15 years (180 months)

$10,000 and greater	20 years (240 months)
          Under the MD EXCEL Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.
     In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The MD EXCEL Loan program currently requires a minimum $50.00 monthly payment per loan. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.
     Supplemental Fees. Borrowers may be required to pay a fee at disbursement of the loan and when their MEDLOAN enters repayment. For MEDLOANS disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. The disbursement fee currently ranges from 0% to 8%. For MD EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a co-borrower. Supplemental fees at disbursement range from 0% to 6%. For MEDLOANS and MD EXCEL Loans, the repayment fee or some portion of the fee may be added to the outstanding principal loan balance at the beginning of the repayment period. The repayment fee currently ranges from 0% to 6%.
     The Medical Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX F
Global Clearance, Settlement and
Tax Documentation Procedures
     Except in some limited circumstances, the notes offered under the related prospectus supplement will be available only in book-entry form as “Global Securities”. Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream, Luxembourg or Euroclear. The Global Securities are tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under “Additional Information Regarding the Notes—Book Entry Registration” in this prospectus) will settle in same-day funds.
     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.
     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.
     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear and as participants in DTC.
     Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
     All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.
     All non-U.S. Dollar denominated Global Securities will be held in book-entry form by a common depositary for Clearstream, Luxembourg and Euroclear in the name of a nominee to be selected by the common depositary. Investors’ interests in the non-U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream, Luxembourg or Euroclear. As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Securities on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream, Luxembourg or Euroclear.
     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
     Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and the depositor’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading on a Reset Date. Secondary market trading on a reset date will be settled as described under “Additional Information Regarding the Notes—Book-Entry Registration” in this prospectus.
     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.
     Trading between Clearstream, Luxembourg and/or Euroclear participants. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities.
     Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.
     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.
     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. In this case, Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:
•	borrowing through Clearstream, Luxembourg or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.
U.S. Federal Income Tax Documentation Requirements
     A holder of Global Securities may be subject to U.S. withholding tax (currently at 30%), or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:
•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

•	that holder takes one of the following steps to obtain an exemption or reduced tax rate:
     1. Exemption for non-U.S. person—Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).
     If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.
     2. Exemption for non-U.S. persons with effectively connected income—Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or partnership, for which the income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States).
     3. Exemption or reduced rate for non-U.S. persons resident in treaty countries— Form W-8BEN. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.
     4. Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The Global Securityholder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN, provided without a taxpayer identification number (“TIN”) and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year. Form W8-BEN provided with a TIN will generally be effective until a change in circumstances makes any information on the form incorrect.
     For these purposes, a U.S. person is:

•	a citizen or individual resident of the United States,

•	a corporation or partnership, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

•	a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.
To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.
     This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$1,082,509,000
SLM Student Loan Trust 2006-6
Issuing Entity

$501,000,000	Floating Rate Class A-1 Student Loan-Backed Notes
$280,000,000	Floating Rate Class A-2 Student Loan-Backed Notes
$254,843,000	Floating Rate Class A-3 Student Loan-Backed Notes
$ 46,666,000	Floating Rate Class B Student Loan-Backed Notes
SLM Funding LLC
Depositor
Sallie Mae, Inc.
Sponsor, Servicer and Administrator

Joint Book-Runners
Barclays Capital
Credit Suisse
Morgan Stanley

July 12, 2006
You should rely only on the information contained or incorporated by reference in this prospectus supplement and base prospectus. We have not authorized anyone to provide you with different information.
We are not offering the notes in any state or other jurisdiction where the offer is prohibited. Until October 10, 2006 (90 days after the date of this prospectus supplement), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required, if requested by a potential investor, to deliver a written copy of this prospectus supplement and base prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and base prospectus, if so requested, when acting as underwriters and with respect to their unsold allotments or subscriptions.